                                                                   EXHIBIT 10.27


                                     LEASE

                                    BETWEEN:

               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

                                      -AND-

                             BRIGHTSTAR CORPORATION

BUILDING: 1001 TECHNOLOGY WAY, LIBERTYVILLE, ILLINOIS
PREMISES:
DATE:     APRIL 21, 2004

                               TABLE OF CONTENTS

1.   LEASED PREMISES......................................................................      1
     Leased Premises......................................................................      1
     License..............................................................................      1

2.   TERM.................................................................................      1
     Term.................................................................................      1
     Delay in Occupancy...................................................................      1
     Overholding..........................................................................      2

3.   RENT.................................................................................      2
     Basic Rent...........................................................................      2
     Additional Rent......................................................................      2
     Payment - Additional Rent............................................................      2
     Recovery of Rent.....................................................................      3
     Accrual of Rent......................................................................      3
     Limitations..........................................................................      3

4.   SECURITY DEPOSIT.....................................................................      3
     Security Deposit.....................................................................      4

5.   GENERAL COVENANTS....................................................................      4
     Landlord's Convenants................................................................      4
     Tenant's Convenants..................................................................      4

6.   USE AND OCCUPANCY....................................................................      4
     Use..................................................................................      4
     Waste, etc...........................................................................      4
     Nuisance.............................................................................      4
     Overloading..........................................................................      5
     Overloading of Facilities............................................................      5
     Plumbing Facilities..................................................................      5
     Refuse...............................................................................      5
     Compliance with Law..................................................................      5
     Rules and Regulations................................................................      5
     Insurance Risk.......................................................................      6

7.   ASSIGNMENT AND SUB-LETTING...........................................................      6
     No Assignment and Subletting.........................................................      6
     Assignment of Subletting Procedures..................................................      6
     Excess Transfer Rent.................................................................      7
     Assumption of Obligations............................................................      7
     Tenant's Continuing Obligations......................................................      7
     Change of Control....................................................................      7

8.   REPAIR & DAMAGE......................................................................      8
     Landlord's Repairs to Property.......................................................      8
     Tenant's Repairs to Leased Premises..................................................      8
     Entry by Landlord....................................................................      8
     Notice by Tenant.....................................................................      9
     Damage and Destruction...............................................................      9

9.   INSURANCE AND LIABILITY..............................................................     10
     Landlord's Insurance.................................................................     10
     Tenant's Insurance...................................................................     10
     Limitation of Landlord's Liability...................................................     11
     Indemnity of Landlord................................................................     12
     Definition of "Insured Damage".......................................................     12
     Mutual Release.......................................................................     12

10.  EVENTS OF DEFAULT AND REMEDIES.......................................................     12
     Events of Default and Remedies.......................................................     12
     Payment of Rent, etc. on Termination.................................................     14

11.  ADDITIONAL PROVISIONS................................................................     15
     Common Areas.........................................................................     15
     Subordination........................................................................     15
     Certificates.........................................................................     15
     Inspection of and Access to the Leased Premises......................................     15
     Delay................................................................................     16
     Waiver...............................................................................     16
     Public Taking........................................................................     17
     Recording of Lease...................................................................     17
     Time of the Essence..................................................................     17
     Lease Entire Agreement...............................................................     17
     Notices..............................................................................     17
     Interpretation.......................................................................     18
     Extent of Lease Obligations..........................................................     18

     Limitation on Landlord Liability.....................................................     18
     Waiver of Jury Trial.................................................................     18
     Choice of Law........................................................................     18
     Brokers..............................................................................     18
     Schedules............................................................................     19
SCHEDULE "A" Legal Description of Property................................................      1
SCHEDULE "B" (Measurement of Area)........................................................      1
SCHEDULE "B1" (Approximate Location of Leased Premises is shown cross-hatched)............      1
SCHEDULE "C" Taxes Payable by Landlord and Tenant.........................................      1
SCHEDULE "D" Services and Costs...........................................................      1
SCHEDULE "E" Rules and Regulations........................................................      1
SCHEDULE "E1" Environmental Convenants....................................................      1
SCHEDULE "F" Leasehold Improvements.......................................................      1
SCHEDULE "H" Option To Renew..............................................................      1
SCHEDULE "I" LETTER OF CREDIT.............................................................      1
SCHEDULE "J" .............................................................................      2
Restrictive Covenants.....................................................................      2
SCHEDULE "K-1" ABATEMENT OF BASIC RENT....................................................      1

(11/01/03) Multi Industrial Lease (U.S.A.)

                         BASIC LEASE INFORMATION RIDER

Preamble    Date of Lease: April 21, 2004

Preamble    Landlord: THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)

Preamble    Tenant: BRIGHTSTAR CORPORATION

Section 1 "LEASED PREMISES": Space as shown on Schedule "B-1" attached hereto within that certain building (the "BUILDING") located at 1001 Technology Way, Libertyville, Illinois (the Leased Premises, the Building, together with the lands described in Schedule "A" attached hereto and present and future improvements, additions and changes thereto being herein called the "PROPERTY").

Section 1 Rentable Are of Leased Premises: 106,087 square feet, which is stipulated and agreed by the parties as having been measured in accordance with the provisions of Schedule "B" attached hereto based on Tenant's re-measurement of the Leased Premises.

Section 1 "PERMITTED NUMBER OF PARKING SPACES": 177 unreserved parking spaces and 6 reserved parking spaces at no cost to Tenant other than Additional Rent as defined herein.

Section 2 "COMMENCEMENT DATE": upon substantial completion of Landlord's Work and Tenant's Work (as described in Schedule "F"), subject to Section 2 of the Leave.

            "TERM": 10 years and a period of time equal to the Beneficial Occupancy Period to be computed from the Commencement Date, with one 5 year renewal term subject to Schedule "H" attached to this Lease.

Section 3 Basic Rent shall be abated for the Beneficial Occupancy Period of the Term. The Beneficial Occupancy Period shall be a period of 7 months unless extended in accordance with Section 2.(b) of the Lease. "BASIC RENT" for each Full Rent Year shall be as set forth in the table below. Each year commencing upon expiration of the Beneficial Occupancy Period (or a period of time equal to the Beneficial Occupancy Period after the first day of the first month following the Commencement Date if the Commencement Date is other than the first day of the month, in which event the First Full Rent Year shall include the period between the Commencement Date and the first month thereafter) or anniversary thereof is hereafter referred to as a "FULL RENT YEAR"

Full Rent Year     $/PSF        Annual         Monthly
-------------------------------------------------------
       1           $4.35     $461,478.45     $38,456.54
       2           $4.46     $473,148.02     $39,429.00
       3           $4.57     $484,817.54     $40,401.47
       4           $4.68     $496,487.15     $41,373.93
       5           $4.80     $509,217.60     $42,434.80
       6           $4.92     $521,948.04     $43,495.67
       7           $5.04     $534,678.48     $44,556.54
       8           $5.17     $548,469.79     $45,705.82
       9           $5.30     $562,261.10     $46,855.09
       10          $5.43     $576,052.41     $48,004.37

Section 4 Security Deposit: $500,000.00. Provided that there has not occurred an Event of Default under this Lease at any time prior, the Security Deposit shall be reduced: to $300,000.00 at the beginning of the second Lease Year; $100,000.00 at the beginning of the third Lease Year; and $45,000.00 at the beginning of the fourth Lease Year. Details regarding the form of the letter of credit (letter of credit versus cash) are set forth in Section 4.

Section 6 Permitted Use: general office and warehouse use, cellular phone services and production of cellular phones, and distribution services for wireless/cellular industry.

Section 11 Tenant's Address for Notices prior to delivery of the Leased Premises to Tenant:

            Brightstar U.S.
            625 Forest Edge Drive
            Vernon Hills, Illinosis 60061
            Attention: Gary Poupard

            Tenant's Address for Notices after delivery of the Leased Premises to Tenant:

            The Leased Premises

            With copies to:

            Kirkpatrick & Lockhart LLP
            Henry W. Oliver Building
            535 Smithfield Street
            Pittsburgh, PA 15222-2312
            Attention: Pierce Richardson, Esq.

            Landlord's Address for Notices:

            The Manufacturers Life Insurance Company (U.S.A.)
            1475 E. Woodfield Road
            Suite 108
            Schaumburg, Illinois 60173

            With copies to:

            Holland & Knight
            One East Broward Blvd.
            P.O. Box 14070
            Fort Lauderdale, Florida 33301
            Attention: Irwin J. Fayne, Esq.

Section 11  Tenant's Real Estate Broker: Colliers, Bennett & Kahnweiler

            Landlord's Real Estate Broker: Cushman & Wakefield

      Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the "BLI RIDER"). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, the BLI Rider shall control. Where the Lease simply supplements the BLI Rider and does not conflict directly therewith, the Lease shall control.

      IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider as of the dates below their names. In consideration of the rents, covenants and agreements hereinafter reserved and contained, the Landlord and Tenant hereby agree to all of the terms of this BLI Rider together with the Lease (including its Schedules and Exhibits) following their signatures. Capitalizied terms used in the Lease shall have the same meanings as definied in this BLI Rider unless otherwise expressly provided in the Lease.

WITNESSES (Sign and Print Name):           "LANDLORD"

Sign /s/ [ILLEGIBLE]                       MANUFACTURERS LIFE INSURANCE
     --------------------------            COMPANY (U.S.A.)
Print [ILLEGIBLE]

Sign /s/ Leigh J. Brown                    By: /s/ Bruce Pearson
     --------------------------                -------------------------------
Print LEIGH J. BROWN                       Name: Bruce Pearson
(As to Landlord)                           Title: Regional Director
                                           Dated: 4/21/04

WITNESSES (Sign and Print Name):           "TENANT"

Sign /s/ [ILLEGIBLE]                       BRIGHTSTAR CORPORATION
     --------------------------
Print [ILLEGIBLE]

Sign /s/ Andrea Brad Shaw                  By: /s/ Denise Gibson
     --------------------------                -------------------------------
Print ANDREA BRAD SHAW                     Name: DENISE GIBSON
(As to Tenant)                             Title: President & COO
                                           Dated: 4/9/04

                                    PAGE II

                                1. LEASED PREMISES

Leased Premises

(a) The Landlord does hereby demise and lease to the Tenant the Leased Premises.

License

(b) The Tenant, its employees, licensees and invitees, and all persons lawfully requiring communication with the Tenant shall have free and uninterrupted access to the Leased Premises, the Common Areas and Facilities of the Property, together with the right of the Tenant, its employees, licensees and invitees and all persons lawfully requiring communication with the Tenant, in common with the other tenants of the Property, to use the Common Areas and Facilities as from time to time are made available by the Landlord to the tenants of the Property. As used in this Lease "COMMON AREAS AND FACILITIES" mean those premises and facilities which may be designated by the Landlord from time to time in or near the Property for the general use in common of tenants, their officers, agents, employees, customers, and any other person permitted by the Tenant to be on the Property and/or the Leased Premises and shall include, without limitation, driveways, truckways, entrances, exits, hallways, loading docks, pedestrian sidewalks, ramps, exterior [and interior] stairways, landscaped areas, parking areas and lighting facilities. Notwithstanding the foregoing, Tenant shall not utilize any parking spaces other than the Permitted Number of Parking Spaces, which shall be free to Tenant during the term (other than Tenant's payment of Additional Rent as defined herein), and such use shall be on an unassigned, "first come-first served" basis during the Term, except for with respect to the six (6) reserved parking spaces in favor of Tenant, which Tenant shall be permitted to mark for Tenant's exclusive use. Such reserved spaces shall be six
(6) parking spaces that are closest to the main entrances to the Leased Premises. Tenant and its agents and employees shall not park in any spaces reserved for another tenant and clearly marked for reserved use. Landlord has and reserves the right to alter the methods used to control parking and the right to establish such reasonable controls and rules and regulations ( such as parking stickers to be affixed to vehicle) regarding parking that Landlord may deem desirable. Tenant acknowledges that Landlord will have the right to tow vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending tenant and/or owner of the vehicle. If and when so requested by Landlord, Tenant shall furnish Landlord with the license numbers of any vehicles of Tenants, its agents and employees.

                                     2. TERM

Term

(a) Tenant shall HAVE AND HOLD the Leased Premises for and during the Term.

Delay in Occupancy

(b) Landlord shall make diligent efforts to substantially complete Tenant's Work and Landlord's Work on or before the Required Completion Date. The Required Completion date is September 1, 2004 as such date is deferred by the number of days in which Landlord's Work and Tenant's Work is delayed on account of Tenant Delay, Unavoidable Delay and delays described in Section 11.(e). Notwithstanding the foregoing, in the event that, pursuant to Schedule "F", Tenant selects Robert Borg Construction to construct Tenant's Work, the Required completion Date shall be deemed to be the actual date of substantial completion of Tenant's Work. To the extent substantial completion (as defined in Schedule "F") of Landlord's Work and Tenant's Work, as such terms are defined in Schedule "F", is delayed solely on account of Tenant Delay, the Leased Premises shall nonetheless be deemed to be ready for occupancy as of the date that substantial completion of Landlord's Work and Tenant's Work would have occurred but for the Tenant Delay. As used herein, "Tenant Delay" means delays in Landlord's Work and Tenant's work attributable in any manner to any of the following: (i) changes requested by Tenant in Tenant's Work (notwithstanding Landlord's subsequent approval of any such changes); (ii) failure of Tenant to comply with any of the time requirements that are imposed on Tenant in Schedule "F"; (iii) those circumstances specifically referenced in Schedule "F" as a Tenant Delay; (iv) any other act, omission or delay by Tenant, its agents, contractors, vendors or persons employed by any of such persons which delays the substantial completion of Landlord's Work and Tenant's Work, including without limitation the presence of any such persons inside the Leased premises prior to substantial completion of Landlord's work and Tenant's Work; and (v) any "long lead" items contained in Tenant's Work which delays completion of landlord's Work and/or Tenant's Work beyond September 1, 2004 (provided, however, any "long lead" items consisting of equipment and/or materials typically incorporated in leasehold improvements at the Property or in similar projects located in Lake County, Illinois and leased for office/industrial use shall be deemed Unavoidable Delay as opposed to Tenant Delay). As used herein, "Unavoidable Delay" means delays in Landlord's Work and Tenant's Work attributable in any manner to any of the following: (i) Tenant's plans and specifications of tenant's Work reflecting any improvements that are not strictly in compliance with all applicable laws and codes, or failure in any respect of such plans and specifications to comply with requirements applicable to Landlord obtaining a building permit with respect to Tenant's Work ;(iii) the number of days between March 31, 2004 and the date this Lease is fully signed and delivered by the parties; and (iii) the number of days between March 31, 2004 and the date that Tenant notifies Landlord that it has approved of plans and specifications of Tenant's Work

(11 01 03)Multi Industrial Lease (U.S.A) submitted to Tenant for its approval. If Landlord fails to substantially complete Landlord's Work and Tenant's Work and/or fails to deliver the Leased Premises on or before the Required Completion Date, as Tenant's sole remedy, the Beneficial Occupancy Period shall be extended by a number of days equal to the total number of days that the Commencement Date is delayed beyond the Required Completion Date. Notwithstanding anything in this Lease to the contrary, in the event that the Commencement Date has not occurred on or before 4 months after the Required Completion Date, Tenant may as its sole remedy, without liability or further obligation, terminate this Lease upon written notice to Landlord, and upon Landlord's receipt of such written notice this Lease shall be of no further force or effect and any of Tenant's deposits to Landlord shall be promptly returned to Tenant.

Overholding

(c) If at the expiration of the Term or sooner terminations hereof, the Tenant shall remain in possession of the Leased Premises without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only, at the holdover percentage ( defined as 125% for each of the first 2 months of holdover and 150% for each additional month of holdover) of "Basic Rent" (as hereinafter defined) payable monthly in advance plus "Additional Rent" (as hereinafter defined) and otherwise upon and subject to the same terms and conditions as herein contained, excepting the length of the tenancy, provisions for renewal (if any) and leasehold improvement allowance (if any), contained herein, and nothing, including the acceptance of any Rent by the Landlord, for periods other than monthly periods, shall extend this Lease to the contrary, and the Tenant hereby authorizes the Landlord to apply any moneys received from the Tenant in payment of such monthly Rent. Notwithstanding the foregoing, in the event that the Tenant shall hold over after the expiration of the Term and the Landlord shall desire to regain possession of the Leased Premises promptly at the expiration of the Term, then the Landlord, at its sole option, may forthwith re-enter and take possession of the Leased Premises without process, or by any legal process in force, Tenant hereby expressly waiving any and all notices to cure or vacate or to quit the Leased Premises provided by current or future law (except for those notices specifically outlined in this Lease). Notwithstanding the foregoing, at anytime that Tenant is conducting its business in the Leased Premises, Landlord will only evict Tenant forcibly by applicable eviction proceedings. Nothing in this paragraph shall be construed as giving Tenant the right to holdover beyond expiration of the Term, and Tenant will pay to Landlord, upon request, all damages that Landlord may prove that it suffered on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant.

                                     3. RENT

Basic Rent

(a) The Tenant shall without demand, deduction or offset (except as otherwise provided herein) pay to the Landlord Basic Rent as set forth in the BLI Rider for every year during the Term. Basic Rent shall be paid in lawful money of the United States of America, in equal monthly installments as set forth in the BLI Rider. Notwithstanding the foregoing, the first payment of Basic Rent due hereunder shall be paid by Tenant within three (3) business days after the date of full execution and delivery of this Lease.

Additional Rent

(b) The Tenant shall, without deduction or right of offset (except as otherwise provided herein) pay to the Landlord yearly and every year during the Term as additional rental (herein called "ADDITIONAL RENT"):

      (i) the amount of any Taxes payable by the Tenant to the Landlord pursuant to the provisions of Schedule "C" attached hereto; and

      (ii) the amounts required to be paid by the Tenant to the Landlord pursuant to the provisions of Schedule "D" attached hereto.

Payment - Additional Rent

(c) Additional Rent shall be paid and adjusted with reference to a fiscal period of twelve (12) calendar months ("FISCAL PERIOD"), which shall be a calendar year unless the Landlord shall from time to time have selected a Fiscal Period which is not a calendar year by written notice to the Tenant. Payments of Additional Rent shall be made in equal monthly installments, each in advance on the first day of each month during the Term.

                                    PAGE II

The Landlord shall advise the Tenant in writing of its estimate of the Additional Rent to be payable by the Tenant during the Fiscal Period (or broken portion of the Fiscal Period, as the case may be, if applicable at the commencement or end of the Term or because of a change in Fiscal Period ) which commenced upon the Commencement Date and for each succeeding Fiscal Period or broken portion thereof which commences during the Term. Such estimate shall in every case be a reasonable estimate and, if requested by the Tenant, shall be accompanied by reasonable particulars of the manner in which it was calculated. The Additional Rent payable by the Tenant shall be paid in equal monthly installments in advance at same time to time, but not more than once per Fiscal Period or broken portion thereof, the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period or broken portion thereof. After the end of each such Fiscal Period or broken portion thereof the Landlord shall provide the Tenant with a statement of the actual Additional Rent payable in respect of such Fiscal Period or broken portion thereof and calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or is less than(as the case may be)the aggregate installments paid by the Tenant on account of Additional Rent for such Fiscal Period.

Within thirty (30) days after the submission of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such Fiscal Period or broken portion thereof exceeds the aggregate of the monthly payments made by it on account thereof during such Fiscal Period or broken portion thereof, or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.

Recovery of Rent

(d) In this Lease "RENT," means all amounts required to be paid by the Tenant pursuant to this Lease including without limitation Basic Rent and Additional Rent. Alternatively, if required by Landlord, Tenant shall pay Tenant's Rent obligations to Landlord by wire transfer pursuant to instructions set forth in a notice given by Landlord to Tenant.

Accrual of Rent

(e)Basic Rent and Additional Rent shall be considered as accruing from day to day and for an irregular period of less than one year or less than one calendar month shall be apportioned and adjusted by the Landlord for the Fiscal Periods of the Landlord in which the tenancy created hereby commences and expire. Where the calculation of Additional Rent for a period cannot be made until after the termination of this Lease, the obligation of the Tenant and adjust Additional Rent shall survive the termination hereof .If the Term commences or expires on any day other than the first or the last day of a month, Basic Rent and Additional Rent for such fraction a month shall be apportioned and adjusted on a per diem basis.

Limitations

(f) The information set out in statements, documents or other writings setting out the amount of Additional Rent submitted to the Tenant under or pursuant to this Lease shall be binding on the Tenant and deemed to be accepted by it and shall not be subject to amendment for any reason unless the Tenant gives written notice (the "DISPUTE NOTICE") to the Landlord within ninety (90) days of the Landlord's submission of such statement, document, or writing identifying the statement, document or writing. The Dispute Notice shall set out in reasonable detail the reason why Tenant believes such statement, document or writing is in error or otherwise should not be binding on the Tenant. If the Tenant disputes the amount of the Additional Rent as aforesaid, and if such dispute is not resolved within thirty (30) days after the Tenant delivers the Dispute Notice to the Landlord, then the Landlord shall cause an audited statement of Additional Rent to be prepared by an independent nationally recognized firm of certified public accountants reasonably acceptable to Landlord and Tenant .The statement of Additional Rent as prepared by such accountants shall be final and binding upon the parties hereto and within 15 days after delivery of such statement of Additional Rent to the parties by the accountants the Landlord and Tenant shall readjust Additional Rent as contemplated by section 3(c). The reasonable cost of preparation of such audited statement shall be paid by the tenant as Rent unless the amount of Additional Rent payable by the Tenant as set forth in such audited financial statement is atleast 4% less than the amount of Additional Rent demanded by the Landlord in accordance with the statement delivered to the Tenant pursuant to section 3(c). If the amount of Additional Rent payable by the Tenant as set forth in such audited statement is at least 4% less than the amount of Additional Rent demanded by the Landlord in its statement, then Landlord shall pay the cost of preparation of such audited statement.

                               4. SECURITY DEPOSIT

                                    PAGE III

Security Deposit

The Tenant shall pay to the Landlord on execution of this Lease by the Tenant the Security Deposit. The Security Deposit shall be paid to Landlord in the form of a letter of credit (the "Letter of Credit") in favor of Landlord in the amount of the Security Deposit. Schedule "I" attached hereto sets forth additional requirements pertaining to the Letter of Credit. Notwithstanding the foregoing, at such time as the Security Deposit is reduced to one month of Basic Rent, Tenant may elect to pay the Security Deposit in cash, and upon payment of such cash, Landlord shall return the Letter of Credit to Tenant. The Security Deposit shall stand as security for the payment by the Tenant of any and all present and future debts and liabilities of the Tenant to the Landlord and for the performance by the Tenant of all of its obligations arising under or in connection with this Lease (the "Debts, Liabilities and Obligations"). The Landlord shall not be required to keep the cash deposit separate from its general funds. In the event of the Landlord deposing of its interest in this Lease, the Landlord shall credit the deposit to its successor and thereupon shall have no liability to the Tenant to repay or return the security deposit to the Tenant. Subject to the foregoing and to the Tenant not being in default under this Lease, the Landlord shall repay or return the security deposit to the Tenant without interest within thirty (30) days of the end of the Term or sooner termination of the Lease provided that all Debts, Liabilities and Obligations of the Tenant to the Landlord are paid and performed in full, failing which the Landlord may on notice to the Tenant elect to retain the security deposit and to apply it in reduction of the Debts, Liabilities and Obligations and the Tenant shall remain fully liable to the Landlord for payment and performance of the remaining Debts, Liabilities and Obligations. Upon satisfaction of the remaining Debts, Liabilities and Obligations, Landlord shall return to Tenant any unused portion of the Security Deposit.

                              5. GENERAL COVENANTS

Landlord's Covenants

(a)   The Landlord covenants with the Tenant:

      (i) for the quiet enjoyment not interrupted by the claim of any party having or claiming through Landlord to have superior rights to those of Landlord or Tenant in the Property; and

      (ii) to observe and perform all the covenants and obligations of the Landlord herein.

Tenant's Covenants

(b)   The Tenant covenants with the Landlord:

      (i)   to pay Rent; and

      (ii) to observe and perform all the covenants and obligations of the Tenant herein.

                              6. USE AND OCCUPANCY

The Tenant covenants with the Landlord:

Use

(a) not to use the Leased Premises for any purpose other than the Permitted Use. In no event shall the Leased Premises be used in any manner that would violate the restrictive covenants set forth in Schedule "J" attached hereto. Landlord warrants and represents to Tenant that (i) Landlord has received no notice of violations of the restrictive covenants set forth in Schedule "J", and (ii) the use of the Building and the Property as contemplated by this Lease will not violate the restrictive covenants set forth in Schedule "J".

Waste, etc.

(b) not to commit, or permit, any waste, injury or damage to the Leased Premises including the Leasehold Improvements and any trade fixtures therein, provided that ordinary wear and tear and damage by fire and other casualty shall not be considered waste, injury or damage for purposes of this covenant;

Nuisance

(c) not to do or omit to do or permit to be done or omitted anything upon or in respect of the Leased Premises, the doing or omission of which, as the case may be, shall be or result in any nuisance or menace to the Landlord, other tenants of the Property or occupants of adjoining and/or neighboring lands and premises and without limiting the foregoing, the Tenant shall not keep in, on or around the Leased Premises any animals, birds or other pets; and that no machinery shall be used on the Leased Premises which shall cause any undue vibration in or to the Leased Premises, and if the Landlord, acting

                                     PAGE IV
reasonably, shall complain that any machinery or operation thereof in or on the Leased Premises is a nuisance to it or others, upon receiving notice thereof, the Tenant will immediately cease such nuisance;

Overloading

(d) not to bring upon the Leased Premises or any part thereof, any machinery, equipment, article or thing that by reason of its weight, size, or use might, in the opinion of the Landlord, acting reasonably, damage the Leased Premises and will not at any time overload the floors of the Leased Premises , and that if any damage is caused to the Leased Premises by any machinery, equipment, article or thing or by overloading, or by any person having business with the Tenant, the Tenant shall forthwith repair the same or pay to the Landlord the cost of repairing the same;

Overloading of Facilities

(e) not to install any equipment which would exceed or overload capacity of the utility facilities to the Leased Premises and agrees that if any equipment installed by the Tenant shall require additional utility facilities, the same shall be installed, if available, and subject to the Landlord's prior written approval thereto (which approval may not be unreasonably withheld, conditioned or delayed), at the Tenant's sole cost and expense in accordance with plans and specifications to be approved in advance by the Landlord, in writing (which approval may not be unreasonably withheld, conditioned or delayed);

Plumbing Facilities

(f) not to use the plumbing facilities (if any) in the Leased Premises for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by the Tenant, as Rent, payable to Landlord within thirty (30) days after Tenant's receipt of written invoice therefor;

Refuse

(g) not to use any outside garbage or other containers, other than appropriate dumpsters and/or trash compactors which Tenant shall locate in Tenant's loading dock, or allow any ashes, refuse, garbage or other loose or objectionable material to accumulate in or about the Leased Premises, and will at all times keep the Leased Premises in a clean and tidy condition and shall immediately before the termination of the Term, wash the floors, windows, doors and woodwork of the Leased Premises. Provided further the Tenant will not store or cause to be stored outside the Leased Premises, any of its inventory, stock-in-trade, or row materials;

Compliance with law

(h) to comply at its own expense with all governmental laws, regulations and requirements from time to time pertaining to the Leased Premises or the occupation and use thereof, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed by or on behalf of the Tenant therein and the making by the Tenant of any repairs, replacements, alterations, additions, changes or improvements therein. Tenant's obligation to comply with the foregoing shall exclude structural alterations or replacements to the Building shell unless such alterations or repairs are necessitated by Tenant's particular use of the Leased Premises including without limitation alternations made by or on behalf of Tenant. Landlord shall perform all structural alternations or replacements to the Building shell as required by governmental laws, regulations and requirements except for any such alterations or replacements for which Tenant is responsible pursuant to the immediately preceding sentence. Notwithstanding the foregoing, Landlord shall be responsible for correcting any violations of law with respect to the Leased Premises that exist as of the date of substantial completion of Landlord's Work and Tenant's Work whether or not the parties have knowledge of such violations;

Rules and Regulations

(i) to observe and perform, and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe and perform, the Rules and Regulations contained in Schedule "E" hereto, and such further and other reasonable rules and regulations and amendments and additions therein as may hereafter be made by the Landlord and notified in writing to the Tenant, except that no change or addition may be made that is inconsistent with this Lease unless as may be required by governmental regulation. The imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-discriminate in the enforcement of such Rules and Regulations.

                                     PAGE V

Insurance Risks

(j) not to do, omit or permit to be done or omitted to be done upon the Property anything which would cause to be increased the Landlord's cost of insurance or the costs of insurance of another tenant of the Property against perils as to which the Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation.

                         7. ASSIGNMENT AND SUB-LETTING

No Assignment and Subletting

(a) The Tenant covenants that it will not assign this Lease or sublet all or any part of the Leased Premises or mortgage or encumber this Lease or the Leased Premises or any part thereof, or suffer or permit the occupation of all or any part thereof by others (each of which is a "TRANSFER") without the prior written consent of the Landlord, which consent the Landlord covenants not to unreasonably withhold, condition or delay as to any assignee, subtenant or occupant (the "TRANSFEREE") who is in a satisfactory financial condition, agrees to use the Leased Premises for those purposes permitted hereunder, or any other lawful purpose reasonably acceptable to Landlord, and is otherwise satisfactory to the Landlord, acting reasonably, subject to the Landlord's right of termination arising under this section. This prohibition against a Transfer shall be construed to include a prohibition against any Transfer by operation of law.

Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to assign this Lease or sublet the Leased Premises or a portion thereof without Landlord's consent to an entity ("CONTROLLED TENANT") (i) resulting from the merger of the originally named Tenant with, or acquisition (including all or substantially all of the assets or stock) by or of, another company, provided such Controlled Tenant shall have a tangible net worth not less than the tangible net worth of Tenant as of the date of this Lease or (ii) which may acquire all or substantially all the ownership interests in Tenant (e.g., capital stock, partnership or membership interests, etc.), provided such Controlled Tenant shall have a tangible net worth not less than the tangible net worth of Tenant as of the date of this Lease or (iii) any company that is and remains throughout the Lease Term an affiliate of Tenant. As used in the immediately preceding sentence, an affiliate is a company that either directly or through one or more intermediaries controls Tenant, is controlled by Tenant or which is controlled by a company that likewise controls Tenant. In connection with any such assignment, Tenant shall provide written notice of the assignment to the Landlord and cause the Controlled Tenant to execute and deliver to Landlord an agreement whereby the Controlled Tenant agrees to be bound by all the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, and whereby the Controlled Tenant agrees that the provisions of this paragraph shall be binding upon it as if it were the original Tenant hereunder. Together with its required notice to Landlord regarding the proposed transfer to a Controlled Tenant, Tenant shall provide Landlord with supporting documentation confirming to Landlord's reasonable satisfaction that the transferee is, in fact, a Controlled Tenant. Notwithstanding the foregoing, in no event shall the Tenant be released from liability for the obligations under the Lease upon a transfer to a Controlled Tenant.

Assignment or Subletting Procedures

(b) The Tenant shall not effect a Transfer (other than a Transfer to a Controlled Tenant) unless:

      (i) it shall have received or procured a bona fide written offer to take an assignment or sublease which would not breach any provision of this Lease if this section is complied with and which the Tenant has determined to accept subject to this section being complied with, and

      (ii) it shall have requested and obtained the consent in writing of the Landlord thereto.

Any request for consent shall be in writing and accompanied by a copy of the offer represented in writing delivered to Landlord on behalf of the Tenant to be true and complete, and the Tenant shall furnish to the Landlord all information reasonably available to the Tenant and requested by the Landlord as to the responsibility, financial standing and business of the proposed Transferee. Notwithstanding the provisions of subsection 7(a), within twenty (20) days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder and which was reasonably available to Tenant, the Landlord shall notify Tenant in writing whether it will consent to the proposed transfer. Alternatively, Landlord has the right upon written notice of termination submitted to the Tenant within the above mentioned twenty (20) day period, if the request is to assign this Lease or sublet the whole of the Leased Premises for all or substantially all of the Term, to cancel and terminate this Lease, or if the request is to sublet a part of the Leased Premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in the notice of termination which shall be not less than

                                     PAGE VI
sixty (60) days or more than ninety (90) days following the giving of such notice. In such event the Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with such notice of termination and the provisions of this Lease, and Basic Rent and Additional Rent shall be apportioned and paid to the date of surrender and, if a part only of the Leased Premises is surrendered, Basic Rent and Additional Rent shall after the date of surrender abate with respect to the portion of the Leased Premises surrendered. If such consent shall be given the Tenant may effect the Transfer only upon the material terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. If Landlord fails to respond to Tenant's request for consent within the above mentioned fifteen (15) day period. Tenant shall be entitled to send Landlord a reminder notice, and if Landlord fails to respond with five (5) days after receipt of such reminder notice, Tenant may effect the Transfer only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. Any consent shall be given without prejudice to the Landlord's rights under the Lease and shall be limited to the particular Transfer in respect of which it was given and shall not be deemed to be an authorization for or consent to any further or other Transfer. Landlord's right to recapture the Leased Premises as set forth in this Section shall be inapplicable to a Transfer to a Controlled Tenant.

Excess Transfer Rent

(c) In the event the Landlord consents to any Transfer, the Tenant shall pay to the Landlord, as and when amounts on account are due or paid by the Transferee to the Tenant, 50% of all excess Transfer rents (hereinafter called the "Excess Transfer Rent"), if any, as Rent. The Excess Transfer Rent shall be determined by subtracting from all gross revenue received by the Tenant from the Transferee and attributable to the Transfer:

      (i) the Rent paid by the Tenant to the Landlord during the term of the Transfer; and

      (ii) any reasonable and customary out of pocket transaction costs incurred by the Tenant in connection with such Transfer including attorney's fees, brokerage commissions, cash inducements and alteration costs (which transaction costs shall be amortized on a straight line basis over the term of the Transfer).

The Tenant agrees to promptly furnish such information with regard to the Excess Transfer Rent as the Landlord may request from time to time.

Assumption of Obligations

(d) No Transfer shall be effective unless the Transferee shall execute and agreement in a form that is reasonably acceptable to Landlord, assuming all the obligations of the Tenant hereunder, and shall have paid to the Landlord its reasonable out-of-pocket expenses in connection with legal and other consultants.

Tenant's Continaning Obligations

(e) The Tenant agrees that any consent to a Transfer shall not thereby release the Tenant of its obligations hereunder.

Change of Control

(f) If the Tenant or occupant of the Leased Premises at any time is a corporation, it is acknowledged and agreed that the transfer of the majority of the issued capital stock of the corporation or the transfer or issuance of any capital stock of the corporation sufficient to transfer effective voting control of the corporation to others than the shareholder or shareholders having effective effective voting control of the corporation immediately prior to such transfer or issuance, shall be deemed for all purposes of this Section 7 to be a Transfer and, accordingly such Transfer shall be subject to the provisions of this Section 7 prohibiting assignment of this Lease unless the prior written consent of the Landlord is first obtained, which consent Landlord shall not unreasonably withhold, condition or delay, and the Landlord shall have all of the same rights and obligations in respect thereof as though any such transfer or issuing of shares or proposed transferring or issuing of shares were a Transfer; provided, however, that this Section 7(f) shall not apply to, and no consent of Landlord shall be required with respect to, (i) a public offering of stock by Tenant, or (ii) a transaction with a Controlled Tenant. This subsection 7(f) shall not apply to the Tenant if and for so long as the Tenant is a corporation whose shares are listed and traded on any recognized stock exchange in Canada or the United States.

                                    PAGE VII

                               8. REPAIR & DAMAGE

Landlord's Repairs to Property

(a) (i) The Landlord shall, at all times throughout the Term, keep the Common Areas and Facilities of the Property in a good and reasonable state of repair and decoration, and shall, if necessary, replace all or a part of the Common Areas and Facilities, such maintenance, repair and replacement to be undertaken and completed by Landlord within a reasonable period of time (provided, however, the foregoing shall not be construed to require that Landlord hire overtime workers). The Landlord covenants with the Tenant, at all times throughout the Term, to keep in a good and reasonable state of repair and, if necessary, to replace as expeditiously as reasonably feasible,

         (A) standard demising walls and structural elements of the Building (including the roof and all elements thereof (other than installations by Tenant pursuant to "M-2"), and structural elements of floors, ceilings and foundations),

         (B) exterior walls of the Building,

         (C) electrical and mechanical installations located outside the Leased Premises, and

         (D) utility lines and connections, water mains and gas mains that are within the Property but outside of the Leased Premises and serving the Property.

         The Landlord shall also repair and, if necessary, replace as expeditiously as reasonably feasible any "Insured Damage" (as herein defined). The Landlord shall in no event be required to make repairs or replacements to Leasehold Improvements made by the Tenant, or by the Landlord on behalf of the Tenant or another tenant, unless such repairs or replacements become necessary as a result of the wrongful or negligent acts or omissions of Landlord, its employees, agents or representatives, or to make repairs to ordinary wear and tear within the Leased Premises. Notwithstanding the foregoing, Landlord agrees to make necessary repairs and replacements to HVAC equipment serving the Leased Premises during a period of one year following substantial completion of Landlord's Work and Tenant's Work.

    (ii) The cost of any repairs or replacements made by the Landlord shall be included in Operating Costs (as herein defined), subject to the terms and limitations set forth on Schedule "D" attached hereto.

Tenant's Repairs to Leased Premises

(b) The Tenant shall, at its sole cost and expense and at all times throughout the Term (except insofar as the obligation to maintain, repair and/or replace rests upon the Landlord pursuant to the provisions of subsection 8(a) or elsewhere in this Lease including Landlord's warranty with respect to HVAC as more particularly set forth in Schedule "F"), keep and maintain the interior of the Leased Premises and every part thereof in good order and repair as would a prudent tenant, reasonable wear and tear and damage by fire or other casualty excepted to the extent provided in Section 8, and provided that this obligation shall not extend to structural elements. Additionally, Tenant at its sole cost and expense shall be responsible for maintaining, repairing and if necessary replacing any utility, mechanical and other equipment and/or installations located outside the Leased Premises that are solely for the benefit of Tenant's use of the Leased Premises.

      To the extent that any portion of the heating, air conditioning and ventilation system serves solely and is located inside the Leased Premises, the Tenant shall procure and maintain, at Tenant's sole cost and expense, a contract, with copies to the Landlord, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Leased Premises.

Entry by Landlord

(c) It shall be lawful for the Landlord and its agents at all reasonable times during the Term during normal business hours to enter the Leased Premises to inspect the condition thereof upon giving twenty-four (24) hours prior verbal notice (however no notice shall be required or restriction as to hours of entry be applicable in case of emergency). Landlord and its agents shall use commercially reasonable efforts to avoid interfering with or disrupting Tenant's business or its use of the Leased Premises during such entry

                                    PAGE VIII
and inspection. Where an inspection reveals that repairs or replacements are necessary, the Landlord shall give to the Tenant notice in writing, and within a commercially reasonable time thereafter the Tenant will forthwith proceed to make all necessary repairs or replacements as required under this Lease in a good and workmanlike manner to the reasonable satisfaction of Landlord. The failure by the Landlord to give notice shall not relieve the Tenant from any of its obligations to repair or replace in accordance with the provisions hereof. Provided further that if the Tenant refuses or neglects to repair as required pursuant to the provisions of subsection 8(b) hereof within a commercially reasonable time, the Landlord may, but shall not be obligated to, after five (5) days prior written notice to Tenant, make such repairs or replacements and the Tenant shall pay Landlord the cost for making such repairs and replacements within fifteen (15) days after receiving an invoice from the Landlord, plus a sum equal to ten percent (10%) thereof for overhead, as Rent. The Tenant agrees that the making of any repairs or replacements by the Landlord pursuant to this subsection 8(c) is not a re-entry or a breach of any covenant for quiet enjoyment contained in this Lease. Landlord's entry in the Leased Premises and performance of any repairs or replacements shall be made in such a manner as will prevent unreasonable interference with Tenant's business and use of the Leased Premises; provided, however, this shall not be construed to require Landlord to perform repairs during Tenant's non-business hours.

Notice by Tenant

(d) The Tenant shall, when it becomes aware of same, notify the Landlord of any damage to, or deficiency or defect in any part of the Leased Premises, and any equipment or utility systems, or any installation located therein, notwithstanding the fact that the Landlord may have no obligation with respect to same.

Damage and Destruction

(e) It is agreed between the Landlord and the Tenant that:

      (i) in the event of damage to the Property or to any part thereof, if in the reasonable opinion of the Landlord and Tenant the damage is such that the Leased Premises or any part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of ten
            (10) days, then

            (A) unless the damage was caused by the fault of negligence of the Tenant or its employees, agents or invitees, from the date of occurrence of the damage and until the Leased Premises are again reasonably capable for use and occupancy by Tenant for the Permitted Use, the Rent payable pursuant to this Lease shall abate in proportion to the part or parts of the Leased Premises not reasonably capable of such use and occupancy, and

            (B) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in subsections 8(a) and 8(b)) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason by damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed by Tenant acting with reasonable diligence;

      (ii) if the damage is such that the Leased Premises are rendered untenantable, in whole or in part, and if, in the opinion of the Landlord, the damage cannot be repaired with reasonable diligence within one hundred and eighty (180) days from the happening of the damage, then the Landlord may, within thirty (30) days after the date of the damage, terminate this Lease by notice to the Tenant. Upon the Landlord giving such notice, this Lease shall be terminated as of the date of the damage and the Rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of the damage;

      (iii) the Landlord shall not be required to use plans and specifications and working drawings used in the original construction of the Building and nothing in this subsection requires the Landlord to rebuild the Building in the condition and state that existed before the damage, but the Building, as rebuilt, will have reasonably similar facilities and services to those in the Building prior to the damage; and

      (iv) if premises whether of the Tenant or other tenants of the Property comprising in the aggregate half or more of the total number of square feet of rentable area in the Property or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed

                                     PAGE IX
            by any cause and if in the reasonable opinion of the Landlord the damage cannot reasonably be repaired within one hundred and eighty
            (180) days after occurrence thereof, then the Landlord may, be written notice to the Tenant given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in subsections 8(a) and 8(b), and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within sixty
            (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under Section 8(e)(i)).

      (v) Notwithstanding anything herein to the contrary, in the event Landlord does not complete its required restoration of the Leased Premises within 365 days after the occurrence of the damage or destruction, Tenant shall be entitled to terminate this Lease by giving Landlord written notice of intent to terminate within twenty
            (20) days after expiration of such 365 day period. However, if at any time Landlord believes it will be unable to complete restoration within such 365 day period, it shall be entitled to notify Tenant in writing of the Landlord's estimated time frame for completion of restoration and if Tenant fails to cancel this Lease by notice of cancellation given to Landlord within twenty (20) days following Landlord's written notice, such 365 day period shall automatically be extended to the last day of Landlord's estimated time frame

                           9. INSURANCE AND LIABILITY

Landlord's Insurance

(a) The Landlord shall take out and keep in force during the Term insurance with respect to the Property except for the "Leasehold Improvements" (as hereinafter defined) in the Leased Premises. The insurance to be maintained by the Landlord shall be in respect of perils and in amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonable prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by the Landlord, and whose opinion shall be conclusive. Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the Property, the perils to be insured against by the Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils. The insurance to be maintained by the Landlord shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim over which the insurer might otherwise be entitled against the Tenant or the agents or employees of the Tenant.

Tenant's Insurance

(b) The Tenant shall take out and keep in force during the Term:

    (i) comprehensive general public liability insurance on an all occurrence basis with respect to the business carried on in or from the Leased Premises and the Tenant's use and occupancy of the Leased Premises and of any other part of the Property, with coverage for any one occurrence or claim of not less than Three Million Dollars ($3,000,000) or such other amount as the Landlord may reasonably require not earlier than one year after delivery of the Leased Premises to Tenant and upon not less than one (1) month's notice at any time during the Term, which insurance shall include the Landlord as a named insured and shall contain a cross liability clause protecting the Landlord in respect of claims by the Tenant as if the Landlord were separately insured;

    (ii) insurance in respect of fire and such other perils as are from time to time in the usual extended coverage endorsement covering the Leasehold Improvements, trade fixtures, and the furniture and equipment in the Leased Premises for not less than 80% of the full replacement cost thereof, and which insurance shall include the Landlord as a named insured as the Landlord's interest may appear;

    (iii) broad form boiler and machinery insurance on a blanket and replacement basis with limits for each accident in an amount not less than the full (new) replacement cost of the Leasehold Improvements and of all boilers, pressure vessels, heating, air conditioning and ventilating equipment and miscellaneous electrical and mechanical apparatus owned or operated by the Tenant or by others on behalf of the Tenant in the Leased Premises or exclusively serving the Leased Premises;

                                     PAGE X

      (iv) business interruption insurance in an amount that will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against under Sections 9(b)(i), (ii) and (iii) and other perils commonly insured against by prudent owners, or attributable to prevention of access to the Leased Premises for a period of at least twelve months; and

      (v) insurance against such other perils and in such amounts as the Landlord may from time to time reasonably require upon not less than ninety (90) days' written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property.

All insurance required to be maintained by the Tenant shall be on terms and with insurers reasonably satisfactory to the Landlord, provided that deductibles shall be in amounts not in excess of $10,000.00 except as provided below. Each policy shall contain: (A) a waiver by the insurer of any rights of subrogation or indemnity or any other claim over to which insurer might otherwise be entitled against the Landlord or the agents or employees of the Landlord, (B) a cross liability clause and (C) an undertaking by the insurer that no material change adverse to the Landlord or the Tenant will be made, and the policy will not lapse or be cancelled, except after not less than thirty (30) days' written notice to the Landlord of the intended change, lapse or cancellation. The Tenant shall furnish to the Landlord, annually and if and whenever requested by it, certificates or other evidences acceptable to the Landlord as to the insurance from time to time effected by the Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Tenant's Leasehold Improvements, trade fixtures, furniture and equipment, and if the Landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequent increase in coverage required under this subsection 9(b). If the Tenant shall fail to take out, renew and keep in force such insurance, or if the evidences submitted to the Landlord are unacceptable to the Landlord, acting reasonably (or no such evidences are submitted within a reasonable period after request therefor by the Landlord), then the landlord may give to the Tenant written notice requiring compliance with this subsection 9(b) and specifying the respects in which the Tenant is not then in compliance with this subsection 9(b). If the Tenant does not within seventy-two (72) hours provide appropriate evidence of compliance with this subsection 9(b), the Landlord may (but shall not be obligated to) obtain some or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses reasonably incurred by the Landlord in obtaining such insurance to the Landlord within thirty (30) days after Tenant's receipt of an invoice from Landlord.

Notwithstanding anything to the contrary contained herein, provided Tenant maintains a tangible net worth of $100,000,000.00 or more and delivers to Landlord in advance of each Lease Year during which Tenant desires to self-insure financial statements evidencing such net worth, Tenant shall be entitled to maintain such deductibles in its general liability insurance as Tenant desires; provided, however, Tenant agrees to at all times (i) indemnify and hold harmless Landlord, its employees and agents from any loss or injury which would have been covered had Tenant not maintained any deductibles and (ii) put Landlord, its employees and agents in as good a condition as they would have enjoyed had Tenant not maintained any deductibles. Landlord and Tenant agree that the provisions of this section (e) allowing Tenant to self insure shall apply only to the original Tenant under this Lease, and shall not apply to any subsequent transfer by any transferee recognized as successor to original Tenant.

Limitation of
Landlord's
Liability

(c) The Tenant agrees that the Landlord shall not be liable for any bodily injury to or death of any person, or loss or damage to any property belonging to the Tenant or its employees, invitees or licensees or any other person in, on or about the Property unless resulting from the actual wilful misconduct of the Landlord or its own employees, agents or contractors. In no event shall the Landlord be liable for any damage, including indirect, special or consequential damage, which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any), unless the damage results from the wilful misconduct of the Landlord or its employees, agents or contractors, or for any such damage caused by anything done or omitted by any other tenant. The foregoing indemnity shall not, however, excuse Landlord from liability to third parties resulting from the negligence of Landlord its agents and employees.

                                    PAGE XI

Indempity of Landlord

(d) Except with respect to claims or liabilities in respect of any damage which is Insured Damage to the extent of the cost of repairing such Insured Damage, the Tenant agrees to indemnify and save harmless the Landlord in respect of:

      (i) all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work (excepting work performed by or on behalf of Landlord) at the Leased Premises or any act or omission of the Tenant or any assignee, sub-tenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities reasonably incurred by the Landlord in connection with or arising out of all such claims, including the reasonable expense of any action or proceeding pertaining thereto; and

      (ii) any loss, cost, (including, without limitation, reasonable lawyers' fees and disbursements), expense or damage actually suffered by the Landlord arising from any breach by the Tenant of any of its convenants and obligations under this Lease.

Definition of "Insured Damage"

(e) For purposes of this Lease, "INSURED DAMAGE" means that part of any damage occurring to the Property of which the entire cost of repair (or the entire cost of repair other than deductible amount properly collectable by the Landlord as part of the Additional Rent) is actually recovered by the Landlord under a policy or policies of insurance from time to time effected by the Landlord or Tenant pursuant to Section 9.

Mutual Release

(f) Each of the parties (the "RELEASING PARTY") hereby releases the other party from any damage occurring to the property of the releasing party, to the extent that the cost of repair (or the cost of repair other than deductible amount properly collectable by the releasing party) is actually recovered by the releasing party under a policy or policies of insurance from time to time effected pursuant to applicable requirements of this Lease or which would have been recoverable under such policies had they been maintained by the releasing party.

                       10. EVENTS OF DEFAULT AND REMEDIES

Events of Default and Remedies

(a) In the event of the happening of any one of the following events, each an "EVENT OF DEFAULT":

      (i) the Tenant shall have failed to pay an installment of Rent or any other amount payable hereunder when due, and such failure shall be continuing for a period of more than ten (10) days after written notice thereof (provided, however, Landlord shall not be required to provide such notice more than twice in any 12 month period, and commencing with the third failure to pay Rent on the due date thereof in any 12 month period, Tenant shall automatically be deemed in default of this Lease without the necessity of Landlord having given Tenant notice thereof);

      (ii) there shall be a default of or with any condition, convenant, agreement or other obligation other than those referred to in Sections 10(a)(iii), (iv), (v), (vi) and (vii) below on the part of the Tenant to be kept, observed or performed hereunder (other than the obligation to pay Rent or any other amount of money) and such default shall be continuing for a period of more than fifteen (15) days after written notice by the Landlord to the Tenant specifying the default and requiring that it be cured (however, such 15 day period shall be extended for such additional time as is reasonably necessary for cure of the default provided that Tenant diligently pursues cure);

      (iii) if any policy of insurance upon the Property or any part thereof from time to time effected by the Landlord shall be canceled or is about to be canceled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, sub-tenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises in violation of this Lease and the Tenant within a reasonable time after receipt of notice in writing from the Landlord

                                    PAGE XII
                        shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

                  (iv) the Leased Premises shall, without the prior written consent of the Landlord, be used by any other persons than the Tenant, a Controlled Tenant or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease;

                  (v) the balance of the Term of this Lease or substantially all of the goods and chattels of the Tenant located in the Leased Premises, shall at any time be seized in execution or attachment, and the claim or judgment leading to such seizure is not dismissed or satisfied within thirty (30) days; or

                  (vi) the Tenant or a Controlled Tenant occupying all or a portion of the Leased Premises shall make any assignment for the benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence; or a trustee, receiver or receiver-manager or agent or other like person shall be appointed of any of the assets of the Tenant or a Controlled Tenant occupying all or portion of the Leased Premises;

                  then, the Landlord shall have the following rights and remedies all of which are cumulative and not alternative and not to the exclusion of any other additional rights and remedies in law or equity available to the Landlord by statute or otherwise. Notwithstanding anything herein to the contrary, at anytime that Tenant is conducting its business in the Leased Premises, Landlord will only evict Tenant forcibly by applicable eviction proceedings. Further, notwithstanding anything contained in this Lease to the contrary, Landlord expressly waives any right, whether statutory or otherwise, to lien, levy, distress or distrain any of the following: (a) any intellectual property rights of Tenant (or any affiliate of Tenant), including without limitation any patent rights, copyrights, industrial property, trade marks, trade secrets, know how or similar property rights, regardless of the medium on which such property rights are contained, (b) any software used by Tenant or any of its affiliates, (c) the contents of any desks and credenzas, (d) any computer hardware used by the Tenant (including without limitation personal computers and servers), and (e) any switches or other inventory products of Tenant (or any component parts thereof), or any demonstration or evaluation materials or products (or any component parts thereof), in each case whether manufactured by Tenant (or any affiliate of Tenant) or manufactured on behalf of Tenant by third parties. The immediately preceding sentence shall not, however, limit Landlord's rights to remove from the Leased Premises and otherwise dispose of any and all of Tenant's tangible personal property (including without limitation the personal property described in the immediately preceding sentence) which remains in the Leased Premises following expiration or earlier termination of this Lease:

                  (A) to remedy or attempt to remedy any Event of Default of the Tenant, and in so doing to make any payments due or alleged to be due by the Tenant to third parties and to enter upon the Leased Premises to do any work or repairs therein, and in such Event all reasonable expenses of the Landlord in remedying or attempting to remedy such Event of Default shall be payable by the Tenant to the Landlord within fifteen (15) days after written demand;

                  (B) with respect to unpaid overdue Rent, to charge interest (which said interest shall be deemed included herein in the term "Rent") thereon at a rate equal to the lesser of three percent (3%) above the prime commercial loan rate charged to borrowers having the highest credit rating from time to time by the Landlord's principal bank from the date upon which the same was due until actual payment thereof and the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

                  (C) to terminate this Lease forthwith by leaving upon the Leased Premises or by affixing to an entrance door to the Leased Premises notice terminating the Lease and to immediately thereafter cease to furnish any services hereunder and enter into and upon the Leased Premises or any part thereof in the name of the whole and the same to have again, re-possess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding:. The Tenant hereby expressly waives any and all notices (other than those notices specifically outlined in this Lease) to cure or vacate or to quit the Leased Premises provided by current or future law. Notwithstanding anything herein to the contrary, at anytime that Tenant is conducting its business in the Leased Premises, Landlord will only evict Tenant forcibly by applicable eviction precedings;

                  (D) to enter the Leased Premises as agent of the Tenant and as such agent to re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten (10) day's written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or

                                   PAGE XIII
                        private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency if any; and

                  (E) the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, and mention in this Lease of any particular remedy shall not preclude the Landlord from any other remedy at law or in equity. Tenant hereby expressly waives any and all rights of redemption or to any notice to quit granted by or under any present or future laws in the event of this Lease being terminated and/or Landlord obtaining possession of the Leased Premises pursuant to the provisions of this section.

Payment of
Rent, etc, on
Termination

                  (b) Tenant shall reimburse Landlord on demand for any and all direct damages and reasonable expenses incurred by the Landlord in re-entering and repossessing the Leased Premises to cure any Event of Default of the Tenant, in making any alterations to the Leased Premises, and any and all reasonable expenses which the Landlord may incur in re-letting the Leased Premises to a new tenant, less the net proceeds of any excess with no credit to the Tenant. The Landlord may, in its sole descretion, make demand on the Tenant as aforesaid on any one or more occasions, and any suit brought by the Landlord to enforce collection of such difference for any one month shall not prejudice the Landlord's right to enforce the collection of any difference for any subsequent month or months.

                  Upon the giving by the Landlord of a notice in writing terminating this Lease under paragraph 10 (a)(C) above, this Lease and the Term shall terminate, and the Tenant shall pay Landlord accelerated Rent on demand. Accelerated Rent shall be an amount equal to the present value at a rate of six percent (6%) per annum of the amount of all Rent that would have become payable under this Lease for the terminated portion of the Term of this Lease but for such termination. Provided that Tenant has paid landlord the accelerated Rent as required by this paragraph, Landlord shall remit to Tenant on a monthly basis until the origin expiration date of the initial Term (or any renewal Term if termination occurs during that time) any amounts actually collected by Landlord as a result of a reletting remaining after subtracting therefrom all reasonable costs paid by Landlord to secure a replacement tenant including reasonable marketing/leasing costs, fees and commissions, and costs of preparing improvements and refurbishments to the Premises for the replacement tenant. In no event shall the total amount paid to Tenant pursuant to the preceding sentence exceed the accelerated Rent paid by Tenant to Landlord. In addition to accelerated Rent, Tenant shall pay Landlord in full all unpaid rent accrued prior to termination of this Lease. Upon termination of this Lease and the Term, the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord, and the Landlord may fourth with re-enter and take possession of them.

                  (c) In the event of any litigation concerning this Lease, the prevailing party shall be entitled to recover from the losing party costs and reasonable attorneys fees through all appeals.

                  (d) Notwithstanding anything to the contrary contained in this Lease, only if and for so long as Landlord elects to terminate Tenant's possession of the Leased Premises but not this Lease, or if Landlord terminates this Lease and Tenant pays Landlord the Accelerated Rent as required above, Landlord shall use commercially reasonable efforts to mitigate its damages in the event of any default under this Lease by Tenant. landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Leased Premises until landlord obtains full and complete possession of the Leased Premises including, without limitation, the final and unappealable legal right to re-let the Leased Premises free of any claim of Tenant. Landlord shall not obligated to offer the Leased Premises to any prospective tenant when other Leased Premises in the Building suitable for that prospective tenant's use are currently available, or will be available within the next three months. Landlord shall not be obligated to lease the Leased Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar space in comparable buildings in the same market area as the Building. Landlord shall not be obligated to enter into a lease under terms and conditions that are unaccetable to Landlord under Landlord's then current leasing policies for comparable space in the Building. Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Leased Premises in a first-class manner. Landlord shall not be required to expand any amount of money to alter, remodel, or otherwise make the Leased Premises suitable for use by a Substitute Tenant unless Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such Substitute tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled to as a result of Tenant's default under this Lease).

                                    PAGE XIV

                            11. ADDITIONAL PROVISIONS

Common Areas

(a) The Tenant acknowledges and agrees that the Common Areas and Facilities of the Property shall at all times be subject to the exclusive management and control of the Landlord. Without limiting the generality of the foregoing, the Tenant specifically acknowledges and agrees that the Landlord may temporarily close or restrict the use of all or any part of the Common Areas and Facilities of the Property in an emergency, or, so long as Tenant has reasonable access the Leased Premises, for security or crowd control purposes, to facilitate tenants moving in or out of the building, or for the purpose of making repairs, alterations or renovations. The Landlord agrees not to alter such Common Areas and Facilities in any manner which would deny reasonable access to the Leased Premises (except in the case of an emergency). In the event of any such temporary closure or restriction of use or if changes are made to such Common Areas and Facilities by the Landlord, the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or any diminution or abatement of Rent and such closures, restriction and changes shall not be deemed to be a constructive or actual eviction or a breach of the Landlord's covenant for quiet enjoyment.

Subordination

(b) This Lease and all of the rights of the Tenant hereunder are, and shall at all times, be subject and subordinate to any and all mortgages, trust deeds or the charge or lien resulting from any other method of financing or refinancing or any renewals or extensions thereof, now or hereafter in force against the lands, buildings and improvements comprising the Building; provided, however, it shall be a condition of such subordination that Tenant receive from the holder of each such encumbrance a non-disturbance agreement substantially in the form attached hereto as Schedule "M-3", Without limiting the foregoing, Landlord covenants with Tenant to obtain and deliver to Tenant a non-disturbance agreement substantially in the form attached hereto as Schedule "M-3" from any existing mortgagee or similar entity within thirty (30) days of the Date of Lease; provided, however, if Landlord fails to do so within 30 days after this Lease has been signed by the parties, Tenant's sole remedy shall be to cancel this Lease by notice of cancellation given to Landlord no later than 35 days after this Lease has been signed by the parties. Upon the request of the Landlord, the Tenant will subordinate this Lease and all of its rights hereunder in such form or forms as the Landlord may require, and which are reasonably satisfactory to Tenant, to any such mortgage, trust deeds or the charge or lien resulting from any other method of financing or refinancing and to all advances made or hereafter to be made upon the security thereof, and will, if requested, attorn to the holder thereof, so long as the Landlord provides to the Tenant a non-disturbance agreement from such mortgagee or similar entity in substantially the form attached hereto as Schedule "M-3". If within ten (10) days after the date of any second request in respect thereof, the Tenant has not executed and delivered to the Landlord any instruments or certificates required pursuant to the provisions of this Article 11 hereof, and provided that Landlord has provided Tenant with a non-disturbance agreement as provided herein, then, the Tenant hereby irrevocably appoints the Landlord as the Tenant's attorney with full power and authority to execute and deliver in the name of the Tenant any such instruments or certificates.

Certificates

(c) The Tenant agrees that it shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord, and if required by the Landlord, to any purchaser, lessor, chargee or mortgagee (including any trustee) or other person designated by the Landlord, an acknowledgement in writing as to the then status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Basic Rent and Additional Rent payable hereunder and the state of the accounts between Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request an acknowledgement all to Tenant's actual knowledge.

Inspection of and Access to the Leased Premises

(d) The Landlord or its agents shall have the right to enter the Leased Premises during normal business hours after at least forty-eight (48) hours prior verbal notice to Tenant (i) to examine the same, (ii) to show them to prospective purchasers, lessees or mortgagees, and (iii) without any obligation upon the Landlord to do so, to make such repairs, alterations, improvements or additions to the Leased Premises as the Landlord may deem necessary or desirable, provided that Landlord and its agents shall not unreasonably interfere with Tenant's business or its use of the Leased Premises (provided, however, the foregoing shall not require that Landlord hire overtime labor). The Landlord shall be allowed to take all material into and upon the Leased Premises which may be reasonably required therefor without the same

                                    PAGE XV
constituting an eviction of the Tenant in whole or in part, and the rent reserved hereunder shall not abate while such repairs, alterations, improvements or additions are being made due to any loss or interruption of the business of the Tenant or otherwise. The Landlord shall not be liable for any damage, injury or death caused to any person or as a result of such entry, unless such damage, injury or death results from the wrongful or grossly negligent acts or omissions of Landlord or its agents. During the twelve (12) months prior to the expiration of the Term the Landlord may (i) exhibit the Leased Premises to prospective tenants and/or prospective purchasers during normal business hours after reasonable telephonic notice to Tenant, provided that Landlord and its agents shall not unreasonably interfere with Tenant's business or its use of the Leased Premises during such exhibition, and (ii) place upon the Leased Premises its usual "To Let" and/or "For Sale" notices provided that such signs or notices do not unreasonably interfere with Tenant's use and enjoyment of the Leased Premises. If the Tenant shall not be personally present to open and permit an entry into the Leased Premises at any time when for any reason entry therein shall be necessary or permissible, the Landlord or its agents may enter the same by a key previously provided by Tenant (or after giving Tenant 24 hours prior verbal notice, or no notice in case of emergency, may forcibly enter the same if Tenant has not provided such key), without rendering the Landlord or such agents liable therefor, and without in any manner affecting the obligations and covenants of the Lease. Nothing herein contained, however, shall be deemed or construed to impose upon the Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Leased Premises or any part thereof except as otherwise herein specifically provided; however, Landlord shall be responsible for damage resulting from Landlord's intentional misconduct. Notwithstanding anything herein to the contrary, at anytime that Tenant is conducting its business in the Leased Premises, Landlord will only evict Tenant forcibly by applicable eviction proceedings.

Delay

(e) Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of moneys required to be paid by the Tenant to the Landlord hereunder) by reason of:

      (i)   strikes, work stoppages, acts of God or acts of terrorism;

      (ii) being unable to obtain any material, service, utility or labour required to fulfil such obligation;

      (iii) any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such fulfilment; or

      (iv) inability to obtain any necessary governmental permits (including building permit) for construction of Tenant's Work or Landlord's Work (or any other work that Landlord is required to perform pursuant to Schedule "F") within 30 days after application for any reason other than the party claiming such delay having filed an incomplete application for any of such permits or having caused to be prepared plans for Landlord's Work or Tenant's work that do not comply with applicable laws, Notwithstanding the foregoing, Landlord shall not be deemed to have filed an incomplete application for such permits based on plans submitted by Tenant that do not comply with applicable laws.

      (v) changes required in the scope of Landlord's Work or Tenant's Work by any governmental authority having jurisdiction thereof; or

      (vi)  other unavoidable occurrence,

the time for fulfilment of such obligation shall be extended during the period in which such circumstances operates to prevent, delay or restrict the fulfilment thereof, and the other party to this lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided that nevertheless the Landlord will use its commercially reasonable efforts to maintain services essential to the use and enjoyment of the Leased Premises for the permitted Use and Provided further that if the Landlord shall be prevented, delayed or restricted in the fulfilment of any such obligation hereunder by reason of any of the circumstances set out in this subsection 11(e) and to fulfil such obligation could not, in the reasonable opinion of the Landlord, be completed without substantial additions to or renovations of the Property, Landlord shall immediately notify Tenant of such circumstances and either the Tenant or the Landlord may or sixty(60) days' written notice to the other party terminated this Lease.

Waiver

(f) The waiver by the Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by the Landlord shall not be deemed to be a waiver of any preceding breach by the Tenant of any term, covenant or condition of this Lease, regardless of the Landlord's knowledge of such preceding breach at

                                    PAGE XVI
the time of acceptance of such Rent. No covenant, term or condition of this Lease shall be deemed to have been waived by the Landlord unless such waiver is in writing and signed by the Landlord.

Public Taking

(g) The Landlord and Tenant shall co-operate, each with the other, in respect of any Public Taking (as defined below) of the Leased Premises or any part thereof so that the Tenant a may receive (without diminution in Landlord's separate award) the maximum award to which it is entitled in law for relocation costs, loss of non-removable business fixtures and other similar tangible personal property and business interruption and so that the Landlord may receive the maximum award for all other compensation arising from or relating to such Public Taking (including all compensation for the value of the Tenant's leasehold interest subject to the Public Taking) which shall be the property of the Landlord, and the Tenant's rights to compensation for the value of the Tenant's leasehold interest subject to the Public Taking are hereby assigned to the Landlord. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession thereof. If the whole or any part of the Leased Premises is Publicly Taken, the Landlord and the Tenant shall each have the option, to be exercised by written notice to the Tenant, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property Publicly Taken. Rent and all other payments shall be adjusted as of the date of such termination and the Tenant shall, on the date of such Public Taking , vacate the Leased Premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and re-possess the Leased Premises discharged of this Lease. In this subsection, the words " Public Taking" shall include expropriation and condemnation or taking, in lieu of or under threat of expropriation or taking and "Publicly Taken" shall have a corresponding meaning.

Recording of Lease

(h) The Tenant agrees with the Landlord not to record this Lease or any memorandum thereof in any recording office and not to register notice of this Lease in any form without the prior written consent of the Landlord, which consent may be arbitrarily withheld. If such consent is provided such notice of Lease or caveat shall be in such form as the Landlord and Tenant shall have approved, acting reasonably, and upon payment of Landlord's reasonable legal expenses and all applicable transfer or recording taxes or charges. The Tenant shall remove and discharge at Tenant's expense registration of such a notice or caveat at the expiry or earlier termination of the Term, and in the event of Tenant's failure to so remove or discharge such notice or caveat after ten (10) day's written notice by Landlord to Tenant after the expiry or earlier termination of the Term, the Landlord may in the name and on the behalf of the Tenant execute a discharge of such a notice or caveat in order to remove and discharge such notice of caveat and for the purpose thereof the Tenant hereby irrevocably constitutes and appoints any officer of the Landlord the true and lawful attorney of the Tenant.

Time of the Essence

(i) Time shall be of the essence of this Lease and of every part hereof.

Lease Entire Agreement

(j) The Tenant acknowledges that there are no covenants representations, warranties, agreements or conditions express or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease save as expressly set out in this Lease and Schedules attached hereto and that this Lease and such Schedules constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant .

Notices

(k) Any notice, advice, document or writing required or contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord or mailed by prepaid mail addressed to the Landlord at Landlord's Address set forth in the BLI Rider, and if to the Tenant, either delivered personally to the Tenant (or to an officer of the Tenant, if a corporation) or mailed by prepaid mail addressed to the Tenant at Tenant's Address set forth in the BLI Rider. Copies of notices to each party shall be sent to persons identified in the BLI Rider as being entitled to receive copies of notices. Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the fifth day after being mailed. The Landlord may from time to time by notice in writing to the Tenant designate another address and persons to which such notice are to be mailed to it, or specify with greater particularity the address and persons to which such notice are to be mailed and may require that copies of notices be sent to an agent designated by it. The Tenant may, if an address of the Tenant is show in the description of the Tenant above, from time to

                                    PAGE XVII
time by notice in writing to the Landlord, designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address to which such notices are to be mailed.

Interpretation

(l) In this Agreement, "herein", "hereof", "hereby", "hereunder", "hereto", "hereinafter" and similar expressions refer to this Lease and not to any particular section, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parities agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate section hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof. The word "Tenant" shall be deemed to include the word "lessee" and shall mean each and every person or party mentioned as a tenant herein, be the same one or more, and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. Any reference to "Tenant" shall include, where the context allows, the employees, agents, and invitees of the Tenant. Wherever the word "Landlord" is used in this Lease, it shall be deemed to include the word "lessor" and to include, where the context allows, the Landlord and its, employees, agents and duly authorised representatives.

Extent of Lease Obligations

(m) Subject to Section 7 hereof, this Agreement and everything herein contained shall enure to the benefit of and be binding upon the respective permitted successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, and every reference herein to any party hereto shall include the permitted successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several.

Limitation on Landlord Liability

(n) Notwithstanding any other provision of this Lease, it is expressly understood and agreed that the total liability of the Landlord arising out of or in connection with this Lease, the relationship of the Landlord and the Tenant hereunder and/or the Tenant's used of the Leased Premises, shall be limited to the estate of the Landlord in the Property. No other property or asset of the Landlord or any partner or owner of the Landlord shall be subject to levy, execution or other enforcement proceeding or other judicial process for the satisfaction of any judgment or any other right or remedy of the Tenant arising out of or in connection with this Lease, the relationship of the Landlord and the Tenant hereunder and/or the Tenant's use of the Leased Premises.

Waiver of Jury Trial

(o) The Tenant and Landlord hereby waive trial by jury in any claim , action , proceeding or counterclaim brought by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of the Landlord and the Tenant , or the Tenant's use and occupancy of the Leased Premises.

Choice of Law

(p) This Lease shall be governed by the law of the State of Illinois. Any litigation between the Landlord and the Tenant concerning this Lease shall be initiated in the country in which the Property is located.

Brokers

(q) Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for this agents or brokers specifically set forth in the BLI Rider with respect to each Landlord and Tenant. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action , including reasonable attorney's fees and costs though all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term. Landlord covenants and agrees with Tenant that Landlord is responsible and shall pay for all commissions due and owing the agents or brokers specifically set forth in the BLI Rider.

                                    PAGE XV01

Schedules

            (r) The provisions of the following Schedules attached hereto shall form part of this Lease as if the same were embodied herein:

            Schedule "A"   -   Legal Description of Property
            Schedule "B"   -   Measurement of Area
            Schedule "B1"  -   Location of Leased Premises
            Schedule "C"   -   Taxes Payable by Landlord and Tenant
            Schedule "D"   -   Services and Costs
            Schedule "E"   -   Rules and Regulations
            Schedule "E1"  -   Environmental Covenants
            Schedule "F"   -   Leasehold Improvements
            Schedule "H"   -   Option to Renew
            Schedule "I"   -   Letter of Credit
            Schedule "J"   -   Restrictive Covenants
            Schedule "K-1" -   Abatement of Basic Rent
            Schedule "K-2" -   Cancellation Option
            Schedule "L"   -   First Opportunity to Lease
            Schedule "M-1" -   (Intentionally Deleted)
            Schedule "M-2" -   Use of Roof
            Schedule "M-3" -   SNDA Form

                                    PAGE XIX

                                  SCHEDULE "A"
                          LEGAL DESCRIPTION OF PROPERTY

LOT A, BEING A CONSOLIDATION OF LOTS 69 THROUGH 83 (INCLUSIVE), IN LIBERTYVILLE BUSINESS PARK, BEING A SUBDIVISION OF PART OF THE NORTHWEST QUARTER OF SECTION 18, TOWNSHIP 44 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN LAKE COUNTY, ILLINOIS

           PROPERTY NAME; 1001 TECHNOLOGY WAY, LIBERTYVILLE, ILLINOIS

                                    PAGE A-1

                                  SCHEDULE "B"
                              (MEASUREMENT OF AREA)

The "AREA" shall be computed by measuring from the exterior finish of the permanent outer Building walls or from the center line of partitions which demise tenant Areas in accordance with the standards of the Building established by the Landlord. Tenant shall have the right, at its sole cost and expense, to re-measure and confirm the Area of the Leased Premises.

                                    PAGE B-1

                                  SCHEDULE "I"
                                LETTER OF CREDIT

The Letter of Credit shall be a clean, irrevocable letter of credit in form and substance acceptable to Landlord in its sole discretion issued by a state or federally chartered bank with retail banking offices and drawable in the county in which the Building is located, having a minimum net worth acceptable to Landlord in its sole discretion. Landlord shall be entitled to draw on the letter of credit to cure any default of Tenant or pay Landlord any sums owed by Tenant. The Letter of Credit shall have a minimum term of 1 year and it shall state that it will automatically renew for successive 1 year periods unless the issuer shall notify Landlord at least thirty (30) days prior to the expiration date of the then existing term that the Letter of Credit will not be renewed. If Landlord receives any such notice and Tenant fails to deliver a replacement Letter of Credit meeting the requirements of this Paragraph, Landlord shall be entitled to draw the full amount represented by such instrument. The Letter of Credit shall be provided and held in accordance with the following:

      (b) the Letter of Credit is to be held by the Landlord as security for all losses, damages, liabilities, costs, charges and expenses (collectively, "Losses") that the Landlord suffers or incurs, or which it may suffer or incur, as a consequence of the occurrence of a Draw Event (as defined below) and includes, without limitation, all damages or losses for loss of rent and other amounts which the Tenant is obligated to pay during the Term, or which the Tenant would have been obligated to pay had no Draw Event occurred and had this Lease continued for its entire Term;

      (b)   a "Draw Event" means an Event of Default as defined in the Lease;

      (c) if a Draw Event occurs, the Landlord may, in addition to and without limiting any other rights and remedies provided for in this Lease or at law, draw upon the Letter of Credit for the entire amount thereof, or for so much of it as is necessary to compensate the Landlord for its Losses;

      (d) if the expiration date of the Letter of Credit is not extended at any time so as to comply with the terms hereof, the Landlord shall be entitled to draw upon the full amount of the Letter of Credit within the thirty (30) days prior to its expiry and hold the amount so drawn in substitution for the Letter of Credit. If the Tenant subsequently provides the Landlord with a replacement Letter of Credit which complies with the provisions of this Schedule, the Landlord will return the proceeds (or the balance after any application,) without interest, to the Tenant;

      (e) for greater certainty, the parties agree that the Letter of Credit and the Landlord's rights under this Schedule will not be released, discharged or affected by the bankruptcy, receivership or insolvency of the Tenant, by a disclaimer of this Lease by any trustee-in-bankruptcy, by the repudiation of this Lease or by the Tenant ceasing to exist (whether by winding up, forfeiture, cancellation or surrender of its charter, merger or any other circumstance); and

      (f) the Landlord may assign its rights to the Letter of Credit and any proceeds therefrom and any interest earned on such proceeds to any purchaser, transferee or assignee of the Landlord's interest in the Leased Premises or the Building if such interest is sold, transferred or otherwise assigned, and thereupon the Landlord shall be freed and discharged from any obligations with respect to the Letter of Credit and such proceeds.

                                 SCHEDULE "B-1"

                   (Location of Leased Premises cross-hatched)

This Schedule is for identification purposes only and is not to be interpreted as being a representation or warranty on the part of the Landlord as to the exact location, area, configuration and layout.

                                      [MAP]

           Property Name: 1001 Technology Way, Libertyville, Illinois

                                   Schedule B1

                                  SCHEDULE "C"
                      TAXES PAYABLE BY LANDLORD AND TENANT

Tenant's Taxes

    1.(a) The Tenant covenants to pay all Tenant's Taxes (as defined below), as and when the same become due and payable. Where any Tenant's Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord within fifteen (15) days of Tenant's receipt of an invoice therefor, and Landlord agrees to provide Tenant with receipts evidencing payment to the relevant taxing authorities after such payments being made by Landlord within ten (10) days after Tenant's request for same.

      (b) The Tenant covenants to pay, to the Landlord or to the taxing authority as the Landlord may direct from time to time in writing, the Tenant's Proportionate Share of the amount of the Landlord's Taxes in each Fiscal Period.

      (c) The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the costs and expenses (including reasonable legal and other professional fees and interest on deferred payments) incurred in good faith by the Landlord in contesting, resisting or appealing any of the Taxes applicable in whole or part to the Term.

Landlord's Taxes

      (e) The Landlord covenants to pay all Landlord's Taxes subject to the payments on account of Landlord's Taxes required to be made by the Tenant elsewhere in this Lease. The Landlord may appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law (but so as not to incur penalties other than interest), and the Tenant shall co-operate with the Landlord and provide the Landlord with all relevant information in Tenant's possession and reasonably required by the Landlord in connection with any such appeal.

Separate Allocation

      (f) In the event that the Landlord is unable to obtain from the taxing authorities any separate allocation of Landlord's Taxes, Tenant's Taxes or assessment as required by the Landlord to make calculations of Additional Rent under this Lease, such allocation shall be made by the Landlord acting reasonably and shall be conclusive.

Information

      (g) Whenever requested by the Landlord, the Tenant shall deliver to its receipts for payment of all the Tenant's Taxes for the current or previous Fiscal Period (or any prior Fiscal Period if Tenant has retained such receipts) and furnish such other information in connection therewith as the Landlord may reasonably require.

Tax Adjustment

      (h) If the Building has not been taxed as a completed and fully occupied building for any Fiscal Period, the Landlord's Taxes will be determined by the Landlord as if the Building had been taxed as a completed building fully occupied by commercial tenants for any such Fiscal Period, but in no event shall Landlord's Taxes ever exceed the actual Taxes paid by Landlord.

Definition

     2.In this Lease:

      (a) "LANDLORD'S TAXES" shall mean the aggregate of all Taxes attributable to the Property, the Rent or the Landlord in respect thereof and including any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate income, personal income, withholding taxes, non-residence taxes, franchise taxes, business taxes, or other taxes personal to the Landlord, real estate transfer, mortgage or similar taxes, profit or excess profit taxes, to the extent such taxes are not levied in lieu of any of the foregoing against the Property or the Landlord in respect thereof, or penalties other than interest relating to the late payment by Landlord of any taxes, whether personal to Landlord or not;

      (b) "TAXES" shall mean all taxes, rates, duties, levies, fees, charges, local improvement rates, capital taxes, rental taxes and assessments whatsoever including fees, rents, and levies for air rights and encroachments on or over municipal property imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, parliamentary or other body, corporation, authority, agency or commission provided that "Taxes" shall not include any special utility, levies, fees or charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property or the Building or any such taxes expressly excluded from the definition of Landlord's Taxes above;

      (c) "TENANT'S TAXES" shall mean the aggregate of all Taxes (whether imposed upon the Landlord or the Tenant) attributable to the personal property, trade fixtures, business, income, occupancy or sales of the Tenant or any other occupant of the Leased Premises, and to any Leasehold Improvements or fixtures installed by or on behalf of the Tenant within the Leased Premises, and to the use by the Tenant of any of the Property.

      (d) "TENANT'S PROPORTIONATE SHARE" shall mean 50.26%, subject to adjustment as determined by the Landlord acting reasonably and notified to the Tenant in writing for physical increases or decreases in the total Area of the Property or the Leased Premises during the Term (and also subject to adjustment in the event that Tenant causes the Leased Premises to be remeasured in the manner contemplated by the Basic Lease Information Rider and it is ultimately determined that the Leased Premises contains other than the square footage set forth therein), designated (whether or not rented) for parking and for storage.

                                    PAGE C-2

                                  SCHEDULE "D"
                               SERVICES AND COSTS

1. UTILITIES: The Tenant shall be solely responsible for and shall promptly pay directly to the applicable utility provider all changes for water, gas, electricity, telephone and any and all other utilities used or consumed in, or any other charges levied or assessed on or in respect to, the Leased Premises, and for all fittings, machines, apparatus or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public or private utilities. Landlord, at its sole cost and expense, shall make all necessary arrangements directly with the appropriate utility company for separately metering for such utilities furnished to the Leases Premises. Should the Landlord elect to supply water, gas, electricity, and/or sewer services for the Leases Premises, or any other utility used or consumed, or to be used or consumed, in the Leased Premises, the Tenant shall purchase and pay for the same as additional rent payable to the Landlord as and when Rent is due hereunder, at reasonable rates not in excess of public utility rates for the same service, if applicable, In no event shall the Landlord be liable for, nor have any obligation with respect to, any interruption or cessation of, or any failure in the supply of any such utilities, services or systems, including, without limitation, the water and sewage systems, to the Leased Premises whether or not supplied by the Landlord or others. Notwithstanding the foregoing, in the event of any interruption of utilities or services required to be provided by Landlord that prevents Tenant's full use and enjoyment of the Leased Premises for a minimum of 5 business days and results solely form Landlord's negligence or intentional misconduct, Rent shall abate for every day in which such interruption continues beyond said 5 business day period.

2. HEAT: The Tenant shall heat, at its own expense, from heating equipment originally supplied by the Landlord, the Leased Premises to a degree sufficient to protect the Leased Premises and their contents from damage by cold or frost, and to operate, maintain, repair or, if necessary, replace, at its own expense, the heating and air conditioning and ventilating systems and other mechanical and electrical equipment originally supplied by the Landlord. Further, the Tenant will, at the expiration or sooner termination of the Term, peacefully yield up unto the Landlord such heating equipment and all other equipment and appurtenances thereto in good and substantial repair and cndition (as is consistent with the age of such equipment and appurtenances provided that Tenant has kept in place any maintenance contracts as required by this Lease with respect same).

3.    OPERATING EXPENSES:

      (a) The Tenant covenants to pay to the Landlord the Tenant's Proportionate Share of the amount of the Operating Costs in each Fiscal Period.

      (b) In this Lease, "OPERATING COSTS" shall include all costs incurred, accrued or attributed by the Landlord in discharging its obligations under this Lease and in the maintenance, repair, replacement, operation, administration and management of the Property and the facilities used in conjunction with the Property including, without limitation (notwithstanding anything herein to the contrary, Operating Costs shall not include any utilities consumed by other tenants in their premises to the extent that such utilities are separately metered to the Leased Premises). Landlord agrees that it will use commercially reasonable efforts to keep Operating Costs at a minimum throughout the Term (provided, however, Landlord shall not be required to select the lowest cost vendors, workers and contractors if Landlord reasonably believes that such selection would be not be in the best interests of standards as established by and otherwise required of Landlord pursuant to this lease):

            (i) the cost of heating, ventilating and air-conditioning not separately metered and recovered from or paid separately by tenants of the Property;

            (ii) the cost of water and sewer changes not separately metered and recovered from or paid separately by tenants of the Property;

            (iii) the cost of electricity, fuel or other forms of energy which are not separately metered and recovered from or paid separately by tenants of the Property;

            (iv) the cost of insurance carried by the Landlord with respect to the Property and the cost of any deductible amount paid by the Landlord in connection with each claim made by the Landlord under such insurance;

            (v) the cost of reasonable Property office expenses, including telephone, rent, stationary and supplies;

            (vi) the cost of operating staff, management staff and other administrative personnel, including salaries, water and fringe benefits;

            (vii) the cost of providing security and the cost of landscaping and snow removal;

            (viii) the cost of garbage removal, if not charged separately to tenants of the Property;

            (ix)  the cost of supplies and materials;

            (x) the cost of operating, maintaining, repairing and/or replacing the parking facilities of the Property, subject to the applicable exclusions set forth below;

            (xi)  the cost of consulting engineering and other consulting fees;

            (xii) the cost of replacements, unless otherwise included in
                  Operating Costs as a Major Expenditure, subject to the applicable exclusions set forth below;

         (xiii) the cost of repair and maintenance of all or any portions of or used in connection with the Property including, without limitation, all machinery, equipment, building elements, systems and facilities forming a part of or used in connection with the Property;

         (xiv) the cost of each "Major Expenditure" (as hereinafter defined) as amortized over the period of the Landlord's reasonable estimate of the economic life of the Major Expenditures, but not to exceed fifteen (15) years using equal monthly instalments of principal and interest at six percent(6%) per annum compounded semi-annually, where Major Expenditure shall mean any single expenditure incurred after substantial completion of the Property for replacement of machinery, equipment, building elements, systems of facilities forming a part of or used in connection with the Property or for modifications or additions to the Property if one of the principal purposes of such modification or addition was to reduce energy consumption or Operating Costs or was required by governmental regulation, which expenditure is more than ten percent (10%) of the total Operating Costs of the previous Fiscal Period;

         (xv) the cost of all signs including, without limitation, the cost of all repairs, maintenance and rental charges in respect thereof, but excluding signs for and individual tenant of the Building;

         (xvi) the cost of preparing statements respecting Operating Costs including reasonable audit and/or accounting fees incurred in respect thereof, if any.

         (xvii) an administration fee calculated by the Landlord as being reasonably allocable to the Property, provided that the portion of such administration fee attributable to the Tenant shall not exceed three percent (3%) of Gross Rent collected less the administration fee.

(c) In the Lease there shall be excluded from Operating Costs the following:

         (i)      interest on debt and capital retirement of debt;

         (ii) such of the Operating Costs as are recovered from insurance proceeds or condemnation awards.

         (iii) costs as reasonably determined by the Landlord for acquiring new tenants to the Property.

         (iv) depreciation charges, ground rental payments, advertising expenses or real estate brokerage and leasing commissions,

         (v) costs, fines or penalties incurred due to the violation by Landlord or any other tenant or other occupant of the Building of any governmental rule, code, ordinance or law,

         (vi) any interest, fines or penalties incurred as a result of the late payment by Landlord of any Operating Costs,

         (vii) legal and accounting fees relating to (a) disputes with tenants, prospective tenants, or other occupants of the Building, (b) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Land or the Building or any part thereof, (c) negotiations of leases, contracts of sale or mortgages, or (d) reviewing or approving requests for subleases or assignments of leases,

         (viii) cost of tenant alterations or allowances or for goods or services furnished to any other tenant in the Building which Landlord does not make generally available to tenants in the Building,

         (ix) expenditures for capital replacements of the following, (i) roof (to the extent in excess of $10,000.00 in any Lease
                  Year), (ii) walls, (iii) foundation or structural elements of the Building and (iv) only for the first 2 years of the Term, the parking facilities of the Property

         (x) fines or other penalties paid on the account of Landlord or another tenant's violation of any laws,

         (xi) amounts paid to Landlord or Landlord's subsidiaries or affiliates for goods and services in the Property to the extent in excess of comparable market rates for the same,

         (xii)    Expenses of maintaining Landlord's corporate existence, and

         (xiii) costs arising from the gross negligence or wilful misconduct of Landlord or any employee, agent or contractor of Landlord.

(d) In calculating Operating Costs for any Fiscal Period, if less than one hundred percent (100%) of the Property is occupied by tenants, then the amount of such Operating Costs shall be deemed for the purposes of this Schedule "D" to be increased to an amount equal to the like Operating Costs which normally would be expected by the Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period, but in no event shall Operating Costs ever exceed the actual Operating Costs incurred by Landlord.

(e) "TENANT'S PROPORTIONATE SHARE" shall mean 50.26%, subject to adjustment as determined by the Landlord acting reasonably and notified to the Tenant in writing for physical increases or decreases in the total Area of the Property or the Leased Premises during the Term (and also subject to adjustment in the

                                    PAGE D-2
         event that Tenant causes the Leased Premises to be remeasured in the manner contemplated by the Basic Lease Information Rider and it is ultimately determined that the Leased Premises contains other than the square footage set forth therein), provided that total Area of the Property and the Area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

                                    PAGE D-3

                                  SCHEDULE "E"
                              RULES AND REGULATIONS

1. The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by the Tenant or used for any other purpose than for ingress and egress to and from the Leased Premises. The Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever.

2. The washroom plumbing fixtures and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by the Tenant shall be borne by the Tenant.

3. No birds or animals shall be kept in or about the Property nor shall the Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.

4. No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

5. No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

6. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

7.    (deleted)

8. The Tenant shall not mark, drill into or in any way deface the walls, ceiling, partitions, floors or other parts of the Leased Premises and the Building, except in connection with any leasehold Improvements undertaken by Tenant with Landlord's consent.

9. If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord.

10. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

11. The Tenant shall keep the window coverings (if any) in a closed position during period direct sun load. The tenant shall not interfere with or obstruct any perimeter heating, air-conditioning or ventilating units.

12. The Tenant shall not conduct, and shall not permit any, canvassing in the Building.

13. The Tenant shall permit the periodic closing of lanes, driveways and passages for the purpose of preserving the Landlord's rights over such lanes, driveways and passages.

14. The Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of the Landlord which may be arbitrarily withheld. The Tenant, upon request of the Landlord, shall immediately remove any sign, advertisement, notice or other display which the Tenant has placed or permitted to be placed which, in the opinion of the Landlord, is objectionable, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant. Notwithstanding the foregoing, Tenant shall be permitted to install its signage as reasonably approved in writing by Landlord in the facade of the Building in which the Arlington signage is currently located.

15. The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by the tenants, their employees and servants. The Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out. Notwithstanding the foregoing, Landlord agrees that it will not unreasonably discriminate in the enforcement of these rules and regulations.

                                    PAGE E-1

                                  SCHEDULE "E1"
                             ENVIRONMENTAL COVENANTS

1. Notwithstanding anything to the contrary contained in this Lease, the Tenant covenants:

      (a) not bring or allow any Hazardous Substance (as defined below) to be brought onto the Property, the Building or the Leased Premises except in compliance with the Environmental Law (as defined below);

      (b) comply at all times and require all those for whom the Tenant is in law responsible to comply at all times with the Environmental Law as it affects the Leased Premises, the Building or the Property;

      (c) give notice to the Landlord of the presence at any time during the Term of any Hazardous Substance on the Leased Premises (or the Building or the Property if such Hazardous Substance is in the control of the Tenant) together with such information concerning such hazardous Substance and its presence on the Leased Premises, the Building or the Property as the Landlord may require;

      (d) give notice to the Landlord of any occurrence which might give rise to duty under the Environmental Law on either the Tenant or the Landlord with respect to the presence of any Hazardous Substance on the Leased Premises, the Building or the Property including, without limitation, notice of any release or escape into the environment of any Hazardous Substance at the Leased Premises, the Building or the Property;

      (e) in any case where the Tenant has given notice as to the presence of a Hazardous Substance at the Leased Premises, the Building or the Property, or is required to give such notice, in each case as a result of the acts of Tenant, or where the Landlord has reasonable grounds to believe that any Hazardous Substance is or has been brought upon the Leased Premises, the Building or the Property by the Tenant or any person for whom the Tenant is in law responsible, to commission an Environmental Site Assessment at the Tenant's expense when required by the Landlord to do so;

      (f) comply with any investigative, remedial or precautionary measures required under the Environmental Law or as reasonably required by the Landlord, and the Tenant shall be fully and completely liable to the Landlord for any and all clean up costs or costs incurred to comply with the Environmental Law which are directly attributable to any act or omission of the Tenant and/or any person for whom the Tenant is in law responsible, or any request by the Landlord that investigative, remedial or precautionary measures be taken;

      (g) protect, indemnify and save each of the Landlord and its directors, officers, employees, agents, successors and assigns completely harmless from and against any Environmental Claim (as defined below), directly or indirectly incurred, sustained or suffered by or asserted against the Landlord and/or its directors, officers, employees, agents, successors and assigns caused by or directly attributable to any act or omission of the Tenant and/or any person for whom the Tenant is in law responsible;

      (h) enter into any additional contract of insurance respecting the Leased Premises which the Landlord may reasonably require to protect the Landlord and its directors, officers, employees, agents, successors and assigns from any Environmental Claim respecting the Leased Premises; and

      (i) provide to the Landlord such security as the Landlord may from time to time require, acting reasonably, to ensure compliance by the Tenant with its covenants herein contained.

2. Landlord warrants and represents that, to its actual belief based solely on Landlord's most current environmental report of the Property, the Leased Premises, the Building and the Property do not contain any Hazardous substance in quantities, nature or extent so as to be in violation of the Environmental Law except to the extent (if any )disclosed in such report.

3. The Tenant hereby authorizes the Landlord to make inquiries from time to time, and landlord's expense, of any government or governmental agency with respect to the Tenant's compliance with the Environmental Law at the Leased Premises, and the Tenant covenants and agrees that the Tenant will from time to time provide to the Landlord such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information. The landlord or its authorized agent may inspect the Leased Premises from time to time, after reasonable notice to Tenant during normal business hours, in order to verify the Tenant's compliance with the Environmental Law and the requirements of this Lease respecting Hazardous Substances, provided that Landlord shall not unreasonably interfere with Tenant's business or its use of the Leased Premises during such entry and inspection (however the foregoing shall not require Landlord to hire overtime services).

4. If the Tenant brings or creates on Leased Premises, the Building or the Property and Hazardous substance or if the conduct of the Tenant's business causes there to be any Hazardous Substance upon the Property, the Building or the Leased Premises then, notwithstanding any rule of law to the contrary, such Hazardous Substance shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding the degree of affixation of the Hazardous Substance or the goods containing the Hazardous Substance to the Leased Premises, the Building or the Property and notwithstanding the expiry or earlier termination of this Lease.

5. Upon the Tenant's material default under this Schedule and in addition to the rights and remedies set forth elsewhere in this Lease, the Landlord shall be entitled to the following rights and remedies: to recover any and all damages associated with the material default, including without limitation, in addition to any rights reserved or available to the Landlord in respect of an early termination of this Lease, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by the Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord's reasonable counsel fees and costs.

6. Notwithstanding anything to the contrary contained in this Lease, the Landlord covenants with the Tenant to:

            (a) comply at all times and require all those for whom the Landlord is in law responsible to comply at all times with the Environmental Law as it affects the Leased Premises, the Building or the Property;

            (b) Protect, indemnify and save each of the Tenant and its directors, officers, employees, agents, successors and assign completely harmless from and against any Environmental Claim (as defined below), directly or indirectly incurred, sustained or suffered by or asserted against the Tenant and/or its directors, officers, employees, agents, successors and assigns caused by or attributable to, either directly or indirectly, any act or omission of the Landlord and/or any person for whom the Landlord is in law responsible;

7. For the purposes of this lease, the following terms should have the meanings set out below:

            (a) "ENVIRONMENTAL SITE ASSESSMENT" means an inspection or inspections of the leased Premises or other affected locations at the Building or the Property by an independent consultant acceptable to the Landlord together with such other tests, surveys and inquiries as such consultant deems advisable in the circumstances into the use, transport, storage, disposal, handling, sale or manufacture of any Hazardous Substance in, on or about the Leased Premises, the Building or the Property by the Tenant, those for whom the Tenant is in law responsible or any other person using or occupying the Leased Premises, or into the condition or status of the Leased Premises in relation to possible contamination by any Hazardous Substance, and any Environmental Site Assessment by such consultant shall include the said consultant's written report delivered to the Landlord summarizing the nature and results of all inspections, tests, surveys and inquiries conducted by the consultant, and the said consultant's recommendations for any remedial or precautionary actions to be taken in relation to the presence of Hazardous Substance on the Leased Premises, the Building or the Property.

            (b) "ENVIRONMENTAL CLAIM" means all claims, losses, costs, expenses, fines, penalties, payments and/or damages (including, without limitations, all reasonable counsel fees) relating to, arising out of, resulting from or in any way connected with the presence of any Hazardous Substance at the Leased Premises, the Building or the Property, including, without limitation, all costs and expenses of any remediation or restoration of the Leased Premises, the Building, the Property and/or any property adjoining or in the vicinity of the Property required or mandated by the Environmental Law.

            (c) "ENVIRONMENTAL LAW" means the common law, any law, bylaw, order, ordinance, ruling, regulation, certificate, approval, policy, guideline, consent or directive of any applicable federal, provincial or municipal government, governmental department, agency or regulatory authority or any Court of competent jurisidction, relating to environmental matters and/or regulating the import, storage, distribution, labeling, sale, use, handling, transport or disposal of any Hazardous Substance.

            (d)   "HAZARDOUS SUBSTANCE" means:

                  (i) any substance which is hazardous to persons or property and includes, without limiting the generality of the foregoing, the following:

                        (A)   radioactive materials;

                        (B)   explosives;

                        (C) any substance that, if added to any water; would degrade or alter or form part of a process of degradation or alteration of the quality of that water to the extent that it is detrimental to its use by any of man animal, fish or plant;

                  (ii) any solid, liquid, gas or odor or combination of any of them that, if emitted into the air, would create or contribute to the creation of a condition of the air that:

                        (A) endangers the health, safety or welfare of persons or the health of animal life;

                        (B) interferes with normal enjoyment of life or property; or

                                    PAGE E1-2

                        (C)   causes damage to plant life or to property;

                  (iii) toxic substances;

                  (iv) any material or substance declared or deemed to be hazardous, deleterious, caustic, dangerous, a contaminant, a waste, a source of contaminant, a pollutant or toxic under the Environmental Law; and

                  (v) without limiting the generality of the foregoing, Hazardous Substance includes:

                        (A) polychlorinated biphynels ("PCBs") or substances containing PCBs;

                        (B)   asbestos or materials containing asbestos;

                        (C) radon at levels deemed unacceptable by any health, labor or environmental governmental authority;

                        (D)   urea formaldehyde foam insulation; or

                        (E)   underground or above-ground storage tanks.

                                    PAGE E1-3

                                  SCHEDULE "F"
                             LEASEHOLD IMPROVEMENTS

(a) For purposes of this Lease, the term "LEASEHOLD IMPROVEMENTS" includes, without limitation,all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant, or any previous occupant of the Leased Premises, in the Leased Premises including all partitions, doors and hardware however affixed, and whether or not movable, all mechanical, elctrical and utility installations and all carpeting and drapes with the exception only of furniture and equipment not of the nature of fixtures.

(b) Pursuant to the terms of this Lease, the Landlord shall include in the Leased Premises the Landlord's Work and the Tenant's Work. The Tenant shall not make, erect, install or alter any Leasehold Improvements in the Leased Premises without having requested and obtained the Landlord's prior written approval. The Landlord's approval shall not, if given, under any circumstances be construed as a consent to the Landlord having its estate charged with the cost of work. The Landlord shall not unreasonably withhold, condition or delay its approval to any such request, but failure to comply with the Landlord's reasonable requirements for the Building shall be considered sufficient reason for refusal. Notwithstanding anything contained in the Lease, Teanant shall be permitted to carry out Leasehold Improvements without the Landlord's consent being required thereto, so long as such Leasehold Improvements do not affect any of the Building's structure or mechanical or electrical systems, or the envelope or roof of the Building, and the costs of such Leasehold Improvements is not in excess of ten thousand dollars ($10,000.00) or a "per event" basis(the "PERMITTED LEASEDHOLD IMPROVEMENTS"). In making, erecting,installing or altering any Leasehold Improvements the Tenant shall not, without the prior written approval of the Landlord, alter or unreasonably interfere with any installations which have been made by the Landlord or others and in no event shall alter or unreasonably interfere with window coverings(if any) or other light control devices (if any) installed in the Building. The Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where considered appropriate by the Landlord, acting reasonably, working drawings and specifications thereof. If the Tenant requires from the Landlord drawings or specifications of the Building in connection with the Leasehold Improvements, the Tenant shall pay the reasonable cost thereof to the Landlord on demand. Any reasonable costs and expenses incurred by the Landlord in connection with the Leasehold Improvement requested by Tenant in excess of the Tenant Improvement Allowance (as defined below) shall be paid by the Tenant to the Landlord within thirty (30) days after Tenant's receipt of an invoice therefor. All work to be performed in the Leased Premises shall be performed by competent and adequately insured contractors and sub-contractors of whom the Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing: Landlord may required that the Landlord's contractors and sub-contractors be engaged for any mechanical or electrical work provided that such contractors' and subcontractors' charges are reasonable; and Landlord may further require that work by Tenant be performed by workmen who have labor union affiliations that are compatible with those affiliations (if any) of workmen employed by the Landlord and its contractors and sub-contractors. All such work including the delivery, storage and removal of materials shall be subject to the reasonable supervision of the Landlord (at no cost to Tenant), shall be performed in accordance with any reasonable conditioned or regulation imposed by the Landlord including, without limitation, payment on demand by Landlord of a supervisory fee in the amount of five(5%) of the cost of such work (however such supervisory fee shall be in applicable to Landlord's Work and Tenant's Work defined below), and shall be completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord and in accordance with all applicable laws, regulations and by-laws of all regulatory authorities. Copies of required building permits or authorizations shall be obtained by the Tenant at its expense and copies thereof shall be provided to the Landlord. if the Tenant undertakes Leasehold Improvements, upon completion of such Leasehold Improvements installed and, If required by law, an engineer approved air balance report. No locks shall be installed on the entrance doors or in any doors in the Leased Premises that are not keyed to the Building master key system.

(c) In connection with the making, erection, installation or alteration of Leasehold Improvements and all other work or installations made by or for the Tenant in the Leased Premises, the Tenant shall comply with all the provisions of the construction lien and other similar statutes from time to time applicable thereto (including any proviso requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto as and when due. The Tenant will not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or, without the written consent of the Landlord (such consent not to be unreasonably withheld, conditioned or delayed), with respect to its trade fixtures nor shall the Tenant take any action as a consequence of which any such mortgage, conditional sale agreement or other encumbrance would attach to the Property or any part thereof. If and whenever any construction or other lien for work, labor, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within fifteen (15) days after submission by the Landlord of notice thereof procure the discharge thereof, including any notice of lien or certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may avail itself of any of its remedies hereunder for default of the Tenant and, after notice to Tenant, may make any payments or take any steps or proceedings required to procure the discharge of any such liens or encumbrances, and shall be entitled to be repaid by the Tenant on demand for any such payments and to be paid on demand by the Tenant for all costs and expenses in connection with steps or proceedings taken by the Landlord and the Landlord's right to reimbursement and to payment shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharge was without merit or excessive or subject to any abatement, set-off or defense. The Tenant agrees to indemnify the Landlord from all claims, costs and expenses which may be incurred by the Landlord in any proceedings brought by any person against the Landlord alone or with another or other for or in respect of work, Labor, services or materials supplied to or for the Tenant.

(d) All Leasehold Improvements in or upon the Leased Premises shall immediately upon their placement be and become the Landlord's property without compensation therefor to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvement shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that:

      (i) the Tenant shall, prior to the end of the Term, remove such of the Leasehold improvements in the Leased Premises as the Landlord shall require to be removed, provided that Landlord has notified Tenant of the Tenant's requirement for removal and restoration at the time that the Tenant requested Landlord's consent to such Leasehold Improvements (however, notwithstanding the foregoing, Tenant shall not be required to remove any of Landlord's Work and Tenant's Work other than any wiring and cabling included in Tenant's Work); and

      (ii) the Tenant may, at the times appointed by the Landlord and subject to availability of elevators (if installed in the Building), remove its furniture and equipment at the end of the Term, and also during the Term in the usual and normal course of its business.

      The Tenant shall, in the case of every removal, repair at the expenses of the Tenant any damage caused to the property by the installation and removal. In the event of the non-removed by the end of the Term, or within three (3) days after the sooner termination of this lease, of such trade fixtures or Leasehold Improvements required by the Landlord to be removed, the Landlord shall have option, in addition to its other remedies under this Lease to declare to the Tenant that such trade fixtures are the property of the Landlord and the Landlord upon such a declaration may dispose of such trade fixtures and retain any proceeds of deposition as security for the debts, liabilities and obligations of the Tenant and Tenant shall be liable to the Landlord for any expenses reasonably incurred by the Landlord.

(e)   For the purpose of this lease,

      (i) "TENANT'S WORK" shall mean all work required to be done by landlord to complete the Leased Premises for initial occupancy by the Tenant excluding the Landlord's Work (as hereinafter defined).

      (ii) "LANDLORD'S WORK" shall mean the shell of the Leased Premises in its "as is" condition including an electric panel rated for 1,200 amps at 480 volts. Notwithstanding any provision of the Lease to the contrary, Landlord will be responsible for any repair and replacements needed for HVAC units (both new and existing ) serving the Leased Premises for a period of one year following Landlord's completion of Tenant's work.

(f) Landlord will construct Tenant's Work in a good and workmanlike manner in accordance with plans and specifications mutually acceptable to Landlord and Tenant. The entire cost of designing and constructing Tenant's Work shall be paid by Tenant, except that Landlord will provide an allowance in an amount not to exceed $837,000.00 (the "TENANT IMPROVEMENT ALLOWANCE") to design and construct the office portion of the Leased premises and any other Leasehold Improvements contemplated by the final, approved Construction Documents. The Tenant agrees that the Landlord can deduct from the Tenant Improvement Allowance the costs and expenses incurred by the Landlord and its consultants for Tenant's Work (e.g. design and architectural fees, mechanical, electrical, plumbing and structural engineering fees, reproduction costs of permits and inspections for Tenant's Work). Any unused portion of the Tenant Improvement Allowance shall be credited back to Tenant in a manner mutually agreeable to both Landlord and Tenant, acting reasonably. In addition to the Tenant Improvement Allowance, Tenant shall have the right to request and obtain from Landlord an additional allowance in an amount not to exceed $200,000.00 (the "ADDITIONAL ALLOWANCE") which shall be used to pay for the cost of Tenant's Work, which Tenant shall reimburse to Landlord in the form of Rent over the Term of the Lease amortized at an interest rate of eight percent (8%) and payable monthly together with each monthly payment of Basic Rent.

(g)   (i)   Tenant shall cooperate with Landlord's architect in order that architectural working drawings and specifications (the "CONSTRUCTION
            DOCUMENTS") for the Leased Premises, as required for the construction of Tenant's Work, can be completed and delivered to Landlord as soon as possible following the date this Lease is signed by the parties; provided, however, the number of days in which delivery of the Construction Documents is delayed beyond March 31, 2004 shall constitute Unavoidable Delay as referenced in Section 2 of the Lease. Tenant shall respond to requests for input regarding the Construction Documents, including delivery of written notice of approval or objections regarding same, within three (3) business days after Tenant's receipt of each such request. Failure of Tenant to respond within such time frame or to act within any other time frames required of it shall be deemed to Tenant Delay. Tenant agrees not to unreasonably withhold its approval to the Construction
            Documents.

      (ii) Within a reasonable period after receipt of the final approved Construction Documents, Landlord shall make application for building permits,if necessary.

      (iii) Landlord shall submit Tenants's Work to bid with three contractors, one of whom shall be Robert Borg Construction. Tenant acknowledges that the bids are being obtained initially based on preliminary drawings and that the bid may be modified based on the final approved Construction Documents. Tenant shall within three(3) business days following receipt of the bids to select one of the bidding contractors who will perform Tenant's Work.

      (iv) Upon receipt of a signed copy of the final approved Construction Documents, the required permits and selection of a general contractor by Landlord and Tenant, construction will immediately commence. Landlord will make diligient efforts to substantially complete Tenant's Work and Landlord's Work by the Required Completion Date defined in the Lease.

      (v) "CHANGES" shall mean any revisions to Tenant's Work as described in the final approved Construction Documents which are(i) requested by any local government agency o field inspector. If Landlord approves Changes(such approval not to be unreasonably withheld, conditioned or delayed), Landlord shall reasonably determine the cost for proposed Changes. Tenant shall be deemed to have approved of Changes described in(ii) and shall pay Landlord's reasonable cost with respect to same. Tenant shall approve or disapprove, in writing , the cost for the Changes requested by Tenant within two (2) business days after Tenant's receipt of the esitmated cost for the Changes to Tenant. Landlord shall not be obligated to proceed with the Changes until Tenant has approved the cost for the Changes. If the approval of the cost for the Changes is not received by the Landlord within the two (2) business day period, Tenant shall be deemed to have abandoned its request for the Changes. In the event that a Change results in extending substantial completion of Tenant's Work beyond the date that Tenant's Work would have been completed without the Change,then extension of time shall constitute a Tenant Delay.

(h) When Landlord's architect considers Landlord's Work and Tenant's Work to be substantially complete or about to be substantially completed, Landlord shall notify Tenant as to the date or anticipated date of substantial completion and of a time and date for inspection of the Landlord's Work and Tenant,s Work. If such time and date are not acceptable to Tenant, Landlord and Tenant shall mutually agree upon another time and date,provided that Tenant shall not unreasonably dalay such inspection beyond two(2) business of the date originally suggested by Landlord, Tenant agrees to inspect the Leased Premises at such time and on such date to execute at the time of such inspection Landlord's reasonable form of inspection report which shall be prepared by Landlord's architect and shall list items designated by said architect as not yet completed and any additional items which Landlord and Tenant acting reasonably and in good faith upon if such inspection are not yet completed (said list is hereinafter referred to as a "PUNCH LIST"). If the Punch List consists only of items which shall not materially interfere with Tenant's ability to use the occupy the Leased Premises for the Permitted Use, and if Landlord's Work and Tenant's Work are substantially completed pursuant to the final approved Construction Documents, Tenant agrees to also execute at the time of such inspection a written statement that the Leased Premises have been substantially completed in accordance with the Schedule subject only to the items listed on the Punch List. Tenant agrees that, at the request of Landlord from time to time after the initial inspection, Tenant shall initial such Punch List or execute revised Punch Lists to reflect partial completion of prior Punch List items, to the extent such Punch List items have been completed. Tenant's acknowledgement in writing that the Leased Premises are substantially complete and acceptance of pessession of the Leased Premises shall not releive Landlord of its obligations to diligently complete all Punch List items. Landlord shall complete the repair of any Punch List items within thirty (30) days of receiving such list, provided that if the nature of such repairs in such that more than thirty (30) days are required to complete such repairs, then Landlord shall commence such repairs within the thirty (30) day period and thereafter diligently prosecute such repairs to completion, subject to Tenant Delays.

(i) Landlord shall be responsible for repair of defects in Landord's Work and Tenant's Work for a period of one year following the date that same are substantially completed and the Leased Premises are delivered to Tenant.

                                  SCHEDULE "H"
                                 OPTION TO RENEW

(a) Provided Tenant is not then in default hereunder beyond any applicable cure period and as long Tenant has not defaulted in the payment of Rent more than five (5) times during the Term and as a result thereof Landlord has sent Tenant notices regarding each of such late payments, the Landlord will at the expiration of the initial Term on written notice by the Tenant to the landlord given by the Tenant not more than 13 months prior to the expiration of the initial Term and received by the Landlord not less than 12 months prior to the expiration of the initial Term grant to the Tenant one 5-year extension of the Term (the "RENEWAL TERM") on the same terms and conditions as contained in this Lease except the right of further renewal, Landlord's Work and Tenant's Work, Basic Rent, Tenant Improvement Allowance and Rent abatement period.

(b) The Basic Rent per square foot for the Leased Premises shall be equal to Prevailing Market as described below. Landlord shall advice Tenant of the applicable Basic Rent rate for the Leased Premises and Tenant, within 10 days thereafter, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its option for the Leased Premises, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 10 day period, the Renewal Option shall automatically become null and void. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into a lease amendment as provided below. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith for a period of twenty (20) days after the date of Tenant's Rejection Notice to agree upon the Prevailing Market rate for the Leased Premises. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the lease amendment as provided below. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Leased Premises within twenty (20) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant, by written notice to Landlord (the "Arbitration Notice") given within three (3) business days after the expiration of such twenty (20) day period, shall have the right to have the Prevailing Market Rate determined in accordance with the following procedures. If Tenant fails to exercise its right to arbitrate, the Renewal Option shall automatically become null and void.

(c) If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall meet and each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, Landlord and Tenant, within three (3) business days after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in the city or county in which the Building is located, with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds and MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar). Upon selected, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Basic Rent rate for the Leased Premises. If either Landlord or Tenant fails to appoint an appraiser within the three (3) business day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within the twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) days period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the appraiser shall make its determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both landlord and Tenant as the Basic Rent rate for the Leased Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arabitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market rate has not been determined by the commencement date of the Leased Premises, Tenant shall pay Basic Rent at the rate initially determined by Landlord until such time as the Prevailing Market rate has been determined. Upon such determination, the Basic Rent for the Leased Premises shall be retroactively adjusted to the commencement date of the Leased Premises. If such adjustment results in an underpayment of Basic Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Basic Rent by Tenant, landlord shall credit such overpayment against the next installment of Basic Rent due under the Lease and, to the extent necessary, and subsequent installments until the entire amount of such overpayment has been credited against Basic Rent.

(d) Notwithstanding the above, if the Tenant does not exercise this Option to Renew in strict accordance with this Schedule "H" then this Option to Renew is null and void.

(e) The Tenant's Option to Renew hereunder is personal to the Tenant and automatically expires on any Transfer (other than any sublease by Tenant with Landlord's consent of less than 20,000 square feet for no more than three (3) years) whether or not the same is with the consent of the Landlord, except that Tenant shall be permitted to transfer this Option to Renew to a Controlled Tenant.

                                  SCHEDULE "J"

                       DECLARATION OF PROTECTIVE COVENANTS

                       DECLARATION OF PROTECTIVE COVENANTS

         This Declaration of Protective Covenants (hereinafter referred to as this "Declaration") is made effective this 21 day of March, 1995, by LaSalle National Trust, N.A., as trustee under trust agreement dated November 15, 1994, and known as trust number 119196 (hereinafter referred to as the "Declarant"), as the owner of that certain real property located in the Village of Libertyville, which real property is legally described in Exhibit A of this Declaration, which Exhibit A is attached hereto and made a part hereof, and which real property is hereinafter referred to sometimes as "Real Estate", or by its common name "Libertyville Business Park."

                                   WITNESSETH:

         WHEREAS, Libertyville Business Park is being developed by Declarant or by Declarant's successor in title as a research, office and industrial complex pursuant to the Development Agreement and the Development Ordinance (both as hereafter defined), and the Declarant desires to provide for the preservation of the values and amenities thereof for the benefit of the Real Estate, to create certain easements appurtenant to all or a part of the Real Estate, and to provide for the use, maintenance, and repair thereof for any and all subsequent Owners (as defined hereinafter), all of which shall inure to the benefit of and pass with the Real estate and portions thereof, and shall apply to and bind successors in interest and any subsequent Owners thereof.

         NOW THEREFORE, the Declarant hereby declares that any interest in the Real Estate, or any portion thereof, except for any interest held in the Real Estate by the Village or any other governmental body, is and be held, conveyed, and occupied subject to the covenants. conditions, easements, charges, liens, assessments, restrictions, and reservations hereinafter set forth.

I.       THE REAL ESTATE.

                  The Real Estate affected hereby and subject to this Declaration is commonly known as Libertyville Business Park, is described on Exhibit A hereto, and is located within the Village of Libertyville, Lake Country, State of Illinois.

II.      DEFINITIONS.

         The following words, when used in this Declaration or any supplemental or amended Declaration (unless the context shall specifically provided otherwise), shall have the following meanings, interpretations and effects:

         A. "Association" - A not-for-profit Illinois corporation known as "Libertyville Business Park Association" (or by such other as may be available at the time of its incorporation) created for the purpose of owing and/or Maintaining the Common Property (as defined hereinafter) and such other purposes as hereinafter set forth, and to effectuate the intent of this Declaration. For the purpose of this Declaration, references to the Association or its Board of Directors shall mean the Declarant until such time as the Association is formed. Similarly, references to the Declarant shall mean the Association from and after the time that she referenced rights or duties are assigned to or devolve to the Association in accordance with the terms of this Declaration.

         B. "Building Site" Any lot or loss within the Real Estate upon which a building or buildings and appurtenant structures may be erected which is in conformance with the restrictions of the Development Ordinance and Development Agreement and which is replaced in accordance with the Development Ordinance and the Development agreement.

         C. "Common Property" - The realty designated as "Outlot A" and "Outlot B" on the Plat of Subdivision of Libertyville Business Park, recorded in the Office of the Recorder of Deeds of Lake County on March 21, 1995 as Document No.3655524 (hereinafter referred to as the "Plat of Subdivision") and/or on any amendment or corrections thereto, and all facilities appurtenant thereto, entryway signs or monuments, landscaping located in the public rights-of-way adjacent to or on the Real Estate, any reservoir or pumping station or sanitary sewer lift station located on The Real Estate and serving the Real Estate (unless conveyed to the County of Lake or the village, as defined hereinafter), all Storm Water Facilities (as defined hereinafter), and any other areas, improvements or facilities within the Real Estate intended for the common use or benefit of the Owners and which area, improvements or facilities have not been dedicated to and accepted by the Village or other governmental bodies, including, but not limited to those facilities and areas identified and described in Exhibit C attached and made a part hereof.

         D. "Default Interest Rate" - A per annum interest rate equal to the interest rate identified in the Wall Street Journal as the "Prime Rate" plus 3 percentage points in excess of the Prime Rate (for example, if the Prime Rate is 7% then the Default Interest Rate is 10%).

         E. Development Agreement" - That certain Agreement between, inter alia, the Declarant and the Village dated the 15th day of December, 1994, recorded in the Office of the Recorder of Deeds of Lake County on December 22, 1994 as Document No. 3628331 containing the terms and conditions of Declarant's development of the Real Estate, and including the terms of any Village resolution approving the Development Agreement.

         F. Development Ordinance" - Village ordinance number 92-O-05 approved January 27, 1992 and amended by Village ordinance number 94-O-65 approved December 14, 1994.

         G. "Detention Pond(s)" - "Those areas for the retention and/or detention of water for the benefit of Libertyville Business Park and which are designated herein for such purpose or on the Plat of subdivision as "Outlot A," "Outlot B," or as "Lake", 'Detention Area", "Detention Pond" and/or "Detention Lake".

         H. "Final Plat of Subdivision" - The final plat of subdivision of the Libertyville Business Park, recorded in the Office of the Recorder of Deeds of lake County, Illinois on___, 199__ as document number _______.

         I. "Improvements" - All structures or other charges of any kind to the Real Estate, Building Site, or a parcel or lot thereof, whether above or below grade, including, but not limited to: buildings; fences; equipment; utility installations; sending or receiving antennae; storage, loading, and parking facilities; walkways; driveways; landscaping; signs; site lighting; site grading; earth movement; and any exterior additions, changes, or alterations thereto, but excluding any improvements of the Village or other governmental bodies.

         J. "Owner" - The Party (as defined hereinafter) holding legal or equitable title to a Building Site and the Improvements thereon, excluding the Declarant. If legal title to a Building Site is in the name of a title holding land trust, the "Owner" shall include, without limitation, all beneficiaries of such trust.

         K.       "Owners" - Collectively more than one Owner.

         L. "Ordinances" - All Village ordinance, codes, resolutions, rules and regulations including the Development Ordinance and the Zoning Code, along with the Development Agreement.

         M. "Party" - An individual, corporation, partnership, or legal entity, public or private.

         N. "Storm Water Facilities" - The storm water system serving the Real Estate, in whole or in part and not a Building Site, including (without limitation) the Detention Ponds, conduits, inlet and outlet storm sewers and structures, catch basins, and the immediate land adjacent to said detention areas and lakes, There shall be excluded from Storm Water Facilities: (i) storm water collecting facilities dedicated to, accepted by and owned by governmental bodies, and (ii) storm water collecting sewers and facilities within a Building Site, the principal purpose of which is to serve said Building Site.

         O. "Tenant" - Any Party, excluding Declarant, who is not an Owner, or an employee of an Owner, and who occupies any portion of the Libertyville Business Park, whether or not such occupation is under the terms of a written or oral lease with an Owner or the Declarant.

         P. "Village" - The Village of Libertyville, an Illinois municipal corporation, and its successors.

         Q. "Zoning Code" - The Village ordinance which provide for the zoning of the Real Estate.

III.     PURPOSE.

      The purpose of this Declaration is to seek to ensure the proper development and use of each Building Site; to protect the Owners, Tenants and occupants (present or future) of all Building Sites against the improper development and use of a Building Site, as will depreciate the value of any Building Site; to prevent the erection in Libertyville Business Park of Improvements of unsuitable design, or those built using improper or unsuitable materials, or which otherwise violate the terms of this Declaration; to prevent haphazard and inharmonious Improvements; to Secure and maintain sufficient setbacks from streets and adequate open spaces between structures; and, in general, to establish and maintain the values and amenities of an attractive setting for business and industry with ample open area and high quality structures and landscaping. This Declaration is further amended to complement applicable governmental and municipal regulations, and, where conflicts occur, the most restrictive requirements shall be applied.

IV.      IMPROVEMENT CONVENANTS.

         No improvements may be constructed by the Owners on any portion of the Real Estate, unless the Improvements comply with the provisions of this Declaration, including but not limited to, this Section IV.

         A. ZONING. All Building Sites and Improvements shall conform to the Declaration and applicable Village Ordinances. In particular:

                  1. No reference to a "Lot" on the Final Plat of Subdivision shall be constructed to mean that the lot satisfies the requirements of a "Zoning Lot" under the Zoning Code;

                  2. No lot depicted on the Final Plat of Subdivision that does not meet the applicable minimum lot area, lot width, lot depth and lot frontage requirements of the Development Ordinance and Development Agreement shall be sold or otherwise conveyed unless and until such lot is combined with other contignous lots so that the resulting parcel meets such applicable minimum lot area, lot width, lot depth and lot frontage requirements of the Development Ordinance and Development Agreement;

                  3. No lot depicted on the Final Plat of Subdivision shall be sold conveyed, or combined with other lots if the result thereof would be to leave isolated any one or more other lots that do not meet the applicable minimum lot areas, lot width, lot depth and lot frontage requirements of the Development Ordinance and Development Agreement;

                  4. No building permit shall be issued by the Village for any parcel resulting from the combination of any or all of the lots depicted on the Final Plat of Subdivision unless (i) such parcel meets the applicable minimum lot area, lot width, lot depth and lot frontage requirements of the Development Ordinance and Development Agreement,
         (ii) such parcel does not isolate any one or more lots that do not meet the applicable minimum lot area, lot width, lot depth and lot frontage requirements of the Development Ordiannce and Development Agreement; (iii) parcel is platted or replatted into a lot of record that meets all applicable minimum lot area, lot width, lot depth and lot frontage requirements of the Development Ordinance and Development Agreement; (iv) Specific Building site and Operational Plan or Site Plan approvals shall have been obtained as required by the Development Ordinance and Development Agreement; and (v) all other conditions precedent to the issuance of building permits, as set forth in the Development Agreement, shall have been satisfied; and

                  5. No Specific Building Site and Operational Plan or Site Plan approvals under the Development Ordinance and Development Agreement shall be given unless such Plan provided for such improvements as may be necessary to ensure that public buses will have safe and convenient access to and use of passenger pick-up and drop-off locations in close proximity to building entrances.

         Any application to change the zoning of any Building Site requires the prior written approval of the Declarant or of the Association in the event the rights of the Declarant have been transferred or assigned to the Association. Notwithstanding anything herein to the contrary, the Declarant reserves the right to change the use and zoning of any Building Site the Declarant owns, subject only to approval by the village.

         B.       CONSTRUCTION.

                  1. MATERIALS. All Improvements shall be constructed with high quality permanent materials and shall be designed to be durable and easily maintained. All Improvements and other structures within Libertyville Business Park shall have exterior walls constructed of attractive materials which have been approved by the Declarant. Subject to the Declarant's review and approval of color, design and application, all exterior materials shall be face brick, stone, glass, exposed aggregate panels, pre-cast concrete panels, textured concrete, steel, aluminium or wood. Equivalent or better materials and any combination of the above materials may be used in well-conceived and creative applications as approved by the Declarant. Common brick, concrete block, cinder block, and split face block are specially prohibited on any exterior wall. Accessory buildings and enclosures and any structures that are appurtenant to any building shall be subject to prior approval by the Declarant, and shall be of similar or comparable materials, design and construction. Rigid gable roof structures will be disapproved if a "Pre-engineered" appearance is evident.

                  2. EXTERIOR EQUIPMENT. Exterior mechanical and electrical equipment, including without limitation air conditioning and heating equipment, air handling equipment, transformers, transclosures, pump houses, communication towers, microwave or communications satellite dishes, vents and fans, whether mounted on the roof or walls of any building or on the ground, shall be placed or screened so that the predominant design lines of the building or structure continue without visual distraction or interruption.

                  3. UTILITIES. All Plans and Specifications (as defined hereinafter) shall provided for the underground installation of all utilities from Building Site lot lines to Improvements and shall provide for appropriate safety measures or other controls, whether of a temporary or permanent nature, as may be prudent under the circumstances as set forth by local, state, or federal governmental agencies. Any connection of an underground utility involving crossing a public roadway shall be accomplished only by auguring and casing the carrier pipe. Wherever feasible, utility connections made above ground level shall be located within buildings, such as exposed utility boxes, and where feasible they shall be screened using landscaping or other suitable designs and materials.

         C. OBJECTIONABLE USES. Any use which is deemand by the Declarant to be incompatible or objectionable, including without limitation any use which, in the Declarant's opinion, might produce offensive or unusual odors, fumes, dust, smoke, noise, electrical interference or pollution, or which might produce an unusual danger or fire, explosion or other casualty, shall not be permitted in Libertyville Business Park. All business, production, servicing and processing shall take place within completely enclosed structures, unless expressly approved by the Declarant. Without limiting the generality of the foregoing, those certain uses prohibited by the Development Ordinance are specifically prohibited in the Libertyville Business Park.

         D.       PARKING.

                  1. PARKING AREAS. Each Building Site shall contain all required parking facilities entirely within the Building Site. Parking on street rights-of-way is expressly prohibited.

                  2. TRAILER PARKING. No storage or overnight parking of trucks or truck trailers shall be permitted, except in off-street loading areas or as expressly approved in writing by the Declarant.

                  3. REQUIRED SPACES. The number and location of the required parking spaces shall be subject to all applicable Village Ordinances.

         E. OFF-STREET LOADING AREA. All truck docks shall be located either (i) indoors, or (ii) in areas which are screened by landscaping, berms, or other means so as to make loading area not visible from the public street granting access to the Building Site.

         F. OUTSIDE STORAGE AND DISPLAYS. The outside display of materials or merchandise for advertising or merchandising purposes is prohibited. Outdoor storage of any kind shall be permitted only upon prior approval or the Declarant, and only if in conformity with Section IV. C. of this Declaration, and then generally only behind a principal building or within the rear half of the Building Site if screened from the view of anyone within any public street right-of-way abutting the Building Site by screening walls, earth berms or plant material at least ten (10) feet in height. All equipment and facilities for the bulk storage of liquids, petroleum products, fuel, refuse, water and similar materials shall be deemed to be outside storage. Any trash in garbage, storage, pickup areas, receptacles or dumpsters shall be located within an enclosed building or an area (open to the sky) enclosed by screening walls, earth berms of plant materials at least equal in height to the material being stored. Such storage areas or structures shall not be located within required front, side or rear yard setback areas.

      G.    LANDSCAPING.

            1. GENERALLY. All open areas on each Building Site not occupied by buildings, structures, outside storage areas, parking areas, street right-of-way paved areas, driveways, walkways and off-street loading areas shall be suitably graded and drained and shall be landscaped with lawns, trees, and shrubs in accordance with the Final Landscaping Plans to be approved pursuant to the Development Agreement. Lawns shall be seeded or sodded with bluegrass predominant mixtures. A landscape plan must be submitted in accordance with Section V. hereof for review and approval.

            2. TREES. All Building Sites must comply with the provisions of Village Ordinances.

            3. PARKING AREAS. Parking areas adjacent to a street shall be screened from the street(s) by landscaped berms, hedges, or plantings pursuant to the applicable Village Ordinances.

            4. MINIMUM PLANTING REQUIRED. Each Building Site shall comply with the applicable Village Ordinances for plantings required.

            5. LANDSCAPING MAINTENANCE. All landscaping on each Building Site and on the landscaped portions of any abutting street right-of-way shall be properly maintained by the Owner or Tenant of the Building Site, which maintenance shall include removal of all trash and debris and all necessary cutting, watering, fertilizing, aerating, spraying, pruning and required replacements.

            6. TIME FOR COMPLETION. All landscaping on each Building Site shall be completed within six (6) months after occupancy or completion of any building thereon, whichever occurs first. The time for completion may be extended by written approval of Declarant, only if Declarant, in its sole judgment, determines that the delay is required due to causes beyond the control of the Owner involved. If an Owner fails to complete landscaping by the required date, as it may be extended by Declarant, the Owner shall be subject to a special assessment, payable to Declarant, equal to the costs of such landscaping, together with interest thereon at the Default Interest Rate, such assessment to be used by Declarant to complete said landscaping and if said assessment and interest is not paid within thirty (30) days after written notice of such assessment from the Declarant, said assessment and interest will constitute a lien against the Building Site and may be enforced as set forth in Section VIII.C.5. hereof.

      H. FENCING. Fencing shall be permitted only to secure outside storage or in connection with design screening. All fencing must be approved by the Declarant and be constructed of materials aesthetically compatible with those used in the major building in the Building Site. All metal fencing shall be screened by landscaping.

      I.    EXTERIOR LIGHTING.

            1. PLAN. Each Building Site shall have adequate exterior lighting for its intended use. Exterior lights shall be shielded with non-reflective shields directing light down onto the Building site and away from other Building Sites, and away from property adjacent to Libertyville Business Park. An exterior lighting plan for each Building Site must be submitted to the Declarant in accordance with Section V. for review and approval.

            2. COLOR, TYPE. All exterior lighting shall be of the high pressure sodium vapor type and/or color. No unusually colored lights shall be permitted. No bare neon lights and no temporary, traveling, flashing or intermittent lighting of any kind shall be permitted.

            3. POLE HEIGHT. All pole-mounted exterior lighting fixtures shall be on poles no higher than thirty (30) feet, unless engineered to prevent light spillage on adjacent properties and approved by Declarant.

            4. HOURS OF OPERATION. All exterior lighting shall be continuously operated each night from dusk until the later of midnight or one hour past the closing time of the facilities on a Building Site.

            5. UNDERGROUND WIRING. All wiring for exterior lighting shall be installed underground.

      J. SIGNS AND GRAPHICS. All signs, visible from the exterior of any building, must be submitted to the Declarant in accordance with Section V. for review approval prior to their installation, and shall be maintained in a safe and presentable condition at all times, including the replacement of defective parts, painting, reainting, cleaning and any other necessary maintenance acts. The Declarant shall maintain and replace as necessary any signs identifying "Libertyville Business Park", the location and design of which shall be determined by the Declarant as approved by the Village. All signs must conform with the standards set forth hereinafter, which standards may be subject to change and amendment by the Declarant from time to time:

      1. One (1) free-standing ground sign shall be allowed per Building Site. If a Building Site fronts on two (2) or more public roads, then one (1) free-standing ground sign shall be allowed on each street frontage, except that no signs shall allowed (i) the berm parallel to Winchester Road, or (ii) on the ground visible from U.S. Route 45.

      2. Signs may be illuminated (internally or by direct ground-mounted illumination) or non-illuminated.

      3. The size, shape and color of the free-standing ground sign shall be in aesthetic balance with itself, the size of the Building Site, the amount of street frontage, the size and nature of the Improvements, and the surrounding properties, as may be determined solely by the Declarant in a consistent and uniform manner.

      4. The height of the free-standing ground sign shall be predetermined so that the centerline of the main panel is always at the optimum viewing height for a person seated in an automobile.

      5. A sign cannot be located in street rights-of-way, but can be located in any front of side yard area that does not obstruct the sight lines at a street or driveway intersection, as determined by the Village. Sign location shall also not block or detract from adjacent property.

      6.    The base of the free-standing ground sign must be landscaped.

      7. Only a corporate name, type of business, street address, logo, or corporate graphics may appear on the free-standing ground sign.

      8. Flashing, animated, moving, inappropriately colored, roof, canopy or marquee signs are prohibited.

      9. No off-premises signs are permitted within the Libertyville Business Park.

      10.   Signs shall comply with all standards established by the Village.

      11. Messages or symbols to inform, direct or control shall appear on informational and directional signs, which shall be uniform as to material, color and shape and harmonious with surroundings. Advertising shall be prohibited on these signs. All lettering should be Helvetica Medium upper case or lower case. These signs shall be low to the ground, small in size, and of a number which are reasonably necessary for the purpose intended, as the Declarant may determine, in an uniform and consistent manner.

            12. Multi-tenant buildings occupied by two or more Tenants shall meet the same standards for corporate identification signage and informational and directional signage as outlined hereinabove and below, with the following exceptions:

            a. An Owner of a multi-tenant building shall establish, subject to the approval of the Declarant, a Uniform Signage Package, which would be compatible and harmonious with the architectural scheme of the Real Estate and the Building Site, and also be in general compliance with the intent of the signage guidelines contained herein, but would also allow some minor variances to meet the unique needs of a multi-tenant facility.

            b. All signage in a multi-tenant property shall be uniform as to color of sign frame system, if any, shape, size and placement. The main panel of the property identity sign may be of uniform color and have standardized lettering, or may allow for individualized colors and corporate logos and graphics, subject to approval of the Declarant.

            13. A simple, single line sign with uniform lettering not to exceed five (5) inches in height may be affixed or placed on the exterior of a loading dock door or service area designating the name of the Party being serviced.

            14. All construction signs used for information purposes, signs for sale, lease and development, and subdivision signs shall be submitted for approval to the Declarant. All signs indicating the name of the general contractor, subcontractors, architects, engineers, financiers, or other individuals or corporations involved in the construction of a Building Site shall be located only on the applicable Building Site. For the purpose of identifying a specific construction site or project within Libertyville Business Park, the developer, Owner, or Tenant may erect one
      (1) four (4) feet x eight (8) feet single face, non-illuminated sign setting forth only the following: "Future facility for (name of Party)" and the Libertyville Business Park address. The Libertyville Business Park logo, if any, may also be incorporated into this sign. Construction signage shall be removed immediately following building completion. Lease and development signage shall be removed once all building(s) have been completed and are ninety (90) percent occupied as determined by square footage of the building(s).

            15. All signs shall be maintained by the Owner or the Tenant(s) in a safe and presentable condition at all times, including replacement of defective parts, painting, repainting, cleaning and any other necessary maintenance acts.

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

            16. The Declarant shall have the right to enter onto any Building Site to remove any sign erected without prior written approval, and the Owner and/or Tenant shall assume all costs and damages occasioned removal.

      K. SET BACKS. In Libertyville Business Park, minimum yard setbacks shall be as provided in the Development Ordinance and Development Agreement.

      L. Village Approvals. The compliance by an Owner with any or all of the provisions of this Section IV, or of any other section of this Declaration, shall not excuse the Owner from complying with the Zoning Code, the Development Agreement, the Development Ordinance or any other applicable ordinances, statues, rules, regulations and requirements of the Village, County of Lake, State of Illinois, United States, or any other governmental bodies having jurisdiction over the Real Estate.

V. PLANS AND SPECIFICATIONS SUBMITTAL PROCEDURES.

      A. REQUIRED PROCEDURES. Prior to application to the Village to obtain the various approval as may be required by the Village from time to time, the Owners or their designated representatives must present their proposed Plans and Specifications (as defined hereinafter) to the Declarant. Only after approval by the Declarant as provided for herein, may the Owner commence the approval and permit process with the Village.

      B. SUBMISSION OF DOCUMENTS. The Owners or their designated representatives shall submit detailed information in writing regarding the proposed use of the Building Site, copies of all permits and any accompanying correspondence, erosion and sedimentation control plans, and other plans submitted for governmental approval, and three (3) full sets of construction plans, drawings, and specifications showing or stating all aspects of the exterior of the proposed Improvements, site layout, landscaping and engineering of the proposed Improvements, all hereinafter referred to as the "Plans and Specifications". The Plans and Specifications shall include, without limitation, the following:

         1. Location of all structures, easements, street rights-of-way,and setback lines;

         2.    Location of all walks, driveways and curb lines;

         3. Layout and location of all parking areas, including location and dimensions of all spaces, circulation aisles, islands, and curbs;

         4. Layout and location of all off-street loading areas including, as required, all necessary fencing or other screening;

            5. Layout and location of all outside storage areas, including identification and size of the material(s) to be stored and location and dimensions of all fencing and screening;

            6. All landscaping, including location, height, spread, type and number of trees and shrubs and location and type of all ground cover and lawn material;

            7. Location, height, intensity and fixture type of all exterior lighting;

            8. Location, size and type of all pipes, lines, conduits and appurtenant equipment and facilities for the transmission of sanitary sewage, storm water, water electricity, gas, telephone, steam and other utility services;

            9.    Location, size and type of all fencing;

            10. Architectural floor plans showing building elevations (all faces of the proposed improvements), and all other exterior details of each building;

            11. Building exterior material and color information, including samples;

            12.   Temporary construction sign design;

            13. Permanent sign and information and directional sign designs (showing location, size, type and material and color information);

            14. Site coverage data and calculations, including finished contour lines and spot elevations;

            15. Parking data and calculations, including base data for projected needs;

            16. Site drainage data and calculations, including finished contour lines and spot elevations;

            17.   Description of proposed use; and

            18.   A rendering of all proposed buildings.

      C. SCALE AND DETAIL. All architectural plans and construction drawings submitted shall be to a scale of not less than one (1) inch equal to sixteen
(16) feet. All site plans submitted shall to be a scale of not less that one (1) inch equal to fifty (50) feet.

      D. NO USE PRIOR TO APPROVAL. No improvements, building, structure, or sign of any kind shall be commenced, installed, erected, placed, assembled, altered, moved onto or permitted to remain on any Building Site, unless and until the Plans and Specifications have been submitted to, reviewed and approved in writing by the Declarant in accordance with this Section V. No Building Site Owner shall apply to any public authority for any construction or building permits for any project before written approval of the Plans and Specifications have been given by the Declarant.

      E. CHANGES. No construction or use that is inconsistent with, in addition to or materially different from any previously approved Plans and Specifications shall be commenced or permitted until final construction drawings and specifications reflecting such change or addition has been approved in accordance with this Section V.

      F. APPROVAL AND DISAPPROVAL.

         1. STANDARDS. The Declarant shall have the right to disapprove any Plans and Specifications because they are not in accordance with the purposes set forth in Section III. and the requirements of Sections IV. and V. hereof, because they fail to meet or exceed architectural standards on and of the Real Estate, or because they fail to comply with any requirement of this Declaration or Libertyville Business Park signage standards or because they fail to include any information which is required by this Declaration or which reasonably may have been requested by the Declarant. The approval or disapproval of the Declarant pursuant to the general provisions of this Declaration shall not be deemed to be limited by reason of any specific illustrations or requirement set forth herein, but Declarant shall be the sole and exclusive judge, acting in accordance with the purposes set forth in Section III. hereof.

         2. TIME FOR APPROVAL. The Declarant shall approve, disapprove or request any additions or supplemental information relating to any Plans and specifications within thirty (30) days after all Plans and Specifications (in the form and substance acceptable to the Declarant and in accordance with this Declaration) are submitted, unless during said thirty (30) day period, the Declarant determines that, as a result of the nature of the submittal or the issues raised thereby, an additional period of time is necessary, in which case the Declarant shall notify the Owner that an additional thirty (30) day period is required.

         3. DECLARANT'S WAIVER DISCRETION. The Declarant may, in its sole discretion, waive any of the provisions of Section IV. or V. as it may pertain to a particular Owner or Building Site, except Section IV. L. and each Owner, Tenant or other occupant of any portion of the Real
      Estate hereby waives any claim or right for damages or liabilities of any kind from either or both of the Declarant or the Association which may result (or be claimed to result) from such determination or waiver, and neither the

      Declarant nor the Associations shall have any responsibility or liability for any claim for damages or liabilities which may result from such determination or waiver.

      G. DECLARANT'S FEES. The Declarant shall be entitled to a reasonable fee, not to exceed One Thousand Dollars ($1,000) per acre, in connection with the approvals required under this Section V hereof, which fee shall be payable to the Declarant at the time of submission of the Plans and Specifications for approval. The per acre fee shall be subject to review and change by the Declarant from time to time. The Declarant shall not be subject to review Plans and Specifications until the Declarant receives the appropriate fee under this
Section V.G. Any fees that remain unpaid shall be collectible hereunder in the same manner as a lien for charges under this Declaration. Neither the Declarant, nor its agents, employees, successors or assigns shall be liable in damages to any Owner or to any other Party submitting Plans and Specifications for approval by reason of a mistake in judgement, negligence or nonfeasance arising out of or in connection with the approval or disapproval or failure to approve an Plans and Specifications. Every Party who submits Plans and Specifications to the Declarant or Association for approval as herein provided agrees by submission of the Plans and Specifications, and every Owner or party claiming by or through an Owner agrees by acquiring title to any part of the Real Estate or any interest in the Real Estate, that it will not bring any action or suit against the either or both of the Association or the Declarant, or their agents, employees, successors or assigns, to recover any said damages.

      H. GRADING AND ENGINEERING PLANS. It is understood and agreed that all grading and engineering plans submitted to the Declarant for approval shall be prepared by a licenced engineer approved by the Declarant (which approval shall not be unreasonably withheld) in order that said grading and engineering plans will conform with the overall grading and engineering plans for Libertyville Business Park. Notwithstanding Declarant's approval of such grading and engineering plans, each Owner or Tenant of any portion of the Real Estate hereby waives any claim or right for damages or liabilities from the Declarant which may result from such approval and the Declarant shall have no responsibility or liability for any claim for damages or liabilities which may result from such approval.

      I. APPLICATIONS TO VARY OR MODIFY VILLAGE ORDINANCE REQUIREMENTS. Prior to an Owner applying to the Village for a variance, change or other modification of any village Ordinance, the written approval of the Declarant, or the Association as applicable, must be obtained. The approval of the Declarant, or the Association as applicable, may be withheld in the Declarant's, or Association's as applicable, sole and absolute discretion.

      J. TRANSFER OF REVIEW RIGHTS TO ASSOCIATION. The Declarant's right to approve or disapprove the Plans and Specifications may, at the Declarant's election, be transferred to the Association or delegated to an agent of the Declarant, all in accordance with the provisions of this Declaration.

VI.   OWNER'S MAINTENANCE AND LEASING OBLIGATIONS.

      A. OWNER'S MAINTENANCE. Each Owner shall at all times maintain, repair, replace and renew or cause to be maintained, repaired, replaced or renewed all Improvements on its Building Site, so as to keep same in a clean, sightly, safe and first-class condition consistent with its original intended appearance and use (hereinafter referred to as the "Owner's Maintenance"). Owner's Maintenance shall include, but shall not be limited to: the maintenance of all visible exterior surfaces of all buildings and other Improvements; the prompt removal of all paper, debris and refuse from all areas of its Building Site and all snow and ice from paved areas; the operation, maintenance, repair, replacement and removal of all Storm Water Facilities located on its Building Site; the repair, replacement, cleaning and revamping of all signs and lighting fixtures; and the mowing, watering, fertilizing, weeding, replanting and replacing of all landscaping. All construction of Improvements shall be promptly commenced and diligently pursued. The Owner of any Building Site under construction shall, at all times, keep public streets used by such Owner or its contractors, agents or employees in connection with said construction and Building Site free from any dirt, mud, garbage, trash or other debris which might be occasioned by said construction.

      B. DAMAGE TO IMPROVEMENTS. If any Improvements are damaged or destroyed, the Owner shall, as quickly as is reasonably practicable (but in no event more than twelve (12) months after the date of the casualty), restore said Improvements to the condition existing prior to such damage or destruction or, in the alternative, raze and remove said Improvements and landscape the Building Site pursuant to a landscaping plan approved as provided in Section V. hereof.

      C. LANDSCAPE VACANT BUILDING SITE. If the Owner does not commence construction of the Improvements upon the Building Site within twelve (12) months of the date of the recording of a Deed to an Owner other than Declarant, the Owner shall landscape the Building Site with no less than an appropriate ground cover, such as field grass or sod, and thereafter maintain such ground cover in a clean, neat and safe condition, keeping it mowed at a height not to exceed four (4) inches until the commencement of construction of the Improvements. The aforesaid twelve (12) month period may be extended with the written approval of the Declarant.

      D. RIGHT TO PERFORM OWNER'S MAINTENANCE. If an Owner shall fail to perform Owner's Maintenance as aforesaid, or the landscaping work in accordance with the provisions hereof, the Declarant may (but shall be under no obligation to, unless required by the Village) give written notice to the Owner specifying the manner in which the Owner has failed to so perform. If such failure has not been corrected within ten(10) days after such notice, or if such work, if it cannot be completed within said ten(10) day period, has not been commenced within said period and thereafter diligently completed, the Declarant may (but shall be under no obligation to, unless required by the Village) enter upon the Building Site and perform said work. If the Declarant performs (or causes to be performed) any such work, the Declarant shall not be liable or responsible to the Owner or any other Owner for any losses or damages thereby sustained by the Owner or any other Owner, or anyone claiming by or under same, except for gross negligence or willful and wanton acts by the Declarant. The responsible Owner shall be liable for the cost of such work and shall promptly reimburse the Declarant for said cost, together with interest calculated from the date of expenditure until repayment, at the Default Interest Rate. If the Owner shall fail to reimburse the Declarant within thirty (30) days after receipt of a statement for said work from the Declarant, then said indebtedness shall be a debt of the Owner, and shall constitute a lien against that Building Site on which said work was performed. Said lien shall have the same attributes as a lien for charges as set forth in Section VIII.C.5 hereof, and the Declarant shall have identical powers and rights in all respects, including but not limited to the right of foreclosure.

      E. MAINTENANCE EASEMENT. The Declarant hereby reserves, for itself and for its designees or employees, and for the Association, the free and unrestricted right, license and privilege to have free and unrestricted access upon and across Libertyville Business Park and each Building Site, and, upon reasonable notice, and Improvements thereon, for the purpose of performing any work the Declarant shall have the right to perform pursuant to the provisions of this Declaration, including but not limited to the performance of Owner's Maintenance which an Owner fails to perform. Each Owner, Tenant, subtenant or mortgagee, of any Building Site, by accepting title thereto or an estate therein, shall be deemed to have consented to the foregoing reservations and to have granted the foregoing rights. The Declarant and Association shall use all reasonable efforts to avoid interfering with the normal business operations of anyone occupying said Building Site.

      F. LEASING. All leases for Tenants of any Real Estate or Improvements within the Libertyville Business Park shall be in writing and specifically require the Tenants to comply with all requirements of this Declaration and any By-Laws of the Association as such may be amended or supplemented. Any such provisions in leases shall not, however, operate in any manner or fashion to relieve the Owner from its responsibilities under this Declaration or any such By-Laws as amended or supplemented.

VII. ASSOCIATION IMPROVEMENTS AND MAINTENANCE. In addition to other duties and responsibilities which may be stated elsewhere in this Declaration, the Association shall be responsible for the following:

      A. GENERAL COMMON PROPERTY.

            1. CONVEYANCE. Upon the establishment of the Association, the Declarant shall convey to the Association all of its right, title and interest to the Detention Ponds by trustee's deed; transfer to the Association by bill of sale all personally consisting of utility facilities owned by Declarant; and assign to the Association any or all of its obligations for the performance of installation and/or maintenance of the Common Property and Storm Water Facilities, as defined herein.

            2. MAINTENANCE. It is recognized and understood that both the Common Property and the berms (and associated landscaping) along Winchester Road and U.S. Route 45 (collectively the "Berms") serve important functional and aesthetic purposes, and that their repair and maintenance are of vital concern to all Parties having an interest in Libertyville Business Park. In order to ensure that the Common Property is in good order and condition, is sightly and well kept, and complies with all applicable governmental regulations, the Declarant (and the Association after it is formed and the conveyances described in part VII.A.1. of this Section, above, are made) shall:

                  a. be responsible for the continuity, care conservation,
            preservation, operation and maintenance of the Common Property in a first rate condition and in accordance with predetermined standards, and shall regularly and systematically perform the maintenance, repair and replacement of any and all parts or portions of the Common Property and facilities to function as originally designed;

                  b. assume all obligations of any easement agreements between the Declarant's predecessors and the Village including, without limitation, the Village Storm Water Easement, Restrictive Covenant and Maintenance Agreement dated October 7, 1994.

            In addition, without limitation, all wetlands located in the Libertyville Business Park shall be included in the Common Property and shall be maintained, preserved or mitigated by the Declarant (and the Association after it is formed and the conveyances described in part VII.A.1. of this Section, above, are made) in accordance with the requirements of the Development Agreement, the U.S. Army Corps of Engineers and/or the Illinois Department of Transportation Division of Water Resources. No modifications shall be made to the wetlands, nor shall any modifications be made to the existing contours and grades of the Benefitted Territory so as to interfere with the wetlands without all applicable governmental approvals.

            Finally, the Declarant (and the Association after it is formed and the conveyances described in part VII.A.1. of this Section, above, are made) may (but shall not be obligated to) maintain, repair and replace the Berms, including the landscaping thereon, and the landscaping immediately surrounding the Detention Ponds. In such event, the cost of such maintenance, repair and replacement work may (in the Declarant's discretion) be either assumed by the Association and charged to all Association members, or billed back to the applicable Owners and not charged to the Association at large. In the event the Declarant or the Association, as the case may be, does not assume the obligations to maintain, repair and replace the Berms, such maintenance, repair and replacement shall be included as part of Owner's Maintenance pursuant to
      Section VI.A of this Declaration.

      B. STORM WATER FACILITIES.

            1. EASEMENTS. Easements for the east Detention Pond have been declared upon those portions of the Real Estate which are designated as Outlot B. It is understood that any such retention and/or detention areas may, in the future, be reshaped, altered, or relocated within the aforementioned easements, or within new easements, to meet required government standards or engineering requirements, but no such reshaping, alteration, or relocation shall be made without the prior approval of all applicable governmental authorities. For the benefit of the Village and for the benefit or all owners of property lying within the course of natural drainage or connected to or protected by the storm water retention, detention or drainage easements and facilities within the Real Estate, whether or not such benefitted property is located within the Real Estate, no modification shall be made to the design or operation of the storm water retention, detention or drainage facilities or to the existing contours or grades of the storm water retention, detention or drainage easements, nor shall any modifications be made to the existing contours and grades of the Real Estate so as to interfere with the proper operation and maintenance of the storm water retention, detention or drainage facilities without the specific written consent of the Village.

            2. MAINTENANCE OF STORM WATER FACILITIES. It is recognized and understood that the Storm Water Facilities serve both important functional and aesthetic purposes, and that their repair and maintenance are of vital concern to all parties having an interest in the Libertyville Business Park. In order to ensure that the Storm Water Facilities are in good working order, are slightly and well kept, and comply with applicable governmental regulations, the Storm Water Facilities are to be considered Common Property and the responsibility for their maintenance and repair, including the cost thereof, shall be that of the Association. Where necessary or desirable, but not without the consent of the Village, the delineation of the Storm Water Facilities may be adjusted in location of the Improvements and, where feasible and practical, a physical demarcation should be utilized in order to facilitate recognition of the Storm Water Facilities. In addition to the Declarant's or the Association's obligations pursuant to Section VII.A of this Declaration, (i) the Owners of each Building Site shall be responsible for the maintenance, including the cost thereof, of plantings located adjacent to the eastern most Detention Pond in the Libertyville Business Park and on the Owner's Building Site; and (ii) areas designated as Outlot A and Outlot B on the Libertyville Business Park Plat of Subdivision and located adjacent to a Building Site shall be maintained by the Owner thereof (said maintenance shall include, but shall not be limited to, keeping the Detention Pond and/or Storm Water Facilities clear of debris and other accumulations, insuring that the flow of storm water is not blocked or hindered, and maintaining the Detention Pond and/or and Storm Water Facilities in accordance with the landscape plan for the Building Site).

            3. IMPAIRMENT. It is understood that no Owner, by either act or omission, shall do or refrain from doing any act the effect of which will impair the function and/or aesthetics of the Storm Water Facilities, Detention Ponds or any appurtenances utilized in connection therewith. Where as a result of the act or omission of an Owner, its agents, invitees, contractors, subcontractors, or employees, an extraordinary expense is incurred by the Association with regard to the repair or maintenance of the Storm Water Facilities or Detention Ponds, such expense shall be due and payable by the party so charged upon demand by the Association therefor, the unpaid portion of which shall accrue interest at the Default Interest Rate, and shall be a lien in the same manner as provided hereinafter in Section VIII.C.5.

      C.    U.S. ROUTE 45 TRAFFIC SIGNAL

            1. The Association shall install a traffic signal at the U.S. Route 45 entrance to the Libertyville Business Park not later than 180 days after:

                  a. that portion of U.S.Route 45 adjacent to the Libertyville Business Park is widened;

                  b. fifty (50%) percent of the property in the Libertyville Business Park is developed;

                  c. the Village or the Illinois Department of Transportation requests such signalization; and

                  d. the Illinois Department of Transportation approves the installation of the traffic signal.

            2. All costs and expenses associated with the installation of the traffic signal shall be the obligation of the Association. Such costs and expenses shall be levied as an assessment by the Association on the Owners and shall be payable by the Owners in the same manner as other assessments provided for in this Declaration. The Declarant and/or Association shall be entitled to enforce collection of such assessment through all methods provided for in this Declaration including the placement of a lien against an Owner's property for non-payment. Notwithstanding the foregoing, nothing contained herein shall preclude the Declarant from collecting (or seeking collection) from the owner(s) of other realty served by such traffic signal of their proportionate share of the cost of such signal.

      D. MASS TRANSIT FACILITIES. All costs and expenses associated with the installation and maintenance of any facilities for the loading or unloading of mass transit passengers (including, without limitation, bus shelters) and which are located within the Libertyville Business Park and designed to service two or more Building Sites shall be the responsibility and obligation of the Association. Such costs and expenses shall be levied as an assessment by the Association on the Owners and shall be payable by the Owners in the same manner as other assessments provided for in this Declaration. The Declarant and/or Association shall be entitled to enforce collection of such assessment through all methods provided for in this Declaration including the placement of a lien against an Owner's property for non-payment. Additionally, the Declarant shall have the right to install shelters and other facilities related to the loading or unloading of mass transit passengers in any Building Site without cost or charge.

      E. RECAPTURE OF INSTALLATION COSTS. If the installation of the U.S. Route 45 Traffic Signal and/or the Mass Transit Facilities occurs prior to the Declarant's sale or individual development of all of the Building Sites, then the prorata share of the costs and expenses of the installations for each subsequently sold or developed Building Site shall be assessed against such Building Site and Building Site Owner when such Building Site is subsequently sold or developed.

      F. VILLAGE RIGHT TO MAINTAIN. The Village shall have the right, but not the obligation, after 10 days' written notice to the Association, or the Declarant, or the Owner, as the case may be, to perform any maintenance, repair or replacement work that, in the reasonable opinion of the Village, the Association, or the Declarant, or the Owner, as the case may be, has neglected to perform on all or any portion of the Common Property or facilities, or the Berms, to assess the membership of such Association for such work or to charge the Declarant or Owner for such work, as the case may be, together with interest and the cost of collection, including legal fees and administrative expenses, to file a lien against all or portions of the Real Estate in which the Owner, Declarant, or Association retains any legal, equitable or contractual interest for failure to pay any amount so charged, as the case may be, which lien shall be subordinate to any pre-existing mortgage recorded against such interest, and to foreclose such lien in the same manner as provided for statutory mortgage liens.

VIII. ASSOCIATION ADMINISTRATION

      A.    CREATION

            1. GENERALLY. Declarant shall, as soon as practical after the effective date of this Declaration, but in any event prior to any sale, assignment or other conveyance of any portion of the Real Estate to any third person other than to the Village or any other governmental body, cause the Association to be created and convey to the Association the real estate and personalty to be conveyed to the Association as provided herein.

      B.    AUTHORITY

            1. INITIAL CONTROL. Until Declarant owns less than fifty percent (50%) of the Real Estate comprising the lots (other than Outlot A and Outlot B) depicted on the Final Plat of Subdivision, or sooner if the Declarant so elects, the Declarant may retain (by proxy, voting trust, or otherwise) all of the voting rights of all of the Members of the Association other than Declarant. After Declarant owns less than fifty percent (50%) of the Real Estate comprising the lots (other than Outlot A and Outlot B) depicted on the Final Plat of Subdivision, or sooner if the Declarant so elects, Declarant shall transfer control to the Association in accordance with the provisions of this Section VIII. Until the Declarant transfers control to the Association, the Association shall have one director, who shall be a person designated by Declarant. Thereafter, the Association shall have no less than a three (3) member and no more than a five (5) member Board of Directors, with each individual member hereinafter referred to as "Director", and two or more members hereinafter referred to as "Directors." At the time of the Declarant's transfer of control of the Association, the Association shall take over the control of and assume all the duties and the obligations of the Declarant, all as provided for herein.

      2. BY-LAWS. The Board of Directors shall establish appropriate By-Laws for the Association which shall be consistent with this Declaration, and substantially in accordance with the following provisions:

            a. DIRECTORS. Only the Declarant may have more than one employee, agent or other person affiliated with an Owner as a member of the Board of Directors at any one time unless approved by the unanimous vote of all members of the Association. Except as specifically provided in this Declaration, when this Declaration requires the approval of the Association, such approval shall be the approval of a majority of the Board of Directors or the Officer to whom the Board of Directors has delegated such responsibility.

                  (1) NUMBER OF DIRECTORS AND QUORUM. The number of Directors shall always be an odd number and shall be based on the number of Building Sites which have been declared within Libertyville Business Park as follows:

                        (a)   Less than eleven Building Sites - three Directors;

                        (b)   Twelve or more Building Sites - five Directors.

                  The Board of Directors shall not be increased in number of
            Directors, if required, until the next annual meeting of Association members following the recording of the Building Site Declaration for the Building Site which caused the total Building Sites to increase to a number requiring a change in the number of Directors. Fifty-one (51%) percent of the Directors shall constitute a quorum to conduct any business of the Association.

                  (2) TERM OF OFFICE. The term of office for each Director shall be one (1) year or until their successors are duly elected and qualified. The Directors shall be elected by a majority vote of the Members (as provided in subsection VIII.B.2.e. below).

            (3) INITIAL MEETING OF DIRECTORS. The initially designated members of the Board of Directors shall meet at a date agreed upon by the board members which is no later than the end of the first full calendar month following their designation by the Declarant. At the first meeting, the Board of Directors shall elect officers, determine the initial Assessments to be levied against the Owners, if any, arrange for the Association's compliance with the terms of this Declaration and carry on such other business as may be appropriate. The Board of Directors shall be responsible for determining the By-Laws of the Association if such By-Laws have not previously been established by the Declarant prior to the designation of the initial Directors. Notice of meetings, initial and annual, shall be given to each member of the Board of Directors no more than thirty (30) days and no less than ten (10) days prior to each meeting, unless such notice shall be waived in writing by all such Directors.

            (4) ANNUAL MEETINGS OF DIRECTORS. Following the initial meeting of the Board of Directors, the Board of Directors shall thereafter meet annually to discuss the business of the Association and to monitor compliance with the Declaration and By-Laws of the Association. Such meetings shall be held yearly on a date which is within thirty (30) days of the initial annual meeting of the Board of Directors and shall follow the annual meeting of members of the Association.

            (5) SPECIAL MEETINGS. Any two (2) Directors may jointly call a special meeting of the Board of Directors upon written notice, within the time requirements for notices of Board of Director meetings, provided such notice specifies the subject matter to be discussed as such special meeting.

      b. OFFICERS. The Board of Directors shall elect such persons as the Board of Directors determines, to be officers of the Association, including a President, Treasurer and Secretary. Such officers shall be elected for two (2) year periods and may be removed at the discretion of the Board of Directors. Such officers shall have the powers and duties as assigned to them in the By-Laws or by the Directors of the Association. An officer need not be a member of the Board of Directors but shall be either a representative of Owner, the Declarant or a Tenant of the Libertyville Business Park, Notwithstanding anything to the contrary contained herein, prior to Declarant transferring control of the Association as provided in paragraph B(1) of this section, above, a single person may concurrently hold the positions of President, Secretary and Treasurer of the Association (unless otherwise provided by the Illinois not-for-profit corporation act).

            c. ASSOCIATION AS OWNER OF LAND. The Association shall have the right to accept and convey title in fee simple any realty comprising Common Property or other real property located within Libertyville Business Park or contiguous, adjoining or adjacent to Libertyville Business Park which is not owned by the Owners or any Other Party.

            d. OBLIGATIONS AND POWERS. The Declarant and/or the Association shall: (i) provide for the enforcement of this Declaration; (ii) establish policies and procedures for the review and approval of Plans and Specifications as required by this Declaration; (iii) have the right to provide for any Improvements or for the maintenance of any Improvements which it reasonably deems necessary or desirable in accordance with this Declaration; (vi) pay for and carry liability insurance and other forms of insurance on the Common Property; (vii) establish ad-hoc and/or standing committees to carry out those functions and responsibilities as may be determined by the Board of Directors; and (viii) have the power to own personal property, formulate additional regulations, and to make or grant such variances and exceptions from the provisions of this Declaration which it deems consistent with the basic objective of Libertyville Business Park. The Association will hold title to, pay real estate taxes and other taxes on the Common Property, and maintain those areas of Libertyville Business Park which are established for the common benefit of all Owners of land within Libertyville Business Park, including, without limitation, all Common Property, all entrances to Libertyville Business Park and other landscape features not maintained by the Owners, all of which are hereby specifically authorized. In addition to the foregoing, the Association and/or the Declarant shall, prior to the acceptance of dedication from time to time by the appropriate governmental body or public authority or utility of all or any part or parts of public street rights-of-way within Libertyville Business Park, street lighting, water and sanitary sewer lines, and other utility facilities in Libertyville Business Park, be responsible for the maintenance and repair of said Improvements, including the maintenance of all landscaping and the removal of snow, from the improved undedicated public street rights-of-way within Libertyville Business Park. The Declarant and/or the Association shall also have the express power to dedicate the aforesaid Improvements and facilities to any governmental authority.

            e. MEMBERSHIP. Upon formation of the Association, each Owner of a Building Site shall be a member of the Association and each purchaser of a Building Site by acceptance of conveyance thereof, covenants, and agrees to become a member of the Association. Each Owner shall designate a natural person as its representative in all matters involving the Association. Membership in the Association shall automatically terminate upon the sale, transfer, or other disposition of a member's ownership in a Building Site, at which time the new Owner of such interest shall automatically become a member of the Association.

      No member shall have any right or power to disclaim, terminate, or withdraw from membership in the Association or from any of its obligations as a member by non-use of the Common Property of otherwise.

                  (1) VOTING RIGHTS: The Association shall have two(2) classes of voting membership.

                        (a) CLASS A. Class A members shall be all those who own
                  Building Sites within Libertyville Business Park, except the Declarant. Each Class A. member shall be entitled to one (1) vote for each forty thousand(40,000) square feet of the Real Estate that said member owns within Libertyville Business Park. Fractional votes shall be determined by rounding the remainders to the nearest ten thousand (10,000) square feet and dividing the rounded number by forty thousand (40,000) (thus, votes shall be cast only in fractions divisible by .25). Where more than one Party holds the particular interest or interests, the vote for such square footage shall be exercised as said Parties determine among themselves, but in no event shall more than one(1) vote be cast with respect to any forty thousand (40,000) square feet or part thereof as aforesaid.

                        (b) CLASS B. The Class B voting member shall be the
                  Declarant. The Class B voting member shall be entitled to three (3) votes for each forty thousand (40,000) square feet of Property that the Declarant owns within Libertyville Business Park. Fractional votes for the Class B voting member shall be computed in the same manner as provided hereinabove for the Class A members.

                        (c) VOTING. The cumulation of Class A votes and Class B
                  votes shall be the total votes available to be cast in any matter or election where a vote of the members of the Association is necessary or required.

                        (d) ASSESSMENTS. Notwithstanding anything to the
                  contrary in this declaration, the By-Laws of the Association shall expressly provide that all resolutions regarding declaring special or regular assessments, or increasing or decreasing special or regular assessments, shall be by a vote of a simple majority of the Members.

                        (e) MISCELLANEOUS. Notwithstanding anything to the
                  contrary in this Declaration, amendments to this

                  Subsection VIII.B.2.e(1) shall only be effective upon the unanimous written consent of all Class A voting members and all Class B voting members; provided, however, that in no event shall the By-Laws be amended to increase the Membership vote required pursuant to Subsections VIII.B.2.e(1)(d).

                  (2) ANNUAL MEETINGS. The members of the Association shall meet annually at a date and time established by the Board of Directors at the initial meeting of the Board of Directors. The Board of Directors shall be responsible for sending written notice of such meetings to all Owners. Such notice shall be sent no more than thirty (30) days and no less than ten (10) days prior to each meeting, unless such notice shall be waived in writing by all Owners entitled to notice. At the annual meetings, the Owners shall discuss and vote upon the election of directors and such other business as provided by this Declaration.

                  (3) SPECIAL MEETINGS. Any Owners holding at least twenty (20%)
            percent of the votes entitled to vote at the most recent annual meeting, may jointly call a special meeting of the Owners upon written notice, within the time requirements for notices of Annual Meetings of Owners, provided such notice specifies the subject matter to be discussed as such special meeting.

                  (4) QUORUM. A Quorum of members for any meeting shall exist when the holders of no less than thirty (30%) percent of the Class A votes are presents, in person or by proxy, and when the Declarant is present (but only if the Declarant is entitled to vote any Class B votes.

      C. LEVYING OF ASSESSMENTS.

            1. AUTHORITY. The Declarant and/or the Association shall have the power to levy general and special assessments and charges upon and against the Owners of the Building Sites, the Real Estate and any portion thereof in Libertyville Business Park for the purpose of carrying out the obligations, duties and powers herein set forth, including any legal and other costs incurred in enforcing this Declaration in accordance with the terms hereof. Specifically, such funds received from such assessments or charges shall be expended by the Declarant or the Association for: (i) providing for, and the maintenance and operation of the Common Property, including, without limitation: entrances, street rights-of-way, pathways, recreational facilities, directional and information signs, signs identifying Libertyville Business Park, public area lighting, park area, wetlands, storm sewers, sanitary sewer lift station, detention and retention areas, street medians, drainage, and any other Improvements relating to the enhancement of the overall quality of Libertyville Business Park: (ii) the payment of real estate taxes on the

      Common Property (if any); (iii) providing for the administration and enforcement of this Declaration, including reasonable administrative staff requirements and expenses; and (iv) fulfilling any of the obligations of the Association and the Declarant hereunder. Each Owner of a Building Site by the acceptance of the Deed for said Building Site, whether or not such obligation be so expressed in any such deed or other conveyance, for each Building Site owned by each Owner, together with the Declarant, hereby covenants and agrees and shall be deemed to have covenanted and agreed to pay to the Association and/or the Declarant, as the case may be, all assessments and charges as are levied pursuant to the provisions of this Declaration. All assessments and charges, together with interest thereon at the Default Interest Rate if not paid when due, and the costs of collection, if any, including attorneys' fees, as herein provided, shall be charged as a continuing lien upon the Building Site against which each such charge is made. Each such assessment or charge as aforesaid, together with interest and costs thereon, shall, in addition, be the personal obligation of the Owner of such Building Site at the time the assessment or charge is levied by the Declarant or the Association. The Declarant, to the extent that it owns any part of the Real Estate, shall be deemed subject to the provisions of this Section VIII.C.1.

            2. PROCEDURES. Commencing with the first fiscal year and for each year thereafter, the Association or the Declarant shall estimate in writing its costs of operation for the coming year and same shall be assessed and paid no more frequently than quarterly in advance by each Owner or as the Declarant or the Association shall otherwise direct. Such assessment shall take into consideration the cost of and reserves for any contemplated repair, replacements, or renewal of a specified Improvement upon the Common Property or the personal property and facilities maintained by the Declarant or the Association. If the assessment proves inadequate for any reason (including non-payment of any Owner's assessment) or proves to exceed funds reasonably needed, then the Declarant or the Association may increase or decrease the assessments payable hereunder by giving written notice thereof (together with a revised estimate) to each Owner not less than ten (10) days prior to the effective due date for the payment of the revised assessment. At least once each year, the Declarant or the Association shall deliver to each Owner a statement of actual costs for the prior year along with a reconciliation of estimated assessments with actual costs and reserves. The Association shall have the power to levy additional assessments as provided in the By-Laws of the Association. Each Owner shall be assessed for a prorata share of all assessments, such share to be determined by a fraction, the numerator of which is the number of total square feet of the Real Estate owned by the Owner, and the denominator of which is the number of total square feet of land contained in the entire Real Estate, less any portion of the Real Estate which is dedicated to a governmental body (included but not limited to the Village) or the Association and/or any Common Property.Any Owner shall have the right to examine the Declarant's or the Association's records relative to any assessments, provided that reasonable notice is first given and provided that said Owner bears all costs of said examination.

            3. NOTICE OF ASSESSMENT. Notice of each assessment shall be given by sending a written notice by postage prepaid United States mail addressed to the last known or usual post office address of the Owner of any Building Site or by posting a brief notice of the assessment upon the Building Site itself.

            4. NONPAYMENT OF ASSESSMENT. Any assessments or charges which are not paid within thirty (30) days after its due date shall be delinquent. All delinquent assessments or charges shall bear interest at the Default Interest Rate.

            5. LIEN. To evidence a lien on a Building Site which is delinquent in the payment of an assessment or a charge, the Declarant shall prepare a written notice of assessment lien setting forth the amount of the unpaid indebtedness, the name of the Owner of said Building Site subject to such lien and a legal description of said Building Site (hereinafter referred to as the "Notice"). The Notice shall be signed by one of the officers of the Declarant or the Association and shall be recorded in the Office of the Recorder of Deeds of Lake County, Illinois. Such lien for payment of charges shall attach to the affected Building Site after recording the Notice and may be enforced by all available legal methods of collection including, but not limited to, the foreclosure of such lien by the Declarant in like manner as a mortgage on real property, or the Declarant or the Association may institute suit against the Owner obligated to pay the assessment and/or for the foreclosure of the aforesaid lien judicially. In any foreclosure proceeding, whether judicial or not judicial, the owner shall be required to pay the costs, expenses, and reasonable attorneys' fees incurred in connection therewith. The Declarant or the Association shall have the power to bid on such Building Site at foreclosure or other legal sale and to acquire, hold, lease, mortgage, convey or otherwise deal with the same. Upon the written request for any mortagagee holding a prior lien on any part of the Building Site, the Declarant or the Association shall report to said mortagagee any unpaid charges or assessments remaining unpaid for longer than sixty (60) days after the same are due.

            6. SUBORDINATION OF LIEN TO PRIOR ENCUMBRANCES. The recorded Notice evidencing the lien for any assessments or charge provided in this Declaration shall be superior to all other liens, encumbrances and charges against the Building Site, except only as against previously recorded lien, or for liens securing payment of taxes, special assessments and special taxes heretofore or hereafter levied by any political subdivision or municipal corporation or any state or federal taxes which by law are a lien against the interest of any such Owner prior to pre-existing recorded encumbrances; and provided further, that said recorded Notice evidencing said assessment lien shall be subordinate to the lien of a recorded bona fide and primary security device, including a first mortgage, first trust deed or sale and lease back encumbering said Building Site, except of such amounts which become due and payable from and after the date on which the holder of such security device either: (i) takes possession of said Building Site; or (ii) accepts a conveyance of any interest therein other than as security: or (iii) files suit to foreclose its security device. The Declarant or the Association shall have the power to subordinate the aforesaid lien to any other lien. Such power shall be entirely discretionary with the Declarant or the Association. A transfer of title shall not relieve the Building Site from the lien for any assessments or charges thereafter becoming due nor from the lien of any subsequent assessments or charges.

            7. EXEMPT PROPERTY. All parts of Libertyville Business Park dedicated to and accepted by the Village or any other public authority, or owned by the Association as Common Property, shall be exempt from assessments, charges, and liens created under this Declaration.

      D. ENFORCEMENT. This Declaration shall operate as a covenant running with the land, and all provisions hereof shall be enforceable by the Declarant, the Association, and every Owner by a proper proceeding, either in equity or at law. In addition, the Village shall have the rights, but not the obligation, to enforce this Declaration in the same manner and subject to the same terms and conditions as set forth below for the Declarant and the Association. The Declarant and the Association shall have the right to sue for and obtain an injunction, prohibitive or mandatory, to prevent the breach of or to enforce the observance of the convents, conditions, easements, charges, liens, assessments, restrictions, and/or reservations herein set forth, but the failure of the Declarant or the Association to enforce any of the convents, conditions easements, charges, liens, assessments, restriction, and/or reservations herein set forth, at the time of any violation, shall not be deemed to be a waiver of the rights of the Declarant or the Association to do so as to such violation or any subsequent violation. This Declaration may also be enforced by: (i) suit to recover damages; (ii) suit to enforce a lien against the Owners's Building Site; or (iii) any other available remedy at law or equity. Further, the Declarant and the Association are each empowered to take all immediate action it deems necessary, at the cost and expense of any Building Site Owner, to correct any violation of this Declaration relating to said Building Site, including without limitation the power to exercise the right, license, and permission to enter upon any Building Site with personnel, equipments, materials and other necessary articles, all without being guilty of trespass and without being subject to any liability or damages, to complete any work necessary to correct any violation of this Declaration. In the event that the Declarant or the Association deems it necessary to secure the services of an attorney to enforce any provision of this Declaration, the fee of such attorney and all other costs connected with the contemplated or actual legal work or proceedings shall be paid by the Owner of the Building Site which is the subject of the work or proceedings. Written notice of such costs shall be given to the Building Site Owner and such costs shall be reimbursed by the Building Site Owner with ten (10) days after the date of such notice. If such costs remain unpaid, they shall be considered delinquent and shall constitute a lien upon the Building Site.

IX.   TRAFFIC MITIGATION

      A. LIBERTYVILLE BUSINESS PARK TRAFFIC MANAGEMENT ASSOCIATION

            1. Each Owner and Tenant in the Libertyville Business Park shall be member of the Libertyville Business Park Traffic Management Association ("Traffic Management Association"). The purpose of the Traffic Management Association shall be to foster the development of facilities and programs designed to reduce and accommodate vehicular traffic generated by the operations of the Owners and Tenants of the Libertyville Business Park and to reduce the tendency and accommodate the flow of such traffic during the hours of peak traffic volumes on adjacent and affected roads in the Village.

            2. The Traffic Management Association shall use all reasonable, good faith efforts to encourage the federal Urban Mass Transportation Administration, the Illinois Department of Transportation, the Regional Transportation Authority and its Suburban Bus Division ("Pace") to establish and provide the funding necessary to equip and operate convenient and efficient public bus service to and through the Libertyville Business Park.

            3. The Traffic Management Association shall audit and monitor traffic condition and compliance with, and the effectiveness of, the Traffic Management Plan approved by the Village for the Libertyville Business Park. A copy of the Traffic Management Plan for Libertyville Business Park is attached hereto as Exhibit "B".

            4. The Traffic Management Association shall assign a duly authorized representative to report to, and meet on a regular basis as a member of, the advisory panel of Village Officials, residents and representatives of other relevant public agencies as may be established and/or sanctioned by the Village Board of Trustees for such purpose.

      B. TRAFFIC RESTRICTIONS Right turns onto Winchester Road from Technology Way shall be prohibited for all truck traffic serving the Owners and Tenants of the Libertyville Business Park at all times and shall be prohibited for all traffic between the hours of 9:00 p.m. and 5:00 a.m. Left turns from Winchester Road to Technology Way shall be prohibited for all truck traffic serving the Owners and Tenants of the Libertyville Business Park.

X. ADDITIONAL LAND.

      The Declarant, from time to time and at any time before and after it has conveyed all of Libertyville Business Park, shall have the right to render other real estate that is adjoining or adjacent to Libertyville Business Park or to any other real estate not then subject and subservient to this Declaration, subject and subservient to this Declaration by executing and recording a supplement to this Declaration containing: (i) a legal description of the real estate to be added; (ii) a statement that the declarant is the record owner in fee simple of such real estate, or in lien thereof, a statement that all other persons, firms, corporations or other entitles having an interest is said real estate have joined in said supplement;
(iii) a statement of the additional restrictions or burdens to which said real estate shall be subjected, if any; and (iv) a statement of the restrictions, burdens or provisions of this Declaration which shall be applicable to said real estate in modified form, if any. Following the execution, delivery and recording of said supplement, but subject to its terms, said additional real estate shall be considered to be part of the Real Estate and then and future Owners, Tenants, mortgagees and other occupants of all or any part of said additional real estate shall in all respects be fully subject to this Declaration and all rights, privileges, obligations, duties, liabilities, responsibilities, burdens and restrictions contained herein, including but not limited to, the obligation for payment of assessments or charges, as though said additional real estate had originally been included in and subject to this Declaration.

XI. DURATION OF RESTRICTIONS.

      Each of the covenants, conditions, easements, restrictions and reservations herein contained shall continue and be binding upon the Declarant, and upon its successors and assigns, and all parties and persons claiming under the Declarant for a term of fifty (50) years from the date this Declaration is recorded, after which time this Declaration shall automatically extend for successive periods of ten (10) years each, unless an instrument has been recorded signed by all of the then Owners of all the Building Sites and the Village, agreeing to terminate this Declaration.

XII. APPOINTMENT OF SUCCESSOR TO DECLARANT.

      If the Declarant transfers or leases all of substantially all of its then interest in and to the Real Estate in a single transaction (which transfer shall be deemed to include a transfer resulting from foreclosure or deed in lieu of foreclosure), all of the Declarant's rights under this Declaration may be assigned to and assumed by such transferee or lessee. The Declarant may, at any time, transfer all of its rights, duties and obligations under this declaration to the Association as of the day it is notified or such transfer. The foregoing transfer and assignments shall be evidenced by signed and acknowledged written declaration recorded in the Office of the Recorder of Deeds for Lake County, Illinois. In the event the Declarant or its duly designated successors and assigns shall no longer possess a fee simple interest in the Real Estate, the rights and obligations of the Declarant shall devolve to the Association.

XIII. CERTIFICATE OF COMPLIANCE.

      Upon payment of a reasonable fee and upon written request of any Owners, Party, Tenant, subtenant or mortgagee, either current or prospective, of a Building Site, the Declarant shall issue an acknowledged certificate in recordable form setting forth the amount of any unpaid feed, assessment or charges, if any, and setting forth generally whether or not said Owner is, to the best knowledge of the Declarant, in violation of any of the terms and conditions of this Declaration. Such statement shall be furnished by the Declarant within a reasonable time, but not to exceed twenty (20)days from the receipt of a written request for such written statement. If the Declarant fails to furnish such statement with said twenty
(20) days, it shall be conclusively presumed that there are no unpaid fees or charges relating to the Building Site as to which the request was made, and that said Building Site is in conformance with all of the terms and conditions of this Declaration.

XIV. RULE AGAINST PERPETUITIES.

      If and to the extent that any of the covenants contained herein would otherwise be unlawful or void for violation of: (i) the rule against perpetuities; (ii) the rule restricting restraints on alienation; or (iii) any other applicable statute or common law rule analogous thereto or otherwise imposing limitations upon the time for which such covenants may be valid, then the covenant concerned shall continue and endure only until the expiration of a period of twenty-one(21) years after the death of the last to survive of the class of persons consisting of all of the lawful descendants of former United States President George Bush, living at the date of this Declaration.

XV. DECLARANT'S AGENT.

      The Declarant may appoint an agent to act in its stead for any or all purposes provided for herein, including but not limited to the granting of all approvals and consents of the Declarant as required herein, the assessing, billing and collection of all fees, charges and assessments including the imposition of liens, and the acceptance of service and notices provided for herein. The Declarant's appointment of said agent or any change, modification, limitation or termination hereof shall be made by a written notice to all the Owners, sent by United States Mail, by certified mail, return receipt requested.

XVI. MISCELLANEOUS.

      A. PARTIAL INVALIDITY. Invalidation of any portion of this Declaration by judgment or court order shall in no way affect any of the other portions, all of which shall remain in full force and effect.

      B. INTERPRETATION. This Declaration shall be interpreted for the mutual benefit and protection of the owners and Tenants of Libertyville Business Park and in furtherance of the basic goals of this Declaration. Any discrepancy, conflict or ambiguity which may be found herein shall be resolved and determined by the Declarant and, in the absence of an adjudication by a court of competent jurisdiction to the contrary, such resolution and determination shall be final. In the event of a conflict in the application or interpretation of the terms and provisions of the Declaration as amended and any terms and provisions of the Development Agreement, the terms and provisions of the Development Agreement shall govern and control over the terms and provisions of the Declaration as amended.

      C. CAPTIONS. The captions and organizational numbers and letters appearing in this Declaration are inserted only as a matter of convenience and do not in any way define, limit, construe or describe the scope in intent of this Declaration nor in anyway modify or affect this Declaration.

      D. GOVERNING LAW. This Declaration and the rights or the Owners of Libertyville Business Park hereunder shall be governed by the laws of the State of Illinois.

      E. LIMITATIONS OF LIABILITY. Neither the Declarant nor its agents or employees nor any disclosed or undisclosed principals of the Declarant shall have any liability hereunder after they cease to hold title to all or substantially all of the Real Estate except for obligations as the Owner of one or more Building Site. Neither the Declarant nor the Association nor their agents or employees nor any disclosed or undisclosed principals of the Declarant shall have any liability for damages or otherwise to anyone submitting Plans and Specifications for approval or making any other request of the Declarant, or to any Owner, Tenant, subtenant or mortgage of a Building Site or any negligence or nonfeasance arising out of or in connection with (i) the approval of disapproval, or failure to approve of disapprove, any Plans and Specifications or other request; (ii) the quality of construction of Improvements comprising Common Property; (iii) the enforcement or failure to enforce the terms of this Declaration; and (iv) the administration of this Declaration; and anyone who submits Plans and Specifications or any request to the Declarant for approval, by the submission of such Plans and Specifications or request, and the Owner, Tenant, subtenant or mortgagee, by acquiring title to or an interest in any Building Site agrees, to the extent permitted by law, not to bring any action or suit to recover any said damages against the Declarant. The limitations of liability contained in this section XVI.E. shall not apply to any now or hereafter existing claims of the Village.

      F. AMENDMENTS. The Declarant and/or the Association shall have and they are herby granted the power to terminate or to amend, modify or otherwise alter this Declaration and each and all of the terms and provisions hereof and each and all of the rules, Covenants, conditions, easements, agreements, restrictions and reservations herein contained, at any time and from time to time, and if by the Association, then by action recommended by the Board of Directions and approved by the affirmative vote of seventy-five percent (75%) of the votes of the Owners (as provided by Section VIII.B.2.e.(1)), subject to the limitation that such action shall not cause the Common Property, or any part thereof, to be in noncompliance with the Zoning Code or other application law or governmental regulation. The Declarant hereby reserves the right to amend this Declaration at any time for the purpose of correcting clerical errors or clarification of the terms of this Declaration without the consent of any other party, provided said amendments do not constitute a material and substantial change to this Declaration. Anything herein to the contrary notwithstanding, no changes, termination, modification, alteration or amendments to this Declaration shall be effective without the prior written approval of the Corporate Authorities of the Village.

      G. RECAPTURE AND VILLAGE CHARGES. Nothing contained in this Declaration shall in any manner limit the right of the Declarant to enter into and enforce Recapture Agreements with the Village or any other governmental authorities having jurisdiction over the subject matter of said Agreements.

      H. NOTICES. Any notice required or desired to be given under this Declaration shall be in writing and hall be deemed to have been properly served when delivered in person and receipted for or after deposit in the United States Mail, certified mail, return receipt requested, postage prepaid, addressed to an Owner, at its last known address as shown in the records of the Declarant or the Association, at the address to which assessments are mailed. All notices to the Declarant shall be sent in the manner as aforesaid to:

             LaSalle National Trust, Trustee under Trust
             Agreement dated November 15, 1994 and
             identified as Trust Number 119196
             135 S. LaSalle Street
             Chicago, IL 60602

             With a copy to:

                  Industrial Building and Development Company
                  3184 MacArthur Blvd.
                  Northbrook, IL 60062

or at such other place or party as the Declarant may indicate by an amendment to this Declaration properly recorded with the Recorder of Deeds of Lake County.

      I. BINDING EFFECT OF DECLARATION. All the rights, covenants, conditions, easements, agreements, restrictions, and reservations herein contained shall run with the land and shall [ILLEGIBLE] to the benefit of and be binding upon the Declarant and each subsequent holder of any interest in any portion of the Real Estate, except any interest held in the Real Estate by the Village or any other governmental body, and their grantees, heirs, successors, personal representatives and assigns with the same full force and effect for all purposes as though set forth at length in each and every conveyance of the Real Estate or any part thereof. Reference in the respective deeds of conveyance, or in any mortgage or trust deed other evidence of obligation, to the rights, covenants, conditions, easements, agreements, restrictions, and reservations herein described shall be sufficient to create and reserve such easements and covenants to the respective grantees, mortgagees or trustees of such parcels as fully and completely as though said rights, covenants, conditions, easements, agreements, easements, restrictions, and reservations were fully recited and set forth in their entirety in such documents.

      J. CONFLICTS. If the Declarant obtains a Zoning variance with regard to any portion of the Real Estate in which the Declarant holds record title and such zoning variance provides for less restrictive standards than the standards set forth in this Declaration, then the provisions of such Zoning variance shall apply to that portion of the Real Estate so affected and the provision of this Declaration is to such standards shall be unenforceable by any other Owner with regard to such portion of the Real Estate.

      K. TRUSTEE EXCULPATION. It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding: that each and all of the representations, covenants, undertaking and agreements herein made on the part of the Declarant, while in form purporting (except as herein otherwise expressed) to be the representations, covenants, undertaking and agreements of the declarant, are nevertheless, each and every one of them, made and intended not as personal representations, covenants,undertakings and agreements by the Declarant, or for the purpose or with the intention of binding Declarant personally, but are made and intended for the purpose of binding only that portion of the trust property specifically described hereunder, and its Declaration is executed and delivered by Declarant not in its own right, but solely in the exercise of the powers conferred upon it as Trustee; that no duty shall rest upon Declarant to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition hereof; and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against LaSalle National Trust on account of this Declaration or on account of any representation, covenants, undertaking or agreement of the Declarant in this Declaration contained, either expressed or implied, all such personal liability, if any, being expressly waived and released by Owners and by all Persons claiming by, through or under the Owners.

      IN WITNESS WHEREOF, the undersigned has cause these presents to be duly executed under seal this 17 day of March 1995.

                                        DECLARANT;

                                        LaSalle National Trust N.A. as trustee
                                        under trust agreement dated November
                                        15,1994 and known as trust number 119196


                                     By: /s/
                                         ----------------------------------

                                            Its: ASSISTANT VICE PRESIDENT
[SEAL]

ATTEST

By: /s/
    --------------------------

    Its: ASSISTANT SECRETARY



                                                     RECORDER
                                                LAKE COUNTY, ILLINOIS

                                                 95 MAR 21 AM  11:52

STATE OF ILLINOIS  )
                      )SS.
COUNTY OF COOK     )

      The foregoing instrument was acknowledged before me on MARCH 17, 1995 by,President of LA SALLE NATIONAL TRUST, N.A. and Secretary of said BANK, which individuals are known to me to be the identical persons who signed the foregonig instrument as such officers of the BANK for and on behalf of said BANK, and that they executed the same as their free and voluntary act and deed, and as the free and voluntary act and deed of the OFFICERS, for the uses and purposes therein mentioned.

                                       /s/
                                       ---------------------------
                                        Signature of Notary

SEAL

My Commission expires
                      --------------------------

                                    EXHIBIT A

                           LIBERTYVILLE BUSINESS PARK
                                LEGAL DESCRIPTION

THAT PART OF THE NORTHWEST QUARTER OF SECTION 18, TOWNSHIP 44 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID NORTHWEST QUARTER OF SECTION 18, THENCE NORTH 00 DEGREES 00 MINUTES 19 SECONDS WEST, ALONG THE WEST LINE OF SAID NORTHWEST QUARTER OF SECTION 18, 1289.53 FEET, TO THE POINT OF BEGINNING; THENCE SOUTH 89 DEGREES 50 MINUTES 00 SECONDS EAST, ALONG A LINE PARALLEL WITH THE SOUTH LINE OF SAID NORTHWEST QUARTER OF SECTION 18, 885.62 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 19 SECONDS EAST, ALONG A LINE PARALLEL WITH THE WEST LINE OF SAID NORTHWEST QUARTER OF SECTION 18, 689.60 FEET; THENCS SOUTH 89 DEGREES 56 MINUTES 34 SECONDS EAST, 368,03 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 19 SECONDS EAST, ALONG A LINE PARALLEL WITH THE WEST LINE OF SAID NORTHWEST
QUARTER OF SECTION 18,689.60 FEET,TO A POINT 1253.65 FEET EAST OF THE SOUTHWEST CORNER OF SAID NORTHWEST QUARTER OF SECTION 18 (AS MEASURED ON THE SOUTH LINE THEREOF); THENCE SOUTH 89 DEGREES 50 MINUTES 00 SECONDS EAST, ALONG SAID SOUTH LINE OF THE NORTHWEST QUARTER OF SECTION 18, 1621.99 FEET, TO THE SOUTHWEST CORNER OF THE NORTHWEST QUARTER OF SECTION 18; THENCE NORTH 00 DEGREES 59 MINUTES 41 SECONDS EAST, ALONG THE EAST LINE OF SAID NORTHWEST QUARTER OF
SECTION 18, 1558.81 FEET, TO A POINT ON THE CENTER LINE OF WINCHESTER ROAD AS DEDICATED BY DOCUMENT NUMBER 1182762, SAID POINT BEING 1117.50 FEET (RECORD)1117.61 FEET (MEASURE) SOUTH OF THE NORTHEAST CORNER OF SAID NORTHWEST QUARTER OF SECTION 18; THENCE NORTHWESTERLY ON SAID CENTER LINE OF WINCHESTER ROAD, ON A CURVE, CONCAVE NORTHEAST, WITH A RADIUS OF 11459.20 FEET, AN ARC LENGTH OF 622.03 FEET (RECORD AND MEASURE). AND A CHORD LENGTH OF 621.95 FEET BEARING NORTH 77 DEGREE 00 MINUTES 38 SECONDS WEST. TO A POINT OF TANGENCY; THENCE CONTINUING ALONG THE CENTER LINE OF WINCHESTER ROAD. NORTH 75 DEGREES 27 MINUTES 20 SECONDS WEST 2162.02 FEET (RECORD) 2161.39 FEET (MEASURE), TO A POINT OF CURVATURE; THENCE NORTHWESTERLY ON SAID CENTER LINE OF WINCHESTER ROAD, ON A CURVE, CONCAVE SOUTHWEST, WITH A RADIUS OF 2864.93 FEET, AN ARC LENGTH OF 209.71 FEET (RECORD AND MEASURE), AND A CHORD LENGTH OF 209.66 FEET BEARING NORTH 77 DEGREES 33 MINUTES 09 SECONDS WEST, TO A POINT OF THE WEST LINE OF SAID NORTHWEST QUARTER OF SECTION 18; THENCE SOUTH 00 DEGREES 00 MINUTES 19 SECONDS EAST, ALONG SAID WEST LINE OF THE NORTHWEST QUARTER OF SECTION 18,988.46 FEET, TO THE POINT OF BEGINNING IN LAKE COUNTY, ILLINOIS.

EXCEPTING FROM THE ABOVE DESCRIBED PARCEL, THE PORTION CONVEYED TO THE STATE OF ILLINOIS FOR A PUBLIC ROADWAY, INCLUDING THE CONVEYANCE MADE BY DEED RECORDED IN LAKE COUNTY ON SEPTEMBER 7, 1990 AS DOCUMENT NO. 2942188 AND THE INTEREST TRANSFERRED PURSUANT TO COURT ORDER ENTERED BY THE CIRCUIT COURT OF THE NINETEENTH JUDICIAL CIRCUIT. LAKE COUNTY, ILLINOIS IN CASE NO. 89-ED3 AND THAT PORTION OF COUNTY HIGHWAY 69 RIGHT-OF-WAY DEDICATED FOR PUBLIC ROAD PURPOSE RECORDED APRIL 17, 1963 AS DOCUMENT NO 1182762 LYING SOUTH OF THE CENTERLINE OF SAID COUNTY HIGHWAY 69, IN LAKE COUNTY, ILLINOIS.

                                   EXHIBIT B

                           LIBERTYVILLE BUSINESS PARK
                             TRAFFIC MANAGEMENT PLAN

                             TRAFFIC MANAGEMENT PLAN
                         FOR LIBERTYVILLE BUSINESS PARK,
                             LIBERTYVILLE, ILLINOIS

Purpose: The purpose of this plan is to state those programs and procedures which The Libertyville Business Park ("LBP") will utilize to minimize the impact which LBP traffic will have on the surrounding road infrastructure.

Traffic Coordinator:

            The Libertyville Business Park Traffic Management Association will be designated by the LBP to assure that all aspects of this plan are properly executed and that additional programs are explored and, if suitable, implemented.

            Each Owner and Tenant in the Libertyville Business Park shall be a member of the LBPTMA. The purpose of the LBPTMA shall be to foster the development of facilities and programs designed to reduce and accommodate vehicular traffic generated by the operations of the Owners and Tenants of the Libertyville Business Park and to reduce the tendency and accommodate the flow of such traffic during the hours of peak traffic volumes on adjacent and affected roads in the Village.

Programs to Mitigate; Traffic Impact:

      1. Libertyville Business Park Traffic Management Association ("LBPTMA") will recommend that all employers within the LBP who employ more than 50 employees implement significantly staggered start, lunch and quitting times (which times will be coordinated by LBPTMA) which will result in lessening traffic congestion during these peak traffic hours, and spreading traffic throughout the day. Additionally, LBPTMA will endeavor to coordinate LBP traffic with shift change traffic generated by the Motorola, Inc. facility immediately to the south of the LBP, and with any other large employers whose employee traffic routinely traverses either U.S. Route 45 or Winchester Road in the area of the LBP.

      2. In the second half of 1995, and again in the second half of 1998, LBPTMA will conduct a survey of all employers within the LBP. These surveys will assess employer attitudes toward alternative transportations, and seek recommendations for further mitigating traffic within the LBP and adjacent streets. Results from the surveys will be reviewed by the LBPTMA with the Libertyville Mayor's office and will be used to prioritized and develop programs which will motivate employees to utilize the more favored options.

            After 1998, the LBPTMA will administer the survey annually to determine and address on-going transportation concerns.

      3. LBPTMA will make appropriate recommendations to the Libertyville Business Park Association for adoption of LBP rules regarding traffic matters. These recommendations and rules may include any one or more of the following:

                  - requiring employers within the LBP to erect and maintain "ride-boards" and other arrangements to promote car pooling and ride sharing;

                  - having the LBP arrange for Pace bus service to and form the planned Wisconsin Central commuter rail station;

                  - developing and implementing a LBP "in-facility" program to allow workers whose offices are in the LBP to match themselves up with workers in other companies whose offices are within the LBP who want drivers or riders; and

                  - requiring employers within the LBP to offer incentives to van and car poolers such as prestigious or favorable assigned parking places.

      4. The internal road structure on LBP will be of adequate size and width to allow buses to enter and exit the Park.

      5. The LBPTMA will be actively involved with the Libertyville Planning department in order to influence the establishment of bus routes connecting the LBP with train stations and major bus routes which run into the Libertyville/Mundelein area. In conjunction with this, LBPTMA will initiate communications with other large employers in the area with the intent to build a broader base of support for such bus routes.

      6. The LBPTMA will require a liaison to attend the Transportation Management Association of Lake County (TMA) to coordinate the common goals of both organizations and share in the exchange of ideas.

      7. It is intent of the Libertyville Business Park to, in good faith, take affirmative steps which will mitigate the impact of Libertyville Business Park traffic on the surrounding road infrastructure. Some traffic mitigation will occur through LBP's independent programs. Maximum impact will occur through a successful partnership between Libertyville Business park, other businesses, and government.

      8. The LBPTMA shall actively support and participate on the Ad Hoc Committee to press for the improvement of U.S. Route 45 to five lanes and on any traffic management committee established and/or sanctioned by the Village for the purpose of addressing traffic matters in the vicinity of the LBP.

                                    EXHIBIT C

                           LIBERTYVILLE BUSINESS PARK
                                COMMON PROPERTY

      The following are general, non-inclusive, description of the Common Property included within the responsibility of the Association:

1.    All Storm Water Facilities;

2.    Detention Ponds;

3. All wetlands under the supervision of the U.S. Army Corps of Engineers and/or the Illinois Department of Transportation Division of Water Resources;

4. All traffic signaling (including all signage) at the entrance to Libertyville Business Park from U.S. Route 45 (unless and until dedicated to the Village or other appropriate highway authority);

5. All mass transit facilities for loading and unloading passengers located within Libertyville Business Park which serve two or more Building Sites.

6.    All easements as stated in the Declaration.

                                 SCHEDULE "K-1"
                            ABATEMENT OF BASIC RENT

Basic Rent shall be abated for the Beneficial Occupancy Period. Notwithstanding the foregoing, there shall be no abatement of Additional Rent during this time.

                                 SCHEDULE "K-2"

                               CANCELLATION OPTION

Tenant shall have an option to cancel the Lease, which cancellation shall be effective as of the Fifth (5th) year following the Commencement Date (the "Cancellation Date"). Tenant shall exercise the Cancellation Option, if at all, by notifying Landlord of such exercise not less than 9 months prior to the Cancellation Date and paying Landlord on the date of such notice one-half of the "Buyout Amount" and paying the remaining one-half of the "Buyout Amount" no later than the Cancellation Date. The Tenant shall continue to pay Rent through the Cancellation Date and shall not be relieved of any of its obligations that accrued prior to the Cancellation Date. The Buyout Amount is the amount set forth on Exhibit 1 to this Schedule "K-2" plus, if Landlord contributes any costs on Tenant's behalf in excess of the Tenant Improvement Allowance toward the cost of Tenant's Work, the unamortized amount of such contribution calculated in the same manner in which the Buyout Amount as set forth on Exhibit 1 to this Schedule "K-2" was calculated. Notwithstanding the foregoing, in the event Tenant does not utilize the entire Tenant Improvement Allowance, the portion of the Buyout Amount set forth in Exhibit 1 shall be recalculated based on the actual amount of the Tenant Improvement Allowance used by Tenant.

                           EXHIBIT 1 TO SCHEDULE "K-2"

                         SPREADSHEET OF CANCELLATION FEE

             INPUTS
Square feet                                       106,737    rsf      Comments;
                                                 --------             ---------
TIA                                              $   7,84   /rsf      TI's
                                                            -----------------------
Leasing Fees, i.e. Commissions                   $   2.45   /rsf      Commissions
                                                            -----------------------
Free
Rent                                             $      -   /rsf
                                                            -----------------------
Other Transaction Costs                          $      -   /rsf
                                                            -----------------------
                             TOTAL
                             COSTS:              $  10.29   /rsf  =  $ 1,097,823.78
===================================================================================

                                                                     Buyout Timing
                                                                        5 Years

Amortization
Amount                                           $  10.29
                                                 ========
Interest Rate                                        8.00%            BUYOUT AMOUNT
Amortization                                     10 Years               5,656,903
Start
Date                                             3/1/2005

AMOUNT FINANCED       $1,097.82      PAYMENT      513,310

                                                                  Principal
Month       Date             Payment     Interest   Principal      Balance
-----       ----             -------     --------   ---------    ----------
                                                                 $1,097,824
   1       Mar-05            $13,320      $7,319     $ 6,001     $1,091,823
   2       #NAME?            $13,320      $7,279     $ 6,041     $1,085,782
   3       #NAME?            $13,320      $7,239     $ 6,081     $1,079,701
   4       #NAME?            $13,320      $7,198     $ 6,122     $1,073,579
   5       #NAME?            $13,320      $7,157     $ 6,162     $1,067,417
   6       #NAME?            $13,320      $7,116     $ 6,204     $1,061,214
   7       #NAME?            $13,320      $7,075     $ 6,245     $1,054,969
   8       #NAME?            $13,320      $7,033     $ 6,287     $1,048,682
   9       #NAME?            $13,320      $6,991     $ 6,328     $1,042,354
  10       #NAME?            $13,320      $6,949     $ 6,371     $1,035,983
  11       #NAME?            $13,320      $6,907     $ 6,413     $1,029,570
  12       #NAME?            $13,320      $6,864     $ 6,456     $1,023,114
  13       #NAME?            $13,320      $6,821     $ 6,499     $1,016,615
  14       #NAME?            $13,320      $6,777     $ 6,542     $1,010,073
  15       #NAME?            $13,320      $6,734     $ 6,586     $1,003,487
  16       #NAME?            $13,320      $6,690     $ 6,630     $  996,858
  17       #NAME?            $13,320      $6,646     $ 6,674     $  990,184
  18       #NAME?            $13,320      $6,601     $ 6,718     $  983,465
  19       #NAME?            $13,320      $6,556     $ 6,763     $  976,702
  20       #NAME?            $13,320      $6,511     $ 6,808     $  969,894
  21       #NAME?            $13,320      $6,466     $ 6,854     $  963,040
  22       #NAME?            $13,320      $6,420     $ 6,899     $  956,141
  23       #NAME?            $13,320      $6,374     $ 6,945     $  949,195
  24       #NAME?            $13,320      $6,328     $ 6,992     $  942,204
  25       #NAME?            $13,320      $6,281     $ 7,038     $  935,165
  26       #NAME?            $13,320      $6,234     $ 7,085     $  928,080
  27       #NAME?            $13,320      $6,187     $ 7,132     $  920,948
  28       #NAME?            $13,320      $6,140     $ 7,180     $  913,768
  29       #NAME?            $13,320      $6,092     $ 7,228     $  906,540
  30       #NAME?            $13,320      $6,044     $ 7,276     $  899,264
  31       #NAME?            $13,320      $5,995     $ 7,325     $  891,939
  32       #NAME?            $13,320      $5,946     $ 7,373     $  884,566
  33       #NAME?            $13,320      $5,897     $ 7,423     $  877,144
  34       #NAME?            $13,320      $5,848     $ 7,472     $  869,672
  35       #NAME?            $13,320      $5,798     $ 7,522     $  862,150
  36       #NAME?            $13,320      $5,748     $ 7,572     $  854,578
  37       #NAME?            $13,320      $5,697     $ 7,622     $  846,955
  38       #NAME?            $13,320      $5,646     $ 7,673     $  839,282
  39       #NAME?            $13,320      $5,595     $ 7,724     $  831,558

  40       #NAME?            $13,320      $5,544     $ 7,776     $  823,782
  41       #NAME?            $13,320      $5,492     $ 7,828     $  815,954
  42       #NAME?            $13,320      $5,440     $ 7,880     $  808,074
  43       #NAME?            $13,320      $5,387     $ 7,932     $  800,142
  44       #NAME?            $13,320      $5,334     $ 7,985     $  792,156
  45       #NAME?            $13,320      $5,281     $ 8,039     $  784,118
  46       #NAME?            $13,320      $5,227     $ 8,092     $  776,025
  47       #NAME?            $13,320      $5,174     $ 8,146     $  767,879
  48       #NAME?            $13,320      $5,119     $ 8,200     $  759,679
  49       #NAME?            $13,320      $5,065     $ 8,255     $  751,424
  50       #NAME?            $13,320      $5,009     $ 8,310     $  743,114
  51       #NAME?            $13,320      $4,954     $ 8,366     $  734,748
  52       #NAME?            $13,320      $4,898     $ 8,421     $  726,327
  53       #NAME?            $13,320      $4,842     $ 8,477     $  717,849
  54       #NAME?            $13,320      $4,786     $ 8,534     $  709,315
  55       #NAME?            $13,320      $4,729     $ 8,591     $  700,724
  56       #NAME?            $13,320      $4,671     $ 8,648     $  692,076
  57       #NAME?            $13,320      $4,614     $ 8,706     $  683,371
  58       #NAME?            $13,320      $4,556     $ 8,764     $  674,607
  59       #NAME?            $13,320      $4,497     $ 8,822     $  665,784
  60       #NAME?            $13,320      $4,439     $ 8,881     $  656,903  5yr Period
  61       #NAME?            $13,320      $4,379     $ 8,940     $  647,963
  62       #NAME?            $13,320      $4,320     $ 9,000     $  638,963
  63       #NAME?            $13,320      $4,260     $ 9,060     $  629,903
  64       #NAME?            $13,320      $4,199     $ 9,120     $  620,783
  65       #NAME?            $13,320      $4,139     $ 9,181     $  611,602
  66       #NAME?            $13,320      $4,077     $ 9,242     $  602,360
  67       #NAME?            $13,320      $4,016     $ 9,304     $  593,056
  68       #NAME?            $13,320      $3,954     $ 9,366     $  583,690
  69       #NAME?            $13,320      $3,891     $ 9,428     $  574,262
  70       #NAME?            $13,320      $3,828     $ 9,491     $  564,770
  71       #NAME?            $13,320      $3,765     $ 9,554     $  555,216
  72       #NAME?            $13,320      $3,701     $ 9,618     $  545,598
  73       #NAME?            $13,320      $3,637     $ 9,682     $  535,995
  74       #NAME?            $13,320      $3,573     $ 9,747     $  526,168
  75       #NAME?            $13,320      $3,508     $ 9,812     $  516,357
  76       #NAME?            $13,320      $3,442     $ 9,877     $  506,479
  77       #NAME?            $13,320      $3,377     $ 9,943     $  496,536
  78       #NAME?            $13,320      $3,310     $10,009     $  486,527
  79       #NAME?            $13,320      $3,244     $10,076     $  476,451
  80       #NAME?            $13,320      $3,176     $10,143     $  466,307
  81       #NAME?            $13,320      $3,109     $10,211     $  456,097
  82       #NAME?            $13,320      $3,041     $10,279     $  445,818
  83       #NAME?            $13,320      $2,972     $10,348     $  435,470
  84       #NAME?            $13,320      $2,903     $10,416     $  425,054
  85       #NAME?            $13,320      $2,834     $10,486     $  414,568
  86       #NAME?            $13,320      $2,764     $10,556     $  404,012
  87       #NAME?            $13,320      $2,693     $10,626     $  393,385
  88       #NAME?            $13,320      $2,623     $10,697     $  382,688
  89       #NAME?            $13,320      $2,551     $10,768     $  371,920
  90       #NAME?            $13,320      $2,479     $10,840     $  361,080
  91       #NAME?            $13,320      $2,407     $10,912     $  350,167
  92       #NAME?            $13,320      $2,334     $10,985     $  339,182
  93       #NAME?            $13,320      $2,261     $11,058     $  328,124
  94       #NAME?            $13,320      $2,187     $11,132     $  316,992
  95       #NAME?            $13,320      $2,113     $11,206     $  305,785
  96       #NAME?            $13,320      $2,039     $11,281     $  294,504
  97       #NAME?            $13,320      $1,963     $11,356     $  283,148
  98       #NAME?            $13,320      $1,888     $11,432     $  271,716
  99       #NAME?            $13,320      $1,811     $11,508     $  260,208
 100       #NAME?            $13,320      $1,735     $11,585     $  248,623
 101       #NAME?            $13,320      $1,657     $11,662     $  236,961
 102       #NAME?            $13,320      $1,580     $11,740     $  225,221
 103       #NAME?            $13,320      $1,501     $11,818     $  213,403
 104       #NAME?            $13,320      $1,423     $11,897     $  201,506
 105       #NAME?            $13,320      $1,343     $11,976     $  189,530

 106        #NAME?           $13,320      $1,264     $12,056     $  177,473
 107        #NAME?           $13,320      $1,183     $12,136     $  165,337
 108        #NAME?           $13,320      $1,102     $12,217     $  153,120
 109        #NAME?           $13,320      $1,021     $12,299     $  140,821
 110        #NAME?           $13,320      $  939     $12,381     $  128,440
 111        #NAME?           $13,320      $  856     $12,463     $  115,977
 112        #NAME?           $13,320      $  773     $12,546     $  103,430
 113        #NAME?           $13,320      $  690     $12,630     $   90,800
 114        #NAME?           $13,320      $  605     $12,714     $   78,086
 115        #NAME?           $13,320      $  521     $12,799     $   65,287
 116        #NAME?           $13,320      $  435     $12,884     $   52,402
 117        #NAME?           $13,320      $  349     $12,970     $   39,432
 118        #NAME?           $13,320      $  263     $13,057     $   26,375
 119        #NAME?           $13,320      $  176     $13,144     $   13,231
 120        #NAME?           $13,320      $   88     $13,231    ($        0)

                                  SCHEDULE "L"

                           FIRST OPPORTUNITY TO LEASE

(a) Provided Tenant is not then in default hereunder beyond any applicable cure period and as long as Tenant has not sent defaulted in the payment of Rent more than five (5) times during the Term and as result thereof Landlord has sent Tenant notices regarding each of such late payments, the Tenant shall have the right of first opportunity to lease ("FIRST OPPORTUNITY TO LEASE") any space located within the Building that is or becomes available for lease (herein called the "OPPORTUNITY SPACE"). Opportunity Space shall be deemed "AVAILABLE FOR LEASE" only to the extent that such space is not subject to a right granted to another tenant of the Building pursuant to a lease entered into prior to the Date of Lease, ie: right of expansion, first offer, renewal or any other prior-existing right of a third party or to the right of another tenant pursuant to a lease entered into after Tenant initially rejected its First Opportunity to Lease such space. Premiere Packaging Systems, Inc. and Kidco, Inc. are the only tenants of the Property who have prior rights with respect to the Opportunity Space.

(b) The Landlord will notify the Tenant in writing (herein called the " NOTIFICATION") of the date on which the Opportunity Space will become vacant and available for lease by the Tenant subject to the existing tenant (if any) of the Opportunity Space vacating on such date (herein called the "OPPORTUNITY SPACE COMMENCEMENT DATE") and the Tenant must indicate its intention to lease the Opportunity Space by giving notice in writing to the Landlord within seven
(7) days of such Notification failing which the First Opportunity shall become null and void solely with respect to such Opportunity space made available to Tenant and the Landlord will have the right to lease such space to a third party.

(c) The expiration date of the term of the lease for the Opportunity Space shall coincide with the expiration date of this Lease or renewals thereof (if any) if exercised.

(d) The Basic Rent per square foot for the Opportunity Space shall be equal to Prevailing Market as described below, Landlord shall advise Tenant of the applicable Basic Rent rate for the Opportunity Space and Tenant, within 10 days thereafter, shall either (i) give Landlord final binding written notice (" Binding Notice") of Tenant's exercise of its option for the Opportunity Space, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 10 day period, the First Opportunity shall automatically become null and void and the Landlord will have the right to lease such space to a third party. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into a lease amendment as provided below. If Tenant provides Landlord with a Rejection Notice, landlord and Tenant shall work together in good faith for a period of twenty (20) days after the date of Tenant's Rejection Notice to agree upon the Prevailing Market rate for the Opportunity Space. Upon agreement Tenant shall provide Landlord with Binding Notice and Landlord and Tenant shall enter into the lease amendment as provided below. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Opportunity Space within twenty (20) days after the date on which Tenant provides Landlord with a Rejection Notice, Tenant, by written notice to Landlord (the "Arbitration Notice") given within three (3) business days after the expiration of such twenty (20) day period, shall have the right to have the Prevailing Market Rate determined in accordance with the following procedures. If Tenant fails to exercise its right to arbitrate, First Opportunity shall automatically become null and void and the Landlord will have the right to lease such space to a third party.

(e) If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall meet and each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, Landlord and Tenant, within three (3) business day after the exchange of Estimates, shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in the city or county in which the Building is located, with working knowledge of current rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds and MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Basic Rent rate for the Opportunity Space. If either Landlord or Tenant fails to appoint an appraiser within the three (3) business day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within the twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the appraiser shall make its determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Basic Rent rate for the Opportunity Space. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons, to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Prevailing Market rate has not been determined by the commencement date of the Opportunity Space, Tenant shall pay Basic Rent at the rate initially determined by Landlord until such time as the Prevailing Market rate has been determined. Upon such determination, the Basic Rent for the Opportunity Space shall be retroactively adjusted to the commencement date of the Opportunity Space. If such adjustment results in an underpayment of Basic Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Basic Rent by Tenant, Landlord shall credit such overpayment against the next installment of Basic Rent due under the lease and, to the extent necessary, and subsequent installments until the entire amount of such overpayment has been credited against Basic Rent.

(f) The Opportunity Space shall be subject to the same terms and conditions as in this Lease (as modified by this Schedule), except Tenant shall not be entitled to the same Rent Free Period (if any), Landlord's Work (if any), or Tenant Improvement Allowance (if any) granted under this Lease, and the Tenant's Proportionate Share will be increased accordingly.

(g) The Tenant agrees to accept the Opportunity Space in its then condition at the Opportunity Space Commencement Date.

(h) The Tenant agrees to execute a lease amendment agreement in form reasonably acceptable to Landlord and Tenant to give effect to the First Opportunity to Lease if exercised by the Tenant.

(i) The Tenant's First Opportunity to Lease is a personal right of the Tenant and automatically expires on any Transfer (other than any sublease by Tenant with Landlord's consent of less than 20,000 square feet for no more than three
(3) years) whether or not the same is with the consent of the Landlord, except that Tenant shall be permitted to transfer Tenant's First Opportunity to Lease to Controlled Tenant.

                                 SCHEDULE "M-2"

                                  USE OF ROOF

Tenant shall be permitted to install on the roof of the Building certain telecommunication equipment, including but not limited to a satellite dish (collectively, "ROOFTOP EQUIPMENT"). The exact location of the space on the roof on which the Rooftop Equipment is located shall be designated by Tenant, subject to Landlord's prior consent, which consent shall not unreasonably be withheld, conditioned or delayed (the "ROOF SPACE"). Landlord reserves the right to require that Tenant relocate the Rooftop Equipment to alternate Roof Space reasonably acceptable to Tenant as required by Landlord. Tenant's right to install the Rooftop Equipment shall be subject to Landlord's prior written approval, which approval shall not unreasonably be withheld, conditioned or delayed by Landlord, with respect to the plans and specifications of the Rooftop Equipment, the manner in which the Rooftop Equipment is attached to the Roof Space and the manner in which any cables are run to and from the Rooftop equipment. Any alteration or modification of the Rooftop Equipment or any associated cabling after the plans and specifications have been approved shall require Landlord's prior written approval, which approval shall not unreasonably be withheld, conditioned or delayed by Landlord. Upon termination of the Lease, Tenant shall remove the Rooftop Equipment and restore affected parts of the Building to their condition immediately prior to Tenant's installation of the Rooftop Equipment. The Rooftop Equipment shall only be used by Tenant and its permitted assignees and subtenants. Tenant shall be responsible for any damage to the Building and any injury to person or property caused by installing, maintaining or removing the Rooftop Equipment. Any work required to restore the roof or any other part of the Building from any damage occasioned by the installation, maintenance or removal of the Rooftop Equipment shall be borne by Tenant. Tenant shall also be responsible for the cost of eliminating any interference caused by the Rooftop Equipment and/or installation thereof. The installation, maintenance and removal of the Rooftop Equipment shall be subject to the obligations imposed upon the Tenant in the Lease with respect to the Tenant's use and occupancy of the Leased Premises. Tenant shall indemnify and hold harmless Landlord from any liability in connection with Tenant's installation, maintenance, replacement, removal and/or operation of the Rooftop Equipment. Landlord expressly disclaims any representation or warranty with respect to condition of the roof of the Building for purposes of receiving Tenant's Rooftop Equipment. Tenant shall, at Tenant's sole cost and expense, comply with all requirements of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to Tenant's installation, operation, use and removal of the Rooftop Equipment. Tenant shall bear all costs of obtaining permits for the installation and operation of the Rooftop Equipment. Tenant shall pay any personal property taxes assessed on, or any portion of such taxes attributable to, the Rooftop Equipment. Landlord agrees that Tenant, upon reasonable prior notice to Landlord (which notice only for purposes of this sentence shall be given telephonically to Landlord's property manager), shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Rooftop Equipment, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits. Installation and maintenance of the Rooftop Equipment shall be performed solely by Tenant's contractors, which have been approved by Landlord in its sole but reasonable discretion. Notwithstanding the foregoing, Landlord may require Tenant to use a roofing contractor selected by Landlord to perform any work that could damage, penetrate or alter the roof and an electrician selected by Landlord to install any cabling on the roof or in the Building. Landlord may require anyone going on the roof to execute in advance a liability waiver satisfactory to Landlord, in Landlord's sole but reasonable discretion. Tenant acknowledges that Landlord may decide, in its sole but reasonable discretion, from time to time, to repair or replace the roof (hereinafter "ROOF REPAIRS"). If Landlord elects to make Roof Repairs, Tenant shall, upon Landlord's request, if reasonable necessary to complete the Roof Repairs, temporarily remove the Rooftop Equipment so that the Roof Repairs may be completed. The cost of removing and reinstalling the Rooftop Equipment shall be paid by Tenant, at Tenant's sole cost and expense. Landlord shall not be liable to Tenant for any damages, lost profits or other costs or expenses incurred by Tenant as the result of the Roof Repairs.

                                 SCHEDULE "M-3"

This instrument was prepared by
and upon recordation should be
returned to:
________________________________
________________________________
________________________________
________________________________

             SUBORDINATION, NON-DISTURBANCE & ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE & ATTORNMENT AGREEMENT ("Agreement") made and entered into this__________ day of ________, 19 ______, by and among ______________, a _____________, whose mailing address is ____________________
___________________________ (the "Landlord"), ________________, a whose mailing address is ______________ (the "Tenant"), and STATE FARM LIFE INSURANCE COMPANY, an Illinois corporation, whose mailing address is One State Farm Plaza, Bloomington, Illinois 61710 ("State Farm");

                                   WITNESSETH:

      WHEREAS, Landlord and Tenant have heretofore entered into a certain lease (the "Lease") dated ______________, 19 ____ with respect to and governing the terms of Tenant's use and occupancy of all or a portion of certain real estate and improvements legally described on Exhibit A attached hereto and made a part hereof (the "Premises"); and

      WHEREAS, State Farm, as a condition to making a loan to landlord in the principal amount of _________ (the "Loan"), which is to be secured by a Mortgage and Security Agreement executed by Landlord to and in favor of State Farm (the "Mortgage") consisting a first lien upon and encumbering the Premises, and further secured by an Assignment of Rents and Leases executed by Landlord to and in favor of State Farm (the "Assignment of Rents and Leases") assigning to State Farm all leases of and all rents derived from the Premises, has required the execution of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and to induce State Farm to make said Loan and to accept said Mortgage upon said Premises as security for the Loan and in consideration of the sum of One Dollar ($ 1.00) by each of the parties hereto paid to the other, receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant, stipulate and agree as follows:

      1. The Lease, and any and all modifications thereof and amendments thereto, all of Tenant's rights thereunder and Tenant's leasehold interest and estate in the Premises shall be and are hereby made junior, inferior, subordinate and subject in all respects to the lien and encumbrance of the Mortgage on the Premises and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage, to the full extent of the principal sum secured thereby, all interest thereon and all other sums due or hereafter becoming due thereunder.

      2. Tenant agrees that it shall promptly deliver or mail to State Farm a copy of each written notice given by Tenant to Landlord of a default by the Landlord under the Lease. Tenant further agrees that if, within the time provided in the Lease to cure defaults thereunder, State Farm, at its option, shall elect to perform or cause to be performed the obligations with respect to which Landlord is in default under the Lease, as specified in such written notice, any right of Tenant to terminate the Lease by reason or on account of such default of Landlord shall cease and be null and void.

      3. Tenant is advised and hereby acknowledges that the Mortgage, Assignment of Rents and Leases and other documents which evidence and secure the Loan (collectively the "Loan Documents") grant and provide to State Farm the right to collect rents and other sums payable under the Lease (collectively, the "Rents") directly from Tenant upon the occurrence of an Event of Default by Landlord under the Loan Documents; Landlord and Tenant hereby agree that upon Tenant's receipt from State Farm of written notice of the occurrence of any Event of Default by Landlord under the Loan Documents, Tenant shall thereafter pay all Rents directly to State Farm (or as State Farm shall direct).

      4. State Farm agrees that in the event it should become necessary for State Farm to foreclose the Mortgage, and provided that Tenant is not in default of its obligations under the Lease beyond applicable notice and cure periods (if any) set forth in the lease, Tenant shall be entitled to continue in possession of the Premises undisturbed. State Farm further agrees that unless required by law, State Farm will not join Tenant as a defendant in any such foreclosure proceedings, and if such joinder is required by law, State Farm will not seek to terminate the Lease or Tenant's possession of the Premises.

      5. It is further agreed that in the event state Farm should succeed to the interest of the Landlord under the Lease, State Farm agrees to be bound to the Tenant under the Lease. The Tenant agrees from and after such event to attorn to State Farm. From the date of acquisition, Tenant shall have the same rights and remedies against and obligations to State Farm that Tenant has against and to the prior Landlord for any default that is in existence and continues beyond the date of acquisition, as if the default occurred on the date of State Farm's acquisition. However, State Farm shall not be:

            (a) liable for the consequences of any act or omission of the prior Landlord that occurred prior to State Farm's acquisition;

            (b) subject to any offsets or defenses which the Tenant might have against the prior Landlord, for acts, omissions, or defaults which occurred prior to State Farm's acquisition;

            (c) bound by any rent or additional rent which the Tenant might have paid in advance for more that one month;

            (d) bound by any amendment or modification of the Lease made after the date of this Agreement without State Farm's prior written consent; or

            (e) liable for any security deposit, unless actually received by State Farm from the prior Landlord.

      6. Tenant agrees that notwithstanding anything to the contrary contained in this Agreement, in the Lease or in any other instrument, any interest of the Tenant in or under any option to purchase or right of first refusal of, or with respect to all or any part of the Premises is hereby specifically subordinated to the rights of State Farm under the Mortgage and other Loan Documents and such option to purchase or right of the first refusal shall not be binding upon State Farm, its successes and assigns.

      7. This Agreement shall be binding upon and inure to the benefit of the parties hereto and shall also bind and benefit the heirs, legal representatives, successors and assigns of the respective parties hereto, and all covenants, conditions and agreements herein contained shall be construed as running with the title to the land comprising the Premises.

      8. Landlord and Tenant hereby waive to the fullest extent permitted by applicable law, the right to trial by jury in any action, proceeding or counterclaim filed by any party, whether in contract, tort or otherwise relating directly or indirectly to this Agreement or any acts or omissions of the Landlord and Tenant in connection therewith or contemplated thereby.

      IN WITNESS WHEREOF, the parties hereto have caused these present to be executed as of the day and year first above written.

[Witnesses, if required]                         [Signature block for Landlord]

[Witnesses, if required]                         [Signature block for Tenant]

[Witnesses, if required]          STATE FARM LIFE INSURANCE COMAPNY,
                                        an Illinois corporation

                                        By:
                                            ------------------------------------

                                        Its:
                                            ------------------------------------

                                        By:
                                            ------------------------------------

                                        Its:
                                            ------------------------------------

                                  Address:

                                  One State Farm Plaza
                                  Bloomington, Illinois 61710
                                  Corporate Law-Investments E-8
                                  Attn: (Name of Attorney)

                        [Appropriate Acknowledgments for each of
                             Landlord, Tenant and State Farm
                             sufficient for recording purposes]